As filed with the Securities and Exchange Commission on August 3, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                        ---------------------------------
                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
             (Exact name of Registrant as specified in its charter)

         Delaware                        6162                    13-3949418
(State or other jurisdiction (Primary Standard Industrial     (I.R.S. Employer
      of organization)        Classification Code Number)    Identification No.)
                        ---------------------------------
                               625 Madison Avenue
                            New York, New York 10022

                                 (212) 421-5333

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ---------------------------------
                                STUART J. BOESKY

                      President and Chief Executive Officer
                  Charter Municipal Mortgage Acceptance Company

                               625 Madison Avenue
                            New York, New York 10022

                                 (212) 421-5333

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       ---------------------------------
                                    Copy to:
                                MARK SCHONBERGER

                      Paul, Hastings, Janofsky & Walker LLP
                               75 East 55th Street

                            New York, New York 10022

                                 (212) 318-6859

                        ---------------------------------
Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                    ----------------------------------------
                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                               Proposed
                                             Amount to          Maximum          Proposed Maximum         Amount of
           Title of Securities                  be          Offering Price      Aggregate Offering     Registration Fee
            to be Registered               Registered(1)     Per Share (2)             Price                 (3)
------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest in      2,115,630         $12.28125        $25,982,580.9375          $1,610.41
the Registrant
========================================================================================================================

(1) Represents the maximum number of common shares of beneficial interest in the Registrant estimated to be issuable to holders of shares of beneficial interest in American Tax Exempt Bond Trust in the proposed merger of American Tax with and into a wholly-owned subsidiary of the Registrant. Includes 21,156 common shares of beneficial interest in the Registrant that would be issuable to Related AMI Associates, Inc. in respect of its 1% interest in all items of income, loss and distributions in American Tax.
(2) Estimated solely for the purpose of determining the Registration Fee in accordance with Rule 457(f) of the rules and regulations under the Securities Act of 1933, as amended. Pursuant to Rule 457(f), the proposed maximum offering price per share of the common shares of beneficial interest in the Registrant is based upon the average of the high and low reported sales prices of the such shares on the American Stock Exchange Composite Transaction Tape on November 3, 1999. The day prior to the filing of the preliminary proxy materials pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.
(3) Pursuant to Rule 0-11(a)(2) under the Securities Exchange Act of 1934, as amended, the total registration fee of $6,859.41 (calculated by multiplying the proposed maximum aggregate offering price by .000264) was reduced in amount by $5,249.00, the filing fees paid pursuant to Securities Exchange Act of 1934 Rule 0-11 in connection with the filing of the preliminary proxy materials of American Tax with the Securities and Exchange Commission on November 4, 1999. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                         AMERICAN TAX EXEMPT BOND TRUST

                               625 Madison Avenue

                            New York, New York 10022

Dear Shareholders,

         The manager of American Tax Exempt Bond Trust, Related AMI Associates, Inc., and the Board of Trustees of Charter Municipal Mortgage Acceptance Company are pleased to present to you for your approval the proposal to merge your fund, American Tax, with and into a wholly-owned subsidiary of CharterMac. If the merger is completed, you will receive 1.43112 CharterMac common shares for each American Tax share you own. CharterMac common shares trade on the American Stock Exchange under the symbol "CHC".

         You are being asked to approve the following proposals:

         o the merger of American Tax with and into a subsidiary of CharterMac;

         o the amendments to American Tax's trust agreement which will allow the merger.

         Please take the time to vote on the proposals by completing and mailing the enclosed consent form to American Tax in the enclosed self-addressed envelope. The deadline for returning the enclosed consent form is October ___ 2000, which date may be extended.

         There are risks involved in the merger. In determining whether to approve the merger, you should consider such risks, which include the risk that:

         o you will not know the value of the merger consideration at the time you give your consent.

         o you will no longer be a shareholder in an entity which is structured to acquire a fixed amount of assets, sell those assets and distribute the proceeds to you.

         o if the merger were to have occurred at CharterMac's 52 week low as of August 1, 2000, the CharterMac common shares received by all American Tax shareholders in the merger would reflect an aggregate value for their American Tax shares of $23,800,838 which is $1,684,544 less than the fair market value of American Tax's net assets as of March 31, 2000.

         o the managers of both American Tax and CharterMac are owned and controlled by the same people and they share the same legal counsel.

         o American Tax shareholders will be required to pay capital gains tax as a result of the merger but will not receive a special cash distribution for the payment of such tax.

         For a detailed description of the risks involved in the merger, you should read the section of the consent statement-prospectus entitled "Risk Factors" on page [__].

         All of the proposals require the affirmative vote of the holders of a majority of the outstanding American Tax shares entitled to vote on the proposals. CharterMac's board of trustees has only approved the merger if it can pay for the transaction using only its common shares.

                                            Sincerely,



                                            Stuart J. Boesky
                                            Director and President of Related
                                            AMI Associates, Inc., Manager

                                            American Tax Exempt Bond Trust


/293812.1

Neither the SEC nor any state securities regulators have approved the CharterMac common shares to be issued in the merger or determined if this consent statement- prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.




         This consent statement-prospectus provides you with detailed information about the proposed merger. American Tax and CharterMac encourage you to read this document carefully. In addition, you may obtain information about American Tax or CharterMac from documents which have been filed with the Securities and Exchange Commission.

                   Consent statement-prospectus dated August [__], 2000

                   and first mailed to shareholders on August [__], 2000




/293812.1

                         AMERICAN TAX EXEMPT BOND TRUST

                               625 Madison Avenue
                               New York, NY 10022

                         NOTICE OF CONSENT SOLICITATION

TO THE SHAREHOLDERS OF AMERICAN TAX EXEMPT BOND TRUST:

         NOTICE IS HEREBY GIVEN that the manager of American Tax Exempt Bond Trust, Related AMI Associates, Inc., is soliciting the consent of the holders of shares of beneficial interest of American Tax to the following proposals:

         o Approval and Adoption of Merger Agreement: To approve and adopt the merger agreement, dated as of November 2, 1999, among American Tax, Charter Municipal Mortgage Acceptance Company and CM Holding Trust, a wholly-owned subsidiary of CharterMac, pursuant to which American Tax will be merged with and into CM Holding, with CM Holding being the surviving business trust.

         o Removal of Section 23.2 from Trust Agreement: To approve and adopt an amendment to American Tax's trust agreement to remove Section 23.2, to be effective immediately prior to the merger, which contains a provision which may otherwise grant American Tax shareholders who vote "no" on the proposed merger, the choice of
              (a) accepting CharterMac common shares or (b) either (1) remaining a shareholder of American Tax or (2) receiving cash for their American Tax shares equal to each American Tax shareholder's pro rata share of the appraised value of the net assets of American Tax.

         o Removal of Section 23.3(a) through (d) from Trust Agreement: To approve and adopt an amendment to American Tax's trust agreement to remove Sections 23.3(a) through (d), to be effective immediately prior to the merger, which contain restrictions that could be construed to prohibit the consummation of the merger.

         o Removal of Section 15.4.9 from Trust Agreement: To approve and adopt an amendment to American Tax's trust agreement to remove
              Section 15.4.9, to be effective immediately prior to the merger, which contains a provision which could be construed to otherwise prevent Related AMI or its affiliates, including for this purpose CharterMac, from purchasing first mortgage bonds from American Tax in the merger.

        o Extension of Solicitation Period: To approve, if necessary, the extension of the solicitation period.

         All of the proposals require the affirmative vote of the holders of a majority of the outstanding American Tax shares entitled to vote on the proposals, except the extension of the solicitation period, which only requires the majority of votes cast. Consummation of the merger is conditioned on the approval of the amendments to the American Tax trust agreement.

         The close of business on August 1, 2000 has been fixed as the record date for determining those shareholders entitled to consent to the proposals. Only shareholders of record on the record date are entitled to notice of and to consent to the proposals. The deadline for returning the enclosed consent form is no later than October ___, 2000, which date may be extended by Related AMI with the requisite shareholder vote.

                            By order of the Board of Directors of Related AMI Associates, Inc., Manager


                            -------------------------------------------------
                            Teresa Wicelinski

                            Secretary, Related AMI Associates, Inc.


August [___], 2000
New York, New York

         Please complete, date, sign and return the enclosed consent form in the enclosed envelope, which requires no postage if mailed in the United States.


/293812.1


                                                 TABLE OF CONTENTS


                                                                                                               Page
SUMMARY...........................................................................................................1
     Introduction.................................................................................................1
     The Companies................................................................................................2
     Ownership Structure..........................................................................................2
     Recommendation of Related AMI Associates Inc. ...............................................................4
     No Right to Demand an Appraisal of Your American Tax Shares..................................................7
     Risks of the Merger .........................................................................................7
     Conflicts of Interest........................................................................................7
     Federal Income Tax Consequences of the Merger................................................................7
     Comparison of Compensation and Distribution Paid to Managers as a Result of the Merger.......................9
     Ownership of CharterMac Following the Merger................................................................10
     Effect of Merger on American Tax Shareholder Plans..........................................................10
     Unaudited Comparative Per Share Data........................................................................10
     Unaudited Historical Comparative/Pro Forma Per American Tax Share...........................................11
     Record Date; Vote Required for Approval of Proposals; Revocation of Consent by American Tax
         Shareholders............................................................................................11
     Opinions of Financial Advisors..............................................................................11
     Appraisal Report and Valuations.............................................................................12
     Conditions to Completion of the Merger......................................................................12
     Termination of the Merger Agreement; Expenses...............................................................13
     Waiver and Amendment........................................................................................13
     Accounting Treatment........................................................................................13
     Regulatory Approvals .......................................................................................13
     Selected Financial Data.....................................................................................14
     Selected Consolidated Historical and Pro Forma Financial Data of CharterMac.................................14

RISK FACTORS.....................................................................................................17
     You will not know the value of the merger consideration at the time consents for the merger are due.........17
     Upon the merger, you will no longer own shares in a finite life entity......................................17
     The exchange ratio is based on CharterMac's stock price eleven months ago...................................17
     American Tax is more restricted in the amount and type of debt it can incur than is CharterMac..............17
     American Tax shareholders are subject to market risks arising from  share price fluctuations................18
     Issuance of additional CharterMac common shares may result in dilution to CharterMac shareholders and price reductions.......................................................................18
     Immediate sales may adversely affect the market value of the CharterMac common shares.......................18
     The American Tax shareholders will have no dissenters' appraisal rights.....................................19
     CharterMac and American Tax made forward-looking statements in this consent statement-
         prospectus.  These forward-looking statements may not prove to be accurate..............................19

CONFLICTS OF INTEREST............................................................................................20

AMERICAN TAX CONSENT SOLICITATION................................................................................22
     Matters To Be Considered....................................................................................22
     Recommendation of Related AMI...............................................................................24
     Consent Solicitation Procedures.............................................................................24
     Expense of Solicitation and Proposals.......................................................................24
THE MERGER.......................................................................................................26



/293812.1



                                                                                                               Page
     Background of the Merger....................................................................................26
     How the Merger Consideration Was Determined.................................................................29
     Recommendation of Related AMI and American Tax's Reasons for the Merger.....................................30
     Opinion and Valuation of American Tax's Financial Advisor...................................................35
     Appraisal and Valuation Delivered to American Tax...........................................................52
     Valuation of American Tax's Net Assets by McDonald Investments..............................................55
     Recommendation of the CharterMac Board of Trustees and CharterMac's Reasons for the Merger..................55
     Opinion of CharterMac's Financial Advisor...................................................................56
     Appraisal Delivered to CharterMac...........................................................................64

COMPARISON OF BENEFITS AND DETRIMENTS OF
     ALTERNATIVES TO MERGER......................................................................................65
     General.....................................................................................................65
     Summary of the Alternatives.................................................................................65
     Comparison of Alternatives to the Proposals.................................................................67

THE MERGER AGREEMENT.............................................................................................75
     Conversion of Shares........................................................................................75
     Exchange of Certificates; Fractional Shares.................................................................75
     Time of the Merger..........................................................................................76
     Waiver of Deferred and Unpaid Fees..........................................................................76
     Representations and Warranties..............................................................................76
     Conditions to Completion of the Merger......................................................................76
     Solicitation................................................................................................77
     Termination of the Merger Agreement.........................................................................78
     Extension, Waiver and Amendment of the Merger Agreement.....................................................78
     Expenses....................................................................................................79
     Accounting Treatment........................................................................................79
     Stock Exchange Listing......................................................................................79

FEDERAL INCOME TAX CONSEQUENCES..................................................................................80
     The Merger..................................................................................................80
     The Waiver..................................................................................................82
     Merger Expenses.............................................................................................83

INFORMATION ABOUT CHARTERMAC.....................................................................................84
     Structure of CharterMac.....................................................................................86
     Managing Trustees And Executive Officers....................................................................87
     Statutory Trustee...........................................................................................89
     Committees of the CharterMac Board of Trustees..............................................................89
     Beneficial Ownership of CharterMac common shares............................................................89
     Related Charter.............................................................................................90
     Beneficial Ownership........................................................................................92
     Certain Relationships and Related Transactions..............................................................92
     Compensation, Reimbursements and Distributions to Related Charter...........................................93
     Description of CharterMac Subsidiary's Preferred Shares.....................................................94

INFORMATION ABOUT AMERICAN TAX...................................................................................96
     American Tax's Business.....................................................................................96
     Description of American Tax's Investments...................................................................96


/293812.1




                                                                                                               Page
     Management and Additional Information.......................................................................97
     Certain Relationships and Related Transactions..............................................................98
     Ownership of Underlying Property by an Affiliate............................................................99
     Security Ownership of Beneficial Owners of American Tax Shares..............................................99

PRICE RANGE OF SHARES AND DISTRIBUTIONS.........................................................................100
     CharterMac.................................................................................................100
     American Tax...............................................................................................101

CHARTERMAC COMMON SHARES AND COMPARISON
     OF SHAREHOLDER RIGHTS......................................................................................103
     Description of the CharterMac Shares.......................................................................103
     Comparison of Rights of CharterMac Shareholders and American Tax Shareholders..............................104

APPRAISAL RIGHTS................................................................................................111

LEGAL MATTERS...................................................................................................111

EXPERTS.........................................................................................................111

AVAILABLE INFORMATION...........................................................................................111

INCORPORATION OF INFORMATION BY REFERENCE.......................................................................112

PRO FORMA FINANCIAL INFORMATION.................................................................................114
     Introduction...............................................................................................114


APPENDICES
Appendix A          Merger Agreement
Appendix B          Fairness Opinion Of Legg Mason Wood Walker Incorporated To The CharterMac
                    Board of Trustees, Dated October 26, 1999
Appendix C          Fairness Opinion Of McDonald Investments Inc. To Related AMI, Dated as of
                    November 1, 1999
Appendix D          Amendments to Amended And Restated Business Trust Agreement Of American Tax
Appendix E          Summarization Letter Of Cushman & Wakefield of Florida, Inc., Dated October 20,
                    1999
Appendix F          Valuation Letter Of McDonald Investments Inc., Dated as of November 1, 1999


NOTE: We have included with this consent statement-prospectus the following reports for each of American Tax and CharterMac:

         o Form 10-K/A-1 for the year ended December 31, 1999 (as amended and restated) o Form 10-Q/A-1 for the three month period ended March 31, 2000 (as amended and restated)

/293812.1

                                     SUMMARY

Introduction

         Your fund, American Tax Exempt Bond Trust, is asking you to approve the merger of American Tax with and into CM Holding Trust, a wholly-owned subsidiary of Charter Municipal Mortgage Acceptance Company, which calls itself CharterMac and is traded on the American Stock Exchange under the symbol "CHC". CM Holding will be the surviving entity. As consideration in the merger, you will have the right to receive 1.43112 CharterMac common shares for each American Tax share you own. If approved, the merger is expected to be completed in the third quarter of 2000.

         Original Distribution Policy. As described in the prospectus you received if you invested in American Tax during its initial offering, American Tax has always attempted to maintain a stable distribution rate. The distribution rate was set at the rate American Tax expected to be able to pay after it had fully invested the proceeds of its initial offering. American Tax's initial offering was a blind pool which means that it raised proceeds in advance of identifying investments. The initial distribution rate was set at a level which American Tax believed it could maintain after the acquisition stage was completed, based upon certain internal assumptions about American Tax's future operations.

         Throughout its offering and acquisition stages, American Tax maintained the distribution level it expected to achieve post-acquisition stage by implementing the policy described in the prospectus of supplementing the distributions with proceeds from the amortization and repayment of its short-term investments.

         New Distribution Policy. When American Tax's acquisition stage was completed at the end of 1997, American Tax realized that the actual performance of its investment portfolio would not support the initial distribution rate that it had set based on its original internal assumptions. American Tax's new distribution policy, adopted in the first quarter of 1998, calls for quarterly distributions that more closely reflect the actual, rather than the originally expected, collections of interest payments on its portfolio. However, rather than implement this new policy immediately, American Tax determined to seek alternative ways to maintain the current distribution rate. During this time, American Tax continued to pay distributions at the current rate by supplementing its actual earnings with the amortization and repayment proceeds from its short-term investments.

         In addition, although under no obligation to do so, over the last eight quarters, including the quarter ended March 31, 2000, American Tax's manager, Related AMI Associates, Inc., has deferred payment of expenses, reimbursements and fees payable to it in order to further supplement the cash available to maintain the current distribution rate. American Tax will soon deplete the remaining amortization and repayment proceeds from its short-term investments. In addition, Related AMI has recently indicated that it is no longer willing to continue to defer receipt of expenses, reimbursements and fees it is owed.

         Maintenance of Existing Distribution Level. Related AMI is recommending approval of the proposals contained in this consent solicitation in order to prevent a significant reduction in the distributions currently received each quarter by American Tax shareholders. Related AMI expects that if the merger is approved, American Tax shareholders will receive annual per share distributions from CharterMac which are expected to be only slightly less than the level of distribution that American Tax shareholders currently receive, based upon the number of CharterMac common shares they will receive and the current distribution being paid on CharterMac common shares, and significantly greater than the distributions which would be paid to you under American Tax's new distribution policy. Furthermore, while American Tax's distribution level has been supplemented by a return of capital and the deferral of fees by Related AMI, the distributions from CharterMac have always been, and are expected to continue to be, paid exclusively from interest collected on its bond investments.

         Related AMI's Waiver of Unpaid Fees. If the merger is completed Related AMI will also waive the payment of all deferred and unpaid fees, reimbursements and expenses due to Related AMI by American Tax through June 30, 1999. The deferred fees, reimbursements and expenses due to Related AMI totaled $766,747 at June 30, 1999. However, if the merger is consummated, CharterMac's manager, Related Charter, L.P., will be paid an acquisition fee by CharterMac in the amount of $475,500 in connection with CharterMac's acquisition of the first mortgage bonds from American Tax as part of the merger. Since American Tax shareholders will own 9.3% of CharterMac's shares following the merger, American Tax shareholders will, in effect, be paying 9.3% or $44,200 of this $475,500 fee due to Related Charter.


/293812.1

         Opportunity for Growth. Finally, Related AMI believes that American Tax's current structure and investment policy have prevented it from both taking advantage of the favorable investment opportunities that exist for tax-exempt multifamily bonds and benefitting from the stable trading market for tax exempt real estate securities. This is so because American Tax is restricted from incurring debt or raising capital to expand the size of its portfolio of investments and thereby further diversify its investments.

The Companies

         The business of both American Tax and CharterMac are substantially identical. Each company primarily invests in bonds which are not subject to federal income tax on the holder. The bonds are issued by various state or local governments or their agencies or authorities and secured by first mortgage loans on the underlying properties developed by third party developers. Neither CharterMac nor American Tax is a government affiliated or sponsored enterprise. The day-to-day operations of both American Tax and CharterMac are managed by outside managers: Related AMI Associates, Inc. is American Tax's manager and Related Charter, L.P. is CharterMac's manager. Both managers have subcontracted with Related Capital Company for the performance of management services.

         Related AMI and Related Charter are affiliated companies in that Stephen M. Ross, Alan P. Hirmes and Stuart J. Boesky are the sole owners or controlling principals of each company.

         Both CharterMac and American Tax are located at 625 Madison Avenue, New York, New York 10020, (800) 600-6422. Set forth below are tables which depict the historical operating history of CharterMac and American Tax.

Ownership Structure

         Parties Involved in the Merger. To help you better understand the proposed transaction, we are listing below the various entities involved in the merger, the name which we will use to refer to each of them and their relationship to the transaction:

Full Name                             Shorthand Name     Relationship to the Transaction

American Tax Exempt Bond              American Tax       Your fund
Trust

CharterMac Holding Trust              CM Holding         The entity into which American
                                                         Tax will merge

Charter Municipal Mortgage            CharterMac         The entity which is the parent of
Acceptance Company                                       CM Holding and whose shares
                                                         you will receive in the merger
Related AMI Associates, Inc.          Related AMI        The manager of American Tax
Related Charter, L.P.                 Related Charter    The manager of CharterMac
Related Capital Company               Related Capital    The operating affiliate of
                                                         Related AMI and Related
                                                           Charter

         Diagrams. The diagrams set forth below illustrate the ownership of American Tax and CharterMac at the date of this consent statement-prospectus and following the consummation of the merger.



/293812.1

[GRAPHIC OMITTED]



/293812.1

Recommendation of Related AMI Associates Inc. (page [__])

         Detriments of the Merger. Related AMI believes that the following are the detriments associated with the proposed merger:

              o the merger consideration is a fixed number and will not be adjusted.

              o that you may have originally invested in American Tax because it was structured as an entity which would sell its assets and distribute the proceeds to you and may not want to own an interest in an ongoing business.

              o that the structure of the transaction requires the elimination of the cash-out option and the prohibition on sales to affiliates which were protections afforded to you in the American Tax trust agreement in the event of a transaction such as this merger due to the structure of the merger.

              o the perceived conflict of interest of Related AMI since it is owned by the same entities that own Related Charter.

         Benefits of the Merger. Related AMI believes that the following are the benefits associated with the proposed merger:

              o   ability   to   continue   to   receive  a  greater   level  of
                  distributions than you could expect to receive under American Tax's new distribution policy.

              o ability to have a distribution paid solely from interest received on bond investments and not supported by a return of capital or accrual of fees owed to its manager.

              o liquidity associated with owning shares in a company listed on the American Stock Exchange.

              o As of June 30, 1999, which is the date the exchange ratio was determined, the merger consideration to be received by the American Tax shareholders was above the then current fair market value of American Tax's net assets after taking into account the fact that Related AMI is willing to waive deferred and unpaid expenses, reimbursements and fees due as of June 30, 1999.

              o because Related Charter is familiar with American Tax's assets, the transaction costs associated with the merger should be approximately $890,000 lower than if American Tax were merged with a third party.

              o because as of December 31, 1999 CharterMac owns 69 mortgage bonds with a fair market value of $587,892,000 and American Tax owns only 4 mortgage bonds with a fair market value of $27,191,567, you will own shares in a company with significantly greater diversification.

              o ability to benefit from the future growth associated with an open ended, infinite life company.

         Based upon Related AMI's evaluation of the consideration to be received by American Tax in the merger, the opinion of McDonald Investments Inc., a KeyCorp Company, the appraisal reports of Cushman & Wakefield and the valuation letter of McDonald Investments, and after considering all of the disadvantages and advantages of the merger, as well as the amendments to American Tax's trust agreement, and Related AMI's conclusion that American Tax will not be able to maintain its current distribution, Related AMI believes that the merger is fair to you and recommends that you vote for approval and adoption of the merger and the amendments to American Tax's trust agreement. However, such recommendation is subject to the conflicts of interests described in this consent statement.

/293812.1

Statistical Comparison of the Value of American Tax Shares to the Value of CharterMac common shares to be Received as Merger Consideration.

         The following table shows the imputed value that is being offered for your American Tax shares using the following assumptions about the value of the CharterMac common shares:

              o the CharterMac common share high, low and mean price for the following periods:

                  o    the 30 days ended August 1, 2000 and March 31, 2000;

                  o the 52 weeks ended June 30, 1999 which is the date the conversion ratio was determined;

              o the analysis of McDonald Investments Inc., American Tax's financial advisor with respect to the merger;

              o the analysis of Legg Mason Wood Walker Incorporated, CharterMac's financial advisor with respect to the merger; and

              o the premium or discount of the foregoing imputed values to the net asset value of American Tax as of the following dates:

              o June 30, 1999 which is the date the conversion ratio was determined;

              o March 31, 2000 which is the end of the most recent calendar quarter.

                                                            CharterMac Share Price
                                                     high            low             mean
Historical
----------
                                                ------------     ------------   ---------------
CharterMac 30-day high, low and mean  trading
prices (as of August 1, 2000) ................   $    13.375      $   12.25      $     12.8125

Comparable American Tax value(1)(2) ..........   $    19.14       $   17.53      $     18.34

Percent Premium/(Discount) to American Tax
6/30/99 Net Asset Value(3) of $18.11 per share         5.69%          (3.20%)           1.27%

Percent Premium/(Discount) to American Tax
3/31/00 Net Asset Value(3) of $17.24 per share        11.02%           1.68%            6.38%



CharterMac 30-day high, low and mean  trading
prices (as of March 31, 2000) ................   $    12.25       $   11.75      $     12.00

Comparable American Tax value(1)(2) ..........   $    17.53       $   16.82      $     17.17

Percent Premium/(Discount) to American Tax
6/30/99 Net Asset Value(3) of $18.11 per share        (3.20%)         (7.15%)          (5.17%)

Percent Premium/(Discount) to American Tax
3/31/00 Net Asset Value(3) of $17.24 per share         1.68%          (2.44%)          (0.41%)



CharterMac 52-week high, low and mean  trading
prices (as of June 30, 1999) .................   $    14.88  $   11.00  $     12.94

Comparable American Tax value(1)(2) ..........   $    21.30  $   15.74  $     18.52


/293812.1

                                                               CharterMac Share Price
                                                           high          low        mean
                                                        -----------  ----------- -----------

Percent Premium/(Discount) to American Tax
6/30/99 Net Asset Value(3) of $18.11 per share .            17.59%   (13.07%)     2.28%

Percent Premium/(Discount) to American Tax
3/31/00 Net Asset Value(3) of $17.24 per share .            23.55%    (8.70%)     7.42%

McDonald Investments
                                                                        ------

Implied value of CharterMac common shares
based on tax-adjusted dividend yield as
contained in the analysis of McDonaldInvestments        $   13.00        N/A        N/A
Comparable American Tax value(1)(2) ............        $   18.60        N/A        N/A


Percent Premium/(Discount) to American Tax
6/30/99 Net Asset Value(3) of $18.11 per share .            2.71%       N/A        N/A

Percent Premium/(Discount) to American Tax
3/31/00 Net Asset Value(3) of $17.24 per share .            7.89%       N/A        N/A

Legg Mason
----------

CharterMac common share prices used to
determine the total cost of the merger based on
the number of shares issued in the fairness
opinion issued by Legg Mason ...................        $   13.13 $   12.44  $   12.78

Comparable American Tax value(1)(2) ............        $   18.79 $   17.80  $   18.29

Percent Premium/(Discount) to American Tax
6/30/99 Net Asset Value(3) of $18.11 per share .            3.76%    (1.69%)     0.99%

Percent Premium/(Discount) to American Tax .....            8.99%     3.25%      6.09%
3/31/00 Net Asset Value(3) of $17.24 per share


(1) These amounts are calculated by multiplying the conversion ratio (1.43112) by the high, low and mean, as applicable, of the CharterMac trading prices, and prices used by McDonald Investments and Legg Mason to determine the comparable value of the consideration payable to the American Tax shareholders.

(2) The conversion ratio was determined by taking American Tax's net asset value as of June 30, 1999 ($26,787,092) and adding back the liabilities for accounts payable to Related AMI ($766,747) and subtracting the estimated cost to American Tax of the merger as of October 15, 1999 ($427,421) and dividing that result ($27,126,418) by the sum of the number of American Tax shares outstanding as of June 30, 1999 plus the number of American Tax shares allocable to Related AMI in respect of its 1% interest in American Tax. The resulting adjusted value per American Tax share ($18.3362) was then divided by the June 30, 1999 closing price of CharterMac, $12.8125, to equal the conversion ratio of 1.43112. The value of each of American Tax's assets, the bonds, was computed by determining the present value of the principal and interest income stream to American Tax at rates between 7.5% and 12%, depending on the analysis of risk associated with collecting the principal and interest income stream.

(3) "Net asset value" is determined by taking the fair market value of American Tax's assets and subtracting its liabilities. American Tax's assets are comprised of investments in bonds, cash and cash equivalents, and accrued interest receivables. Its liabilities include amounts which are due to affiliates and accounts payable. American Tax determines the fair market value of its assets by calculating the present value of the anticipated income stream generated by the assets using a discount rate equal to the market interest rate of comparable assets. However, there is no assurance that American Tax would actually be able to sell its assets for the amount being attributed to their fair market value.

     The foregoing table shows, among other things, that based on the assumptions contained in the table, the comparable value of the CharterMac common shares you will receive in the merger could range from a premium as high as 23.55% to a discount as high as 13.07%. However, because the actual price of CharterMac common shares may fluctuate, the actual premium or discount to the value of American Tax's assets, if any, you may receive based on the value of American Tax's assets could be higher or lower than those indicated in the table.


/293812.1

No Right to Demand an Appraisal of Your American Tax Shares (page [__])

     You do not have appraisal rights with respect to the merger under Delaware law.

Risks of the Merger (page [__])

     There are risks involved in the merger.  These risks include:

            o You will not know the value of the merger consideration at the time you give your consent.

            o The fact that upon the exchange of your American Tax shares, you will no longer be a shareholder in an entity which is structured to acquire a fixed amount of assets, sell those assets and distribute the proceeds to you.

            o While American Tax is generally not permitted to incur debt in connection with its investment activities, CharterMac can incur debt in an amount equal to or less than 50% of its total asset value.

            o As a CharterMac shareholder, you will be subject to the risks of fluctuations of CharterMac's share price in the stock market.

            o The CharterMac common shares you receive in the merger will be subject to potential dilution from future equity offerings by CharterMac.

Conflicts of Interest

        There are conflicts of interest that arise in the merger. These conflicts include:

            o The managers of both American Tax and CharterMac are owned and controlled by the same people and they share common legal counsel. As a result, the terms of the merger were not determined as a result of arm's length negotiations between two independent parties.

            o Stuart J. Boesky and Michael B. Brenner, are both on the board of directors of Related AMI, and also serve on the board of trustees of CharterMac.

            o If the merger is consummated, Related Charter will be paid an acquisition fee by CharterMac in the amount of $475,500 in connection with the acquisition of American Tax's first mortgage bonds.

            o If the merger is consummated, with respect to the first mortgage bonds which CharterMac will acquire from American Tax, while Related Charter will receive a lower rate of annual fees on those bonds, those fees may be payable over a longer period of time than would have been the case if Related AMI had continued to manage the American Tax portfolio and that portfolio had been liquidated in accordance with the American Tax's original time-frame.

            o Related AMI owns a 1% interest in all items of income, loss and distributions in American Tax.

            o The fees Related Charter may receive under its fee structure may be greater than the total fees Related AMI would receive.

Federal Income Tax Consequences of the Merger (page [__])

     It is expected that, for United States federal tax purposes, you will recognize taxable income in an amount equal to any gain realized on the merger, but will not recognize the benefit of any tax loss realized on the merger. Your tax liability with respect to the gain will be the difference between the value, as of the closing of the merger, of the CharterMac common shares you will receive over your adjusted basis in your exchanged American Tax shares.

     For example, assuming the value of the CharterMac common shares on the date of the merger is $12.8125, which was the June 30, 1999 closing price, and the American Tax original shareholders' adjusted tax basis as of March 31, 2000 is $18.23, the gain expected to result from the merger will be $0.11 per share [price $12.8125 x exchange ratio 1.43112 -- tax basis $18.23 = gain $0.11].
American Tax shareholders will be required to pay capital gains tax as a result of the merger but will not receive a special cash distribution for the payment of such tax. The amount of this gain will fluctuate as a direct result of the change in value of CharterMac common shares and the continuation of American Tax's operations

/293812.1
up until the date of the merger. Certain shareholders that acquired their American Tax shares in the secondary market or through the reinvestment plan may recognize a different result.

/293812.1

Comparison of Compensation and Distribution Paid to Managers as a Result of the Merger

     The following table sets forth

         o the historical compensation and distributions (Historical) paid to the manager of American Tax, Related AMI, and its affiliates for the last three fiscal years and the three months ended March 31, 2000; and

         o the aggregate amount of compensation and distributions that would be paid to the successor manager, Related Charter, and its affiliates as well as Related AMI (now a common shareholder) during the same time periods as if the transaction had occurred on January 1, 1997 (Estimated).

                                            Three Months                       Year Ended December 31,
                                          Ended March 31,     ----------------------------------------------------------
                                                2000                 1999               1998               1997
                                        --------------------  ------------------ ------------------ --------------------
    American Tax
     Historical:                                                                   (In Thousands)
         Bond selection fees                          $    -             $     -             $    -              $    -
         Expense reimbursement                            22                  85                 78                  85
         Loan servicing fees                              15                  59                 59                  50
         Special distribution                             30                 119                119                  95
         Manager's distribution                            6                  24                 24                  24
                                        --------------------  ------------------ ------------------ -------------------
         Total                                        $   73             $   287             $  280               $ 254
                                        ====================  ================== ================== ===================

    CharterMac
    Estimated (a):

         Bond selection fees (b)                      $  112              $3,807             $2,352            $576 (g)
         Expense reimbursement(c)                        136                 398                388             114 (g)
         Loan servicing fees (d)                         411               1,397              1,045             573 (g)
         Special distribution (e)                        617               2,108              1,567             402 (g)
         Management fee (e)                                -                   -                  -             304 (g)
         Management Distribution(f)                        6                  21                 20             122 (g)
                                        --------------------  ------------------ ------------------ -------------------
         Total                                        $1,282              $7,731             $5,372              $2,091
                                        ====================  ================== ================== ===================


(a) The estimated numbers include the aggregate amount of all compensation that would have been paid to Related Charter during these respective periods including the compensation and distributions payable with respect to CharterMac's portfolio as it existed during these respective periods.

(b) In accordance with CharterMac's management agreement, CharterMac would have paid Related Charter a bond selection fee equal to $475,500 in 1997 for the American Tax first mortgage bonds acquired in the merger. The balance of the bond selection fee in 1997 and the other periods presented in the table reflect CharterMac's current operating activities.

(c) In accordance with CharterMac's management agreement, Related Charter would have been reimbursed its overhead cost for these respective periods for the proportional increase in the CharterMac asset portfolio as a result of the merger. These overhead costs are subject to certain maximum limits pursuant to the CharterMac management agreement and therefore, the estimated numbers include the addition of the historical American Tax expense reimbursements reduced by the following amounts: $18,893, for the three months, and $71,829, $64,525 and $73,699, respectively, for the full years.

(d) The compensation structure of the loan servicing fee does not change as a result of the merger. The historical and post-merger amounts equal .25% per annum of the outstanding principal amounts of the first mortgage bonds outstanding. Pursuant to servicing agreements between CharterMac and its subsidiaries, Related Charter may receive this fee from each respective subsidiary entity in the form of a loan servicing or management fee. However, regardless of the component and characterization of the subsidiary fees, the aggregate fees are limited to the overall asset base fee structure approved as part of the consolidation.


/293812.1

(e) Historically, the American Tax Special Distribution was equal to .5% of total invested assets with 1/2 payable currently and 1/2 payable upon the liquidation of the bonds. In accordance with CharterMac's management agreement, the Special Distribution on the total merged assets of American Tax has been reduced to .375%. Prior to the consolidation to form CharterMac (October 1, 1997), Summit Tax II paid an asset-based fee in the form of a management fee. After the consolidation to form CharterMac, the asset-based fee was recharacterized as a special distribution under the terms of the consolidation.

(f) Reflects manager's distribution paid to both Related AMI and Related Charter. As part of the merger, Related AMI will receive 21,156 common shares of CharterMac in respect of its 1% general partner interest in American Tax. Related AMI would have received distributions with respect to these 21,156 shares during the respective periods as follows: $5,606, for the three months ended March 31, 2000 and $21,051, $19,675 and $25,322. Related Charter, as the general partner of CharterMac, would also receive a distribution for the 11 shares it owns during the respective periods as follows: $3, for the three months ended March 31, 2000 and $11, $10 and $97,123. The year ended 1997 includes information for Summit Tax Exempt L.P. II (the predecessor partnership to CharterMac) for the nine months ended September 30, 1997 and CharterMac for the three months ended December 1997.

(g) Information prior to October 1, 1997 (the date CharterMac began operations) is only in respect to Summit Tax Exempt L.P. II, the predecessor partnership to CharterMac. Information subsequent to the date CharterMac began operations includes Summit Tax Exempt L.P. II and other partnerships which were consolidated to form CharterMac.

Ownership of CharterMac Following the Merger

         After the merger, former American Tax shareholders will own approximately 9.3% of the outstanding CharterMac common shares and present CharterMac shareholders will own approximately 90.7% of the outstanding CharterMac common shares.

Effect of Merger on American Tax Shareholder Plans

         Pending the vote on the merger and the other proposals contained in this consent statement- prospectus, Related AMI has suspended American Tax's reinvestment and redemption plans as of the quarter ending September 30, 1999.

Unaudited Comparative Per Share Data

         Related AMI has prepared the following pro forma and pro forma equivalent of one American Tax share comparison of net income, net asset value and distribution for the three months ended March 31, 2000 and the year ended December 31, 1999. The pro forma equivalent of one American Tax share is calculated by multiplying the number of CharterMac common shares to be received in the merger for each American Tax share, 1.43112, by the pro forma combined per share amounts.

     American Tax and CharterMac expect to incur integration charges as a result of the merger. American Tax and CharterMac also anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these expenses or benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the new company would have been had the businesses of American Tax and CharterMac been combined.


/293812.1

         The information in the following tables is based on, and should be read together with the historical financial information that has been presented by CharterMac and American Tax in prior securities filings with the Securities and Exchange Commission. This historical financial information has also been incorporated into this document by reference.

        Unaudited Historical Comparative/Pro Forma Per American Tax Share

                                                                                                        Pro Forma
                                                                                                      Equivalent Of
                                                                  American          Pro Forma         One American
                                              CharterMac            Tax             Combined            Tax Share
                                              ----------            ---             --------            ---------
For the three months ended March 31,
2000:
Net income per share
   Basic and Diluted                              $0.29            $0.31               $0.28               $1.41
   Net asset value per share                      15.29            17.24               15.06               21.61
   Distribution per share                          .265              .40                .266                .381

For the year ended December 31,
1999:
Net income per share
   Basic and Diluted                          $1.02             $.95               $0.99               $1.41
    Net asset value per share                 15.33            18.09               15.10               21.61
    Distribution per share                     1.00             1.60                1.01                1.44

Record Date; Vote Required for Approval of Proposals; Revocation of Consent by American Tax Shareholders (page [__])

         If you owned American Tax shares as of the close of business on August 1, 2000, the record date, you are entitled to vote on approval of the merger and the amendments to American Tax's trust agreement. On the record date, there were 1,463,521 American Tax shares outstanding. You can cast one vote for each American Tax share you owned on the record date.

         The consent of the holders of a majority of the outstanding American Tax shares on the record date is required to approve the merger and the amendments to American Tax's trust agreement. Failing to submit a consent form is the same as a vote against approval and adoption of the merger and the amendments to American Tax's trust agreement. The consent of the holders of a majority of the American Tax shares who actually vote is required to approve an extension of the solicitation period.

         Consents are revocable at any time prior to the date on which consents of shareholders representing a majority of the total eligible shareholder vote become effective by delivering written notice to American Tax to its manager, Related AMI: Attention Investor Relations, 625 Madison Avenue, New York, New York 10022. After September [**___, 2000 {30 days after mailing}**] and upon American Tax's receipt of consents from shareholders holding a majority of shares entitled to vote, the merger and each of the amendments to American Tax's trust agreement will be deemed approved and adopted.

Opinions of Financial Advisors (pages [__] and [__])

         American Tax. In deciding to approve the merger, Related AMI considered and adopted the conclusions in the opinion of American Tax's financial advisor, McDonald Investments Inc., dated as of November 1, 1999, as to the fairness, from a financial point of view, of the exchange ratio to American Tax shareholders as of the date thereof. McDonald Investments' opinion is attached to this document as Appendix C. McDonald Investments will not be updating its opinion; however, as of the date of the printing and mailing of this consent statement-prospectus, there have not been any significant changes to any information McDonald Investments considered in its opinion that American Tax believes would or could alter their fairness determination.

         CharterMac. In deciding to approve the merger, the CharterMac board of trustees considered and adopted the conclusions in the opinion of Legg Mason Wood Walker Incorporated, dated October 26, 1999, as to the fairness, from

/293812.1
a financial point of view, of the consideration to be paid by CharterMac to the American Tax shareholders.Legg Mason's opinion is attached to this document as Appendix B. Legg Mason will not be updating its opinion; however, as of the date of the printing and mailing of this consent statement-prospectus, there have not been any significant changes to any information Legg Mason considered in its opinion that American Tax believes would or could alter their fairness determination.

Appraisal Report and Valuations (pages [__] and [__])

         American Tax and CharterMac. In deciding to approve the merger, the CharterMac board of trustees and the Related AMI board of directors considered and adopted the conclusions in the appraisal reports of Cushman & Wakefield as to the value of the properties which secure American Tax's bonds. The Cushman & Wakefield appraisal did not value American Tax's assets, which are its investments in bonds, and, therefore, the Related AMI board of directors retained, and considered the valuation letter of, McDonald Investments as to the value of American Tax's net assets.

         Each of the professionals retained by American Tax and CharterMac reached a conclusion as to the value of American Tax's assets. The following chart shows these valuations, as well as Cushman & Wakefield's appraisal of the value of the properties underlying American Tax's assets:

                                                              Valuation of

                                   Valuation of           Properties Underlying

                                American Tax Assets        American Tax Assets

McDonald Investments                $26,560,000              Not Applicable

(as of November 1, 1999)   (highest reasonably expected
                             value of American Tax net
                                      assets)
Legg Mason                  $25,129,818 to $27,951,960       Not Applicable

(as of October 26, 1999)        (range depending on
                                   methodology)
Cushman & Wakefield               Not Applicable               $37,100,000

(as of September 1, 1999)



         Cushman & Wakefield's summarization letter, which summarizes the four separate appraisals they conducted for each of the four properties underlying American Tax's first mortgage bonds, is attached to this document as Appendix E. McDonald Investments' valuation letter is attached to this document as Appendix F.


Conditions to Completion of the Merger (page [__])

         Subject to their respective rights to terminate the merger, CharterMac and American Tax will complete the merger if the following conditions are met. These conditions include:

         o A majority in interest of the American Tax shareholders approve the merger and the amendments to American Tax's trust agreement.

         o    There is no injunction or legal restraint blocking the merger.

         o The American Stock Exchange approves listing of the CharterMac common shares to be issued in the merger.

         o This consent statement-prospectus is deemed effective by the Securities and Exchange Commission.

         o CharterMac shall have complied with the provisions in its trust agreement with regard to purchasing mortgage bonds.


/293812.1

         o The representations and warranties of CharterMac and American Tax are true and correct as of the consummation of the merger.

         o    There is no material adverse change to American Tax.

Termination of the Merger Agreement; Expenses (pages [__] and [__])

         CharterMac and American Tax may agree in writing at any time to terminate the merger agreement without completing the merger. Also, the merger agreement may be terminated:

         o if the shareholders of American Tax fail to adopt or approve the merger and the amendments to the American Tax trust agreement;

         o    if any law prohibits or restricts the merger;

         o if the other party fails to comply in any material respect with any of the covenants and agreements contained in the merger agreement, and the failure continues for 30 days, or a representation or warranty of the other party contained in the merger agreement is untrue in any material respect;

         o if any of the conditions to the merger have become incapable of being fulfilled and have not been waived;

         o if, during the 30 consecutive trading days ending with and including the trading date that is one trading day immediately preceding the closing date of the merger, the average closing price of the CharterMac common shares, as reported on the American Stock Exchange, is less than $11.18 or greater than $14.50;

         o by American Tax, if the board of directors of Related AMI withdraws or modifies its approval or recommendation of the merger because it approves a more favorable transaction.

         If the merger agreement is terminated because the American Tax shareholders do not approve the merger and the amendments to American Tax's trust agreement, CharterMac will pay its own fees and expenses and Related AMI, or one of its affiliates, will pay all fees and expenses incurred by American Tax. If the merger agreement is terminated for any reason other than the failure of the American Tax shareholders to approve the merger and the amendments to American Tax's trust agreement, CharterMac and American Tax will pay their own fees and expenses. If the merger is completed, CharterMac and American Tax will pay their own fees and expenses.



Waiver and Amendment (page [__])

         CharterMac and American Tax may amend the merger agreement and may waive their right to require the other to adhere to its terms and conditions. However, American Tax may not do so after shareholder approval of the merger, if the amendment or waiver materially reduces or changes the merger consideration that will be received by American Tax, unless American Tax's shareholders approve such amendment or waiver. For example, a material decline in the amount per share that American Tax shareholders will receive in the merger or a material decrease in the value of American Tax's assets or a material decrease in the value of CharterMac's assets would necessitate resolicitation of the approval of the American Tax shareholders. As of the date of this consent statement-prospectus, CharterMac and American Tax do not intend to waive any of the conditions to completion of the merger or amend the merger agreement.

Accounting Treatment (page [__])

         The merger will be treated as a purchase of American Tax by CharterMac for accounting purposes.

Regulatory Approvals (page [__])

         There are no federal, state or local regulatory approvals required in order to complete the merger.


/293812.1

Selected Financial Data

         The following tables show summarized historical financial data for each of CharterMac and American Tax and also show similar pro forma information giving effect to the merger.

         The information in the following tables is based on historical financial information that CharterMac and American Tax have presented in prior Securities and Exchange Commission filings. You should read all of the summary financial information provided in the following tables in connection with this historical financial information and with the more detailed financial information which has been incorporated into this document by reference. CharterMac's financial statements, incorporated by reference into this consent statement-prospectus, as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 were audited by Deloitte & Touche LLP, independent auditors. CharterMac's historical information as of December 31, 1997, 1996 and 1995 and for fiscal years ended December 31, 1996 and 1995 were derived from audited financial statements. American Tax's financial statements, incorporated by reference into this consent statement-prospectus, as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 were audited by KPMG LLP, independent auditors. The American Tax historical information as of December 31 1997, 1996 and 1995 and for fiscal years ended December 31, 1996 and 1995 were derived from audited financial statements.

  Selected Consolidated Historical and Pro Forma Financial Data of CharterMac

         The selected consolidated historical financial information presented below, as of and for each of the five years in the period ended December 31, 1999, has been derived from the historical consolidated financial statements of CharterMac and American Tax. The selected consolidated historical financial information presented below for the three months ended March 31, 2000 and 1999 is taken from unaudited financial statements that include all adjustments, which in the opinion of CharterMac and American Tax management are only of a normal recurring nature, and which CharterMac and American Tax management considers necessary for a fair presentation of the results of operations for these periods. Operating results for the three months ended March 31, 2000 presented below are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2000. CharterMac's and American Tax's selected financial data presented below should be read in conjunction with the financial statements and the notes thereto included in CharterMac's and American Tax's Annual Reports on Form 1--K/A-1 for the year ended December 31, 1999.

         The unaudited selected pro forma financial data combine CharterMac's historical results with American Tax's historical results, in each case, as of or for the twelve months ended December 31, 1999 and for the three months ended March 31, 2000 giving effect to the merger as if it had occurred on January 1, 1999 for the operating and other data and March 31, 2000 for the balance sheet data. The pro forma information reflects the purchase method of accounting.

         The unaudited pro forma financial data are presented for comparative purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company or of the combined financial position or the results of operations that would have been realized had the merger been consummated during the period or as of the dates for which the pro forma statements are presented. You should read this information in conjunction with the information contained in the section "Pro Forma Financial Information".

         CharterMac and American Tax expect to incur integration charges as a result of the merger. It is also anticipated that the merger will provide the combined company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these expenses or benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had American Tax and CharterMac been combined.

/293812.1

                                                           SELECTED FINANCIAL DATA

                                                  As of and for the Year Ended December 31,

                                                American Tax Exempt Bond Trust
                            -----------------------------------------------------------------------



                               1995(a)        1996(a)         1997         1998           1999
                               -------        -------         ----         ----           ----
OPERATING DATA:
Total Revenues                  $ 376,779     $1,392,415    $1,911,461    $2,112,890     $2,134,075
Total Expenses and Minority
Interest                          148,893        254,966       224,280       213,017        608,340
Net Income                        227,886      1,137,449     1,687,181     1,899,873      1,525,735

Net Income applicable to

Shareholders                      224,865      1,067,015     1,576,321     1,763,188      1,392,791
Distributions to Shareholders(e)      N/A            N/A           N/A           N/A            N/A

Distributions to Shareholders     342,248      1,677,278     2,343,301     2,341,654      2,343,156
Earnings Per Weighted
Average Shares (Basic)               0.57           0.95          1.07          1.20           0.95
Earnings Per Weighted
Average Shares (Diluted)             0.57           0.95          1.07          1.20           0.95
Distribution Per Share (b)       .20-1.13       .72-1.60          1.60          1.60           1.60

BALANCE SHEET DATA:
Cash and Cash Equivalents       3,314,564        836,779     1,081,939       889,126        726,567
Total Assets                   17,385,740     26,681,549    26,160,922    27,691,637     28,099,830
Total Liabilities                 174,470        320,858       469,347       661,178      1,351,501
Minority Interest                       -              -             -             -              -
Total Shareholders'
Equity/partners' Capital       17,211,270     26,360,691    25,691,575    27,030,459     26,748,329

OTHER DATA:
Net Increase (Decrease) in
Cash and Cash Equivalents       3,313,564    (2,477,785)       245,160     (192,813)      (162,559)
Net Cash Provided by              218,174      1,375,539     1,866,274     2,198,088      2,322,062
Operating Activities
Ratio of Earnings to Fixed              -              -             -             -              -
Charges
Ratio of Earnings to Total           0.01           0.04          0.06          0.07           0.05
Assets
Net asset value per Share           18.15          17.83         17.33         18.28          18.09






                                             Charter Municipal Mortgage Acceptance Company (c)
                            ------------------------------------------------------------------------------------      ----------
                                                                                                                       1999 Pro
                                                                                                                        Forma
                                   1995             1996           1997                 1998           1999           CharterMac
                                   ----             ----           ----                 ----           ----           ----------
OPERATING DATA:
Total Revenues                  $11,854,566      $11,627,595    $14,229,774          $27,940,120    $40,437,190       $42,576,337
Total Expenses and Minority
Interest                          2,666,763        5,782,554      4,173,966            5,914,248     17,255,372        17,851,212
Net Income                        9,187,803        5,845,041     10,055,808           22,025,872     23,181,818        24,725,125

Net Income applicable to

Shareholders                             --               --      2,437,583           20,342,594     20,951,366        22,390,976
Distributions to Shareholders     9,517,685        9,517,685      7,138,263                  N/A            N/A               N/A
(e)
Distributions to Shareholders           N/A              N/A      4,735,120 (d)       19,144,597     20,478,101        22,821,257
Earnings Per Weighted
Average Shares (Basic)                                                 0.12                 0.99           1.02              0.99
Earnings Per Weighted
Average Shares (Diluted)                                               0.12                 0.98           1.02              0.99
Distribution Per Share (b)                                             0.23                 0.93           1.00              1.01

BALANCE SHEET DATA:
Cash and Cash Equivalents           972,889          249,192      2,296,899           13,093,023      8,653,503         1,028,209
Total Assets                    157,019,314      154,896,475    362,390,563          492,585,806    673,791,224       702,366,554
Total Liabilities                   652,350          573,874     30,722,364           15,091,600     91,238,729        92,707,639
Minority Interest                         -                -              -          150,000,000    267,000,000       267,000,000
Total Shareholders'
Equity/partners' Capital        156,366,964      154,322,601    331,668,199          327,494,206    315,552,495       342,658,915

OTHER DATA:
Net Increase (Decrease) in
Cash and Cash Equivalents           100,227        (723,697)      2,047,707           10,796,124    (4,439,520)         4,602,079
Net Cash Provided by             10,405,327       10,014,905     12,411,974           22,651,186     23,252,906        25,574,968
Operating Activities
Ratio of Earnings to Fixed                                            24.44                15.64          14.25             15.13
Charges
Ratio of Earnings to Total                                             0.03                 0.04           0.03              0.04
Assets
Net asset value per Share                                             16.11                15.91          15.33             15.10



---------------------------


(a) On November 1, 1994 American Tax commenced a public offering and was still in its offering and acquisition period through 1996.
(b) Distributions received in 1995 and 1996 by shareholders varied depending on the dates they became shareholders.
(c) Information prior to the date CharterMac began operations is only with respect to Summit Tax Exempt L.P. II. Information subsequent to September 30, 1997 is with respect to CharterMac which includes Summit Tax Exempt L.P. II and the other partnerships which were consolidated to form CharterMac.
(d) Represents amount for the three months ended December 31, 1997.
(e) Represents distributions to shareholders of Summit Tax Exempt L.P. II.

/293812.1

                                                                           As of and for the Three Months Ended March 31,
                                                       -----------------------------------------------------------------------------
                                                        American Tax Exempt Bond Trust       Charter Municipal Mortgage Acceptance
                                                       -------------------------------      --------------------------------------
                                                           1999                 2000              1999                    2000
                                                           ----                 ----              ----                    ----
OPERATING DATA:
Total Revenues                                          $ 531,110          $ 539,470       $ 8,188,684            $ 12,050,969
Total Expenses and Minority Interest                       78,993             54,812         2,183,162               5,480,580
Net Income                                                452,117            484,658         6,005,522               6,570,389
Distributions to Shareholders                             584,999            586,064         4,925,075               5,443,584
Earnings Per Weighted Average Shares (Basic)                 0.29               0.31              0.27                    0.29
Earnings Per Weighted Average Shares (Diluted)               0.29               0.31              0.27                    0.29
Distribution per Shares                                     0.400              0.400             0.240                   0.265

BALANCE SHEET DATA:
Cash and Cash Equivalents                                 517,165            602,328         7,492,149              15,308,440
Total Assets                                           27,610,278         26,826,403       491,748,694             673,168,933
Total Liabilities                                         725,039          1,341,021        13,700,026              91,434,548
Minority Interest                                               -                  -       150,000,000             267,000,000
Total Shareholders' Equity                             26,885,239         25,485,382       328,048,668             314,734,385

OTHER DATA:
Net Increase (Decrease) in Cash and Cash Equivalents    (371,961)          (124,239)       (5,600,874)               6,654,937
Net Cash Provided by Operating Activities                 548,662            497,464         6,586,018               8,442,038
Ratio of Earnings to Fixed Charges                              -                  -            718.68                    8.19
Ratio of Earnings to Total Assets                            0.02               0.02              0.01                    0.01
Net asset value per Share                                   18.19              17.24             15.95                   15.29



                                                      --------------
                                                      2000 Pro Forma

                                                      CharterMac

                                                      ---------------

OPERATING DATA:
Total Revenues                                         $12,591,709
Total Expenses and Minority Interest                     5,535,392
Net Income                                               7,056,317
Distributions to Shareholders                            6,040,025
Earnings Per Weighted Average Shares (Basic)                  0.28
Earnings Per Weighted Average Shares (Diluted)                0.28
Distribution per Shares                                      0.266

BALANCE SHEET DATA:
Cash and Cash Equivalents                               15,910,768
Total Assets                                           701,665,891
Total Liabilities                                       92,825,087
Minority Interest                                      267,000,000
Total Shareholders' Equity                             341,840,805

OTHER DATA:
Net Increase (Decrease) in Cash and Cash Equivalents     6,530,698
Net Cash Provided by Operating Activities                8,939,502
Ratio of Earnings to Fixed Charges                            8.72
Ratio of Earnings to Total Assets                             0.01
Net asset value per Share                                    15.06



/293812.1

                                  RISK FACTORS

         In addition to other information in this consent statement-prospectus, the following risks should be considered by you in deciding whether to approve the merger and the adoption each of the amendments to American Tax's trust agreement.

You will not know the value of the merger consideration at the time consents for the merger are due.

         The market value of CharterMac common shares received by you in the merger could vary depending on fluctuations in the value of the CharterMac common shares between the date of the merger agreement and the time of the merger. At the time of the deadline for receiving consents, you will not know the exact value of the CharterMac common shares that you will receive when the merger is completed. The exchange ratio of 1.43112 CharterMac common shares for each American Tax share is a fixed number and amount and will not be adjusted in the event of any increase or decrease in the price of CharterMac common shares between the date of the merger agreement and the time of the merger. The market value may fluctuate because of changes in the business, operations or prospects of CharterMac, market assessments of the likelihood that CharterMac and American Tax will complete the merger, the timing of the completion of the merger and general market and economic conditions. For example, during the year ended December 31, 1999, the closing price of CharterMac common shares varied from a low of $11.625 to a high of $13.063 and ended that period at $11.75. Related AMI urges you to obtain current market quotations for CharterMac common shares.

Upon the merger, you will no longer own shares in a finite life entity.

         Upon the dissolution and subsequent liquidation of American Tax's assets, which is contemplated to occur in 2006, you would be entitled to receive your pro rata portion of the net proceeds of American Tax's assets. However, CharterMac is an ongoing infinite life entity that has no specified termination date and no specified date on which CharterMac's assets will be liquidated and the proceeds distributed to its shareholders

American Tax shareholders will have additional market risk if the merger is approved.

         Related AMI has assumed for purposes of determining the going concern value of American Tax's assets that all of American Tax's bonds will be prepaid at the earliest date allowable. If this assumption were to prove true, American Tax would liquidate its entire portfolio by 2006. By approving the merger, American Tax shareholders incur additional market risk because if they wish to liquidate their investment, they will be required to sell their CharterMac common shares, the value of which is subject to market forces. Alternatively, American Tax shareholders could wait for final payment upon liquidation of American Tax's assets and thereby may incur investment risk with respect to the ultimate value of American Tax's assets rather than the market value of the CharterMac common shares.

The exchange ratio is based on CharterMac's stock price eleven months ago.

         Related AMI and CharterMac based the exchange ratio on CharterMac's common share price on June 30, 1999. CharterMac's common share price at the consummation of the merger may not necessarily be the same as CharterMac's common share price on June 30, 1999. If the merger were to have occurred at CharterMac's 52 week low as of August 1, 2000, the CharterMac common shares received by all American Tax shareholders in the merger would reflect an aggregate value for their American Tax shares of $23,800,838 which is $1,684,544 less than the fair market value of American Tax's assets as of December 31, 1999 American Tax is more restricted in the amount and type of debt it can incur than is CharterMac.

         Unlike American Tax which is restricted from incurring debt, CharterMac may incur debt up to 50% of CharterMac's total market value to invest in tax-exempt multifamily housing bonds. An increase in debt may increase


/293812.1
the risk of default on CharterMac's obligations and may reduce the cash flow available for distribution as a result of fluctuations in the interest rates applicable to indebtedness of CharterMac.

You will lose your cash-out option.

         The terms of the merger require the elimination of the cash-out option. As a result, you will no longer be able to limit your exposure to risk by accepting your share of the appraised value of the American Tax's assets. Rather, you will instead hold CharterMac common shares which may be sold on the American Stock Exchange. However, the value of the CharterMac common shares is affected by market fluctuations which may adversely affect the amount you will receive if you sell your CharterMac common shares. In addition, the value of your CharterMac common shares at any given time may be more or less than your share of the fair market value or liquidation value of American Tax's assets.

American Tax shareholders are subject to market risks arising from share price fluctuations.

          The CharterMac common shares you will receive in the merger are listed on the American Stock Exchange, and therefore, you will bear market risk arising from fluctuations of share prices of public companies generally. In addition, even though the CharterMac common shares are listed on the American Stock Exchange, there can be no assurance as to how active the trading market in its shares will be, which could make it more difficult to liquidate your investment.

CharterMac's share price will be affected by interest rates.

         The shares of companies which produce significant dividend distributions, such as CharterMac, are sensitive to changes in the market rates of interest. For instance, in periods of rising interest rates, such shares do not perform well unless the companies are able to increase dividends in an amount to keep pace with interest rate increases. In contrast, shares of such companies generally do well in periods of falling interest rates as long as their dividends remain stable. Therefore, the market price of CharterMac's common shares will be influenced by changes in interest rates.

Issuance of additional CharterMac common shares may result in dilution to CharterMac shareholders and price reductions.

         CharterMac expects that it may in the future increase its capital resources by making additional offerings of equity and debt securities, including classes of preferred shares, CharterMac common shares, commercial paper, medium-term notes which have a term of 2 to 10 years, senior or subordinated notes and mortgage-backed bonds that are separated into different groups based on their maturity dates. All debt securities and other borrowings, as well as all classes of preferred shares, will be senior to the CharterMac common shares in a liquidation of CharterMac. As of August 1, 2000, CharterMac had approximately $500,000,000 in outstanding debt and preferred shares. The effect of additional equity offerings may be the dilution of the equity of CharterMac shareholders or the reduction of the price of shares, or both. If such CharterMac common shares are issued at a price which is less than the then market price of the CharterMac common shares, CharterMac's current shareholders' shares would be diluted.

Immediate sales may adversely affect the market value of the CharterMac common shares.

         It is possible that American Tax shareholders who need immediate liquidity will sell their CharterMac common shares as soon as possible after the merger, putting downward pressure on the market value of the CharterMac common shares. The average daily volume of CharterMac common shares was 22,000 for the 12 months ended March 31, 2000. Upon consummation of the merger there will be 2,115,630 new CharterMac common shares issued, in addition to the 20,582,628 common shares issued and outstanding as of March 31, 2000, all of which will be available for immediate sale. The new CharterMac common shares to be issued in connection with the merger represent 10.3% of the current outstanding shares and 9.3% of all CharterMac common shares that will be outstanding after the merger.

The American Tax shareholders will have no dissenters' appraisal rights.

         Under Delaware law, you will have no appraisal, dissenters' or similar rights in connection with the merger, which means that American Tax has no requirement to purchase your shares of American Tax prior to the merger if you



/293812.1
voted against the merger, nor will you be able to contest the amount of the merger consideration you receive in the merger.

CharterMac and American Tax made forward-looking statements in this consent statement-prospectus. These forward-looking statements may not prove to be accurate

         This consent statement-prospectus contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this consent statement-prospectus, including statements that use terminology such as estimate, expect, intend, anticipate, believes, may, will, continue and similar expressions, are forward-looking statements. All phases of CharterMac's and American Tax's operations involve risks and uncertainties, many of which are outside CharterMac's and American Tax's control and any one of which, or a combination of which, could materially affect the results of CharterMac's operations and whether the forward-looking statements ultimately prove to be correct. Important factors that could cause actual results to differ materially from CharterMac's and American Tax's expectations include:

         o increases in interest rates or the cost of borrowing or a default under any material debt agreements;

         o    deterioration in general economic conditions;

         o inability to originate or acquire attractive investment opportunities;

         o    the unavailability of funds to make additional investments;

         o governmental factors affecting operations, including, without limitation, adverse changes in the methods used by state agencies for allocating tax-exempt financing; and

         o    other  risks  described  from  time  to time  in  CharterMac's  or
              American   Tax's   filings  with  the   Securities   and  Exchange
              Commission.

American Tax shareholders will recognize taxable gain upon the merger.

         It is expected that, for United States federal tax purposes, you will recognize taxable income in an amount equal to any gain realized on the merger, but will not recognize the benefit of any tax loss realized on the merger. Your tax liability with respect to the gain will be the difference between the value, as of the closing of the merger, of the CharterMac common shares you will receive over your adjusted basis in your exchanged American Tax shares. Certain American Tax shareholders will be required to pay capital gains tax as a result of the merger but will not receive a special cash distribution for the payment of such tax. The amount of this gain will fluctuate as a direct result of the change in value of CharterMac common shares and the continuation of American Tax's operations up until the date of the merger. Certain shareholders that acquired their American Tax shares in the secondary market or through the reinvestment plan may recognize a different result.


You will be bound by the decision of a majority-in-interest of your fellow shareholders.

         Under the trust agreement, if shareholders who own a majority of the American Tax shares approve the merger transaction and the amendments to the trust agreement, you and all other shareholders will be bound by the decision of that majority of your fellow shareholders. Therefore, if the merger is approved, you will not be entitled to the protections previously contained in the trust agreement with respect to a "roll-up" transaction such as the proposed merger.

The conclusions reached by management and the financial advisors are based in part upon assumptions which may not prove to be accurate.

         Each of Related AMI, McDonald Investments, Legg Mason and Cushman & Wakefield have reached conclusions or issued appraisals which rely on assumptions and forecasts provided by the management of CharterMac and American Tax. You should recognize that appraised values are opinions and as such may not represent the true worth or realizable value of the asset being appraised. Furthermore, the assumptions on which the forecasts and


/293812.1
conclusions were based are inherently imprecise and there can be no assurance than any assumption will be realized. Also, actual future results may vary materially from the assumptions.

Risks related to anti-takeover provisions.

         There are provisions in CharterMac's trust agreement and the management agreement between CharterMac and Related Charter that may have the effect of discouraging a third party from making an acquisition proposal for CharterMac and may thereby inhibit a change in control of CharterMac under circumstances that could give shareholders the opportunity to realize a premium over the then-prevailing market prices. Such provisions include the following:

         Additional Classes and Series of CharterMac Shares. The CharterMac trust agreement permits the CharterMac board of trustees to issue additional classes or series of beneficial interests and to establish the preferences and rights of any such issued. Therefore, the CharterMac board of trustees could authorize the issuance of beneficial interests with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the CharterMac common shares might receive a premium for their common shares over the then-prevailing market price of the CharterMac common shares. To date no shares of CharterMac have been issued which might have an anti-takeover effect although CharterMac has recently completed a private placement of preferred shares which have no voting rights and economic rights which are identical to the outstanding CharterMac common shares. These preferred shares were sold at a premium to the current trading price of CharterMac's common shares and are convertible into CharterMac common shares..

         Staggered Board. The CharterMac board of trustees has three classes of managing trustees. The terms of the first, second and third classes will expire in 2001, 2002 and 2003 respectively. Managing trustees for each class will be chosen for a three-year term upon the expiration of the current class' term. The use of a staggered board makes it more difficult for a third-party to acquire control over CharterMac.

         Related Charter's Rights Under the Management Agreement. The CharterMac management agreement cannot be terminated by CharterMac prior to October 1, 2001, other than for cause, and CharterMac cannot dissolve and liquidate prior to such date except upon a recommendation of Related Charter. After October 1, 2001, the vote of the holders of 66-2/3% of CharterMac's then outstanding common shares is required to approve a dissolution and liquidation of CharterMac that is not recommended by Related Charter and the holders of a majority of the outstanding common shares are required to approve a dissolution and liquidation of CharterMac that is recommended by Related Charter. The inability to terminate CharterMac Management Agreement and the other Management Agreements prior to October 1, 2001 could discourage third parties willing to acquire a controlling interest in CharterMac from doing so especially if they were seeking to replace Related Charter in order to permit them to provide advisory services to CharterMac and receive the fees otherwise payable to Related Charter.

                              CONFLICTS OF INTEREST

The managers of American Tax and CharterMac are owned by the same entity.

         The managers of both American Tax and CharterMac, which are Related AMI and Related Charter respectively, are owned by the same entities. Common ownership can potentially cause a conflict of interest that could effect the decisions a manager makes. This conflict also means that the terms of the merger were not determined as a result of arm's length negotiations between two independent parties.

Two members of Related AMI's board of directors are also members of CharterMac's board of trustees.

         Stuart J. Boesky and Michael B. Brenner are on the board of directors of Related AMI as well as CharterMac's board of trustees. The best interest of these two entities may not always coincide, which could result in decisions being made that are not entirely in the best interest of one or the other entity.

The compensation payable to affiliates of the American Tax manager will increase.



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         If  the  merger  is  consummated,  Related  Charter  will  be  paid  an acquisition fee by CharterMac in the amount of $475,500 in connection with the acquisition of American Tax's first mortgage bonds. In addition, with respect to the first mortgage bonds which CharterMac will acquire from American Tax, while Related Charter will receive a lower rate of annual fees on those bonds, those fees may be payable over a longer period of time than would have been the case if Related AMI had continued to manage the American Tax portfolio and that portfolio had been liquidated in accordance with the American Tax's original time-frame.

American Tax's manager is also a shareholder.

         Related AMI owns a 1% interest in all items of income, loss and distributions in American Tax and it will receive CharterMac common shares on the same basis as you will. As of the date of this consent statement-prospectus, Related AMI effectively would own 14,783 shares of American Tax and will receive 21,156 common shares of CharterMac if the merger is completed. Because the manager has a vested interest in the merger it may not always give advice that is entirely objective.

American Tax and CharterMac share common legal counsel.

         American Tax and CharterMac both utilize Battle Fowler, LLP as their legal counsel. The best interest of these two entities may not always coincide, which could result in advice being given that is not entirely in the best interest of one or the other entity. This conflict also means that the terms of the merger were not determined as a result of arm's length negotiations between two independent parties.

McDonald Investments and Legg Mason had prior dealings with CharterMac

         In  June  of  1999  McDonald   Investments  and  Legg  Mason  acted  as
co-managers in a $90 million private placement of preferred stock in a subsidiary of CharterMac in which they received underwriting discounts of $139,500 and $167,400 respectively. This prior dealing with CharterMac could affect the way both McDonald Investments and Legg Mason view CharterMac and the merger.



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



                        AMERICAN TAX CONSENT SOLICITATION

Matters To Be Considered

         Approval and Adoption of the Merger and the Merger Agreement.

         For a description of the merger proposal and the merger agreement, see "The Merger" and "The Merger Agreement."

         Vote Required. Approval and adoption of the merger and the merger agreement requires the affirmative vote of the holders of a majority of the American Tax shares outstanding on the record date. Abstentions and brokers voting without shareholder direction will have the same effect as votes against such approval and adoption.

         Amendment To American Tax's Trust Agreement To Delete The Cash-Out Provision In A Roll-up Transaction.

         The merger agreement provides that, immediately before the merger, American Tax's trust agreement will be amended to remove Section 23.2. Section
23.2 of the American Tax trust agreement contains a provision which grants American Tax's shareholders who vote "no" on a proposed roll-up of American Tax shares the choice of:

              o accepting securities of the roll-up entity offered in the roll-up; or

              o   either:

              o   remaining a shareholder of American Tax; or

              o receiving cash for their American Tax shares equal to each American Tax shareholder's pro rata share of the appraised value of the net assets of American Tax.

         As defined in the American Tax trust agreement, a roll-up is a transaction involving the acquisition, merger, conversion, or consolidation of American Tax and the issuance to American Tax shareholders of securities of the entity that survives the acquisition, merger, conversion, or consolidation. Under the American Tax trust agreement, the merger is considered a roll-up.

         Reasons For And Effect Of Amendment To Delete The Cash-Out Provision In A Roll-up Transaction.

         Pursuant to its trust agreement, CharterMac is only able to incur leverage or other financing not in excess of 50% of CharterMac's total market value as of the date incurred.

         Due to its capital structure and operating strategy, CharterMac believes that the acquisition of American Tax must be accomplished by offering its shares, thereby preserving its cash and leveraging capability. In particular, CharterMac has been structured differently than typical mortgage real estate investment trusts, which generally utilize high levels of leverage and acquire subordinated interests in commercial and/or residential mortgage-backed securities. Instead, CharterMac utilizes low levels of leverage, which as of September 30, 1999 was 36.65%, and generally invests in and acquires long-term, fixed-rate, tax-exempt first mortgage bonds. As a result, CharterMac did not experience the negative effects associated with the volatile interest rate environment during 1998.

          Mortgage real estate investment trusts typically incur leverage at ratios ranging from between 3:1 to 10:1. In general, the first mortgage bonds that CharterMac either invests in or acquires call for ten-year restrictions from prepayments, eliminating CharterMac's susceptibility to significant levels of repayment risk as a result of interest rate reductions. Consistent with the foregoing, CharterMac focuses on providing investors with a stable level of distributions, even through unstable markets.


         Taking such concerns into consideration, Related AMI and the CharterMac board of trustees agreed that the consideration payable to American Tax for its assets would be restricted solely to CharterMac common shares so that CharterMac could stay beneath the 50% limit and preserve its cash reserves and available credit lines which will help permit CharterMac to make additional investments.



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



         Vote Required. Approval and adoption of this amendment requires the affirmative vote of the holders of a majority of the American Tax shares outstanding on the record date. Abstentions and brokers voting without shareholder direction will have the same effect as votes against such approval and adoption.

         Amendment To American Tax's Trust Agreement To Delete Conditions To American Tax's Participation

         The merger agreement provides that, immediately before the merger, American Tax's trust agreement will be amended to remove Sections 23.3(a) through (d). Sections 23.3(a) through (d) of the American Tax trust agreement could be construed to otherwise preclude American Tax from entering into a roll-up transaction which would:

              o result in the American Tax shareholders having voting rights that are less than those provided in the American Tax trust agreement;

              o include provisions that would materially impede or frustrate the accumulation of securities by any purchaser of the securities of the roll-up entity;

              o limit the ability of an investor to exercise the voting rights of its securities in the roll-up entity on the basis of the number of shares held by that investor; or

              o result in investors in the roll-up entity having rights of access to the records of the roll-up entity or rights to receive reports that are less than those provided in American Tax's trust agreement.

         Reasons For And Effect Of Amendment To Delete Conditions To American Tax's Participation. Neither Related AMI nor CharterMac believes that the merger will: result in the American Tax shareholders having voting rights that are less than those provided in the American Tax trust agreement; include provisions that would materially impede or frustrate the accumulation of securities by any purchaser of the securities of the roll-up entity; limit the ability of an investor to exercise the voting rights of its securities in the roll-up entity on the basis of the number of shares held by that investor; or result in investors in the roll-up entity having rights of access to the records of the roll-up entity or rights to receive reports that are less than those provided in American Tax's trust agreement.

         However, in order to avoid any possible conflict between the terms of the merger and the conditions set forth in American Tax's trust agreement, American Tax agreed to seek approval from the American Tax shareholders to delete these provisions. You should note in particular, that, unlike American Tax, CharterMac has a classified board of trustees, which means that the trustees are not all up for reelection each year, and may issue additional CharterMac common shares. Both of these features of CharterMac's organizational structure could be interpreted as being inconsistent with the conditions set forth in American Tax's trust agreement.

         Vote Required. Approval and adoption of this amendment requires the affirmative vote of the holders of a majority of the American Tax shares outstanding on the record date. Abstentions and brokers voting without shareholder direction will have the same effect as votes against such approval and adoption.


         Amendment   To  American  Tax  Trust   Agreement  To  Remove   Transfer
         Restriction

         The merger agreement provides that, immediately before the merger, American Tax's trust agreement will be amended to remove Section 15.4.9. Section
15.4.9 of the American Tax trust agreement limits Related AMI or any of its affiliates from purchasing first mortgage bonds or tax-exempt bonds from American Tax. Since CharterMac and American Tax are managed by the same entities, CharterMac is an affiliate of Related AMI.

         Reasons For And Effect Of Amendment To Remove The Transfer Restriction. In order to complete the merger, this provision must be deleted from American Tax's trust agreement since CharterMac is an affiliate of Related AMI and therefore would otherwise be prohibited from purchasing American Tax's assets.

         Vote Required. Approval and adoption of this amendment requires the affirmative vote of the holders of a majority of the American Tax shares outstanding on the record date. Abstentions and brokers voting without shareholder direction will have the same effect as votes against such approval and adoption.


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



Recommendation of Related AMI

         Related AMI has approved the amendments to American Tax's trust agreement and recommends that you vote for approval and adoption of the amendments. However, such recommendation is subject to the conflicts of interests described in the consent statement.

         Approval of the merger is conditioned on the approval of the amendments to the American Tax trust agreement. American Tax cannot effect the merger as structured if the amendments to its trust agreement are not approved by you. Furthermore, CharterMac has only approved the acquisition of American Tax if it can pay for the transaction using only its common shares.

Consent Solicitation Procedures

         American Tax is first sending this consent statement-prospectus and the accompanying consent form to you on or about August __, 2000. The close of business on August 1, 2000 has been fixed as the record date for determining which shareholders are entitled to receive notice of the proposals and submit consent forms. The records of American Tax indicate that on the record date there were issued and outstanding 1,463,521 shares which were held by approximately 1,200 holders of record. Holders of record of American Tax shares on the record date are each entitled to one vote per share on each matter to be considered.

         The deadline for returning the enclosed consent form is [** not later than October ___, 2000 {not less than 30 nor more than 60 days after mailing}**] which date may be extended by Related AMI with the requisite shareholder vote.

         Consents are revocable by you by delivering written notice to American Tax at any time prior to the later of [**September ___ {not less than 30 nor more than 60 days after mailing}**], 2000 or the date on which consents of American Tax shareholders representing a majority of the total eligible shareholder vote become effective. All American Tax shares held by an American Tax shareholder will be voted as specified by his or her consent form. An American Tax shareholder who does not return his or her consent form or who abstains will effectively have not consented to the merger and the amendments to American Tax's trust agreement. If a consent form is completed and returned, but no box is marked with respect to the proposals, such shareholder will be deemed to have consented to the proposals. Each consent submitted by an American Tax shareholder will be valid for six months, unless earlier revoked. The American Tax trust agreement requires that shareholders have a minimum of 30 days to respond to a vote without a meeting. Therefore after [**September ___ {not less than 30 nor more than 60 days after mailing}**], 2000 and upon American Tax's receipt of consents of a majority of the total eligible shareholder vote on each of the proposals, the proposals will be deemed approved and adopted.

         Under the terms of the American Tax trust agreement, the consent of the holders of a majority of the outstanding American Tax shares entitled to vote, must be obtained before the merger and the amendments to American Tax's trust agreement can be effected or implemented. The consent of the holders of a majority of the American Tax shares who actually vote is required to approve an extension of the solicitation period.



         American Tax and its manager, Related AMI, may assist in providing information to you in connection with any questions you may have with regard to this consent statement-prospectus. No commission or other remuneration will be paid or given directly or indirectly for soliciting consents, except for the normal compensation paid to the officers and employees of Related AMI. Related AMI may appoint a solicitation agent to assist with the solicitation of consents.


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



Such solicitation agent will be paid customary solicitation fees and reimbursement of expenses. American Tax estimates that it will incur the following expenses as a result of the proposals:

Registration, Listing and Filing:                                 $5,249

Professional Fees:                                               184,000

Printing and Postage:                                             25,000

Fairness Opinion:                                                177,500

Other Transaction Costs                                          108,251
                                                              ----------
    Total                                                       $500,000
                                                                ========


         If the merger agreement is terminated because the American Tax shareholders do not approve the merger and the amendments to American Tax's trust agreement, CharterMac will pay its own fees and expenses and Related AMI, or one of its affiliates, will pay all fees and expenses incurred by American Tax. If the merger agreement is terminated for any reason other than the failure of the American Tax shareholders to approve the merger and the amendments to American Tax's trust agreement, CharterMac and American Tax will pay their own fees and expenses. If the merger is completed, CharterMac and American Tax will pay their own fees and expenses. As of March 31, 2000 American Tax had accrued $388,000 of such costs.



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



                                   THE MERGER

Background of the Merger

         The following paragraphs describe the history of the decision of CharterMac and American Tax to enter into the merger agreement.

         During its offering and acquisition stage, American Tax's distribution policy was to maintain stable distributions. In accordance with this policy, American Tax distributed to its shareholders proceeds representing amortization or repayment from its investments in short term tax-exempt securities. American Tax completed its acquisition stage in 1998 and at that time announced that it had changed its distribution policy to more closely reflect collections on American Tax's investments. Under this new policy, American Tax's distributions would have significantly decreased below the current $.40 per share quarterly distribution rate. However, while it is under no obligation to do so, because it felt it had an obligation to provide its investors with the highest distribution possible, Related AMI supplemented the amount available for distribution by permitting American Tax to defer payment of its fees, special distributions and expense reimbursements. As a result, American Tax has been able to maintain a $.40 per share quarterly distribution rate. Both Related AMI and American Tax believed that the interest payments received on the mortgage bonds would soon become sufficient to sustain the initial distribution level, without being supplemented by Related AMI. Unfortunately, the property cash flows and values on the two American Tax assets that allow for the payment of participating interest did not increase as expected.

         Following the change in American Tax's distribution policy, Related AMI began to evaluate alternative means to maintain stable distributions to American Tax's shareholders including; (1) continuation of American Tax under its current trust agreement; (2) the liquidation of American Tax; (3) listing American Tax's shares on a national stock exchange and continuing American Tax under its current trust agreement; (4) listing American Tax's shares on a national stock exchange and changing American Tax's structure and investment policy to be a publicly listed, open-ended, infinite-life operating company; or (5) a combination of American Tax with CharterMac. A detailed discussion of each alternative can be found on page 54 under the heading "Comparison of Benefits and Detriments of Alternatives to Merger".

         On May 6, 1999, the officers of Related AMI initiated contact and met with a representative of First Union Securities. First Union Securities is a leading provider of financial services to 16 million retail and corporate customers throughout the east coast and the nation, with $254 billion in assets and stockholders' equity of $17 billion at March 31, 2000. First Union
Securities operates full service banking offices in 12 east coast states and Washington, D.C. and full service brokerage offices in 42 states and international offices worldwide. First Union Securities is the trade name under which First Union Corporation conducts its investment banking, merger and acquisition, asset management and mutual fund, brokerage and insurance businesses. First Union Securities was also the principal placement agent who participated in the distribution of the American Tax shares in American Tax's initial offering, to (1) review with First Union Securities American Tax's current distribution policy and the negative impact it would have on the amount of future distributions and (2) determine a way in which American Tax could maintain its $.40 per share quarterly distribution rate in the face of growing economic pressures to reduce such rate. The economic pressures and specific market conditions were:

                  o Lower Than Expected Cash Flow: Underlying property cash flows and values on the two American Tax assets that allow for participation in the underlying
                           properties'  cash  flows,   Reflections  and  Rolling
                           Hills, did not increase as expected, due to (1) rental rates not increasing as anticipated and (2) property operating expenses being higher than projected. Therefore, these assets did not produce participating interest as projected and sufficient to allow American Tax to sustain its distributions at the initial expected distribution level after payment of its regular expenses.

                  o Changes In The Law: In 1996 the tax law changed with respect to tax exempt bonds that disallowed interest based on the operations of the underlying asset (participating interest) to be characterized as tax exempt on new bonds issued post 1996. American Tax began operations in 1993 with a business plan which called for the purchase of assets which


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




                           generate tax exempt income, so, therefore, American Tax could no longer rely on buying new bonds with participating interest features as initially projected.

                  o Payment Due Related AMI: Related AMI could no longer supply its services to American Tax without receiving reimbursements for third-party costs and fees to cover the costs of its operations.

         At this meeting, First Union Securities and Related AMI discussed each of the possible alternatives enumerated above, to determine which alternative would allow American Tax shareholders to continue to receive distributions which were close to their current $.40 per share quarterly distribution. After analyzing all of the alternatives, Related AMI determined that a merger of American Tax with CharterMac would be the most likely course of action to provide American Tax shareholders with a quarterly distribution close to their current level of $.40 per share. The outcome of the meeting was that Related AMI would discuss with its legal counsel the option to merge with CharterMac and that First Union Securities would make their decision as to whether they felt the merger was a viable alternative.

         First Union Securities has since confirmed to American Tax that it believes that the merger may benefit American Tax shareholders because it will allow American Tax shareholders to receive future distributions which are comparable to the distributions that they have been receiving. First Union Securities has also confirmed that if the merger is not consummated, American Tax shareholder's future distributions will be significantly reduced under American Tax's distribution policy. First Union Securities has advised American Tax that the factors it considered in analyzing the benefits of the merger included, (a) CharterMac's performance and track record, (b) CharterMac's historical trading range, (c) the potential investment liquidity and greater diversification which American Tax shareholders would have as owners of CharterMac's common shares, and (d) the expectation, based on the pro forma analysis of the combined companies, that the American Tax shareholders would continue to receive a comparable tax exempt distribution which exceeds the distribution supportable under American Tax's distribution policy.

         First Union Securities has advised Related AMI that it will only communicate to shareholders who are its clients and who request information or advice regarding the proposals. First Union Securities will only provide oral advice to shareholders through its financial consultants of its views with respect to the proposals. First Union Securities will provide to its financial consultants only, a balanced analysis of the potential risks and benefits of the proposals and how they may affect their clients' investment. This analysis will be based upon consultations with Related AMI and upon an analysis of the proposals and current market conditions. First Union Securities will communicate to the financial consultants through a combination of summary reports on the proposals, conference calls and electronic media to ensure that all financial consultants with clients invested in American Tax will receive a thorough briefing on the proposals.

         CharterMac may reimburse the costs incurred by First Union Securities in supporting the proposals. Such reimbursement is not contingent on the outcome of the vote on the proposals. CharterMac will not pay First Union Securities any other compensation, either upon consummation or termination of the merger, other than this reimbursement. Neither CharterMac nor any of its affiliates have paid any fees to First Union Securities or its affiliates during the past two years.


         At the quarterly CharterMac board of trustees meeting on June 16, 1999, the officers of CharterMac briefly discussed with the board of trustees the possible combination of CharterMac with American Tax. At this meeting, the board of trustees were given background information on American Tax and were given a brief synopsis of the steps that would need to be taken for a possible merger. The outcome of the meeting was that the officers of CharterMac would have to discuss possible merger alternatives with its legal counsel to ensure that any contemplated business combination was structured in a fair manner.

         Recognizing the conflict of interest inherent in the fact that most of the officers and directors of Related AMI are the same for CharterMac, and with the goal of structuring the business combination of American Tax and CharterMac in such a way as to contain fair contractual provisions for both parties, on July 13, 1999, representatives of American Tax and CharterMac met with their joint legal counsel, Battle Fowler LLP, to discuss the alternative business combination structures for American Tax and CharterMac. The outcome of the meeting was that a consent statement


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



for American Tax's shareholders would need to be drafted by Battle Fowler and that both CharterMac and American Tax would have to retain financial advisors to issue fairness opinions on the transaction.

         In the opinion of Related AMI's board of directors, the goal of any business combination involving American Tax was for American Tax's shareholders to receive liquidity in their investment and at the same time continue to receive a comparable tax exempt distribution to the one they were receiving from American Tax. In this regard, Related AMI's board of directors concluded that there was only one other publicly listed company, Municipal Mortgage & Equity, LLC, also known as MuniMae, which was comparable with CharterMac and might have been a viable alternative merger candidate for American Tax. However, Related AMI's board of directors believed that although MuniMae invests in the same types of investments as American Tax, its earnings are not comparable to those of American Tax, which are 100% tax exempt for federal income tax purposes. Based on MuniMae's public statements, its 1999 earnings are expected to be only 87% tax exempt, while CharterMac expects that its 1999 earnings will be approximately 97% tax exempt. In addition, had American Tax pursued a merger with MuniMae, it is unlikely that American Tax shareholders would have received full value for American Tax's first mortgage bonds for the following reasons:

              o Related AMI would not have agreed to waive its deferred fees and expenses through June 30, 1999;

              o American Tax would have had to incur additional transaction costs in connection with a merger with a non-affiliate which was unfamiliar with the American Tax portfolio; and

              o American Tax would have been required to make extensive representations, warranties and possibly other concessions.

         However, Related AMI considered that a business combination with MuniMae may have been advantageous because unlike CharterMac, MuniMae manages its own portfolio with no third party manager. This would lead to lower fees and could result in lower overall general and administrative expenses.

         Based upon the foregoing factors, Related AMI's board of directors concluded that CharterMac was the most suitable merger candidate.

         In June 1999, joint legal counsel for American Tax and CharterMac began drafting this consent statement-prospectus and a definitive merger agreement and other agreements contemplated by the merger. In October 1999, Related AMI retained McDonald Investments and CharterMac retained Legg Mason to act as their financial advisors. From June 1999 to November 1999, there were discussions of the business combination terms in numerous telephone conversations among Related AMI and CharterMac and their financial advisors. The structuring and drafting sessions continued through November 2, 1999, the date the merger agreement was executed.

         On October 20, 1999, the CharterMac board of trustees met to discuss the acquisition of American Tax. The CharterMac board of trustees received the oral opinion of Legg Mason, that the merger was fair, from a financial point of view, to CharterMac shareholders. On October 26, 1999, Legg Mason delivered its written opinion, which is materially consistent with Legg Mason's oral opinion delivered on October 20, 1999. The opinion of Legg Mason is attached to this consent statement-prospectus as Appendix B. At this meeting, Related Charter management and CharterMac's legal advisors made presentations to the CharterMac board of trustees concerning the merger and assisted in the CharterMac board of trustees's review of the proposed merger agreement.

          On October 26, 1999, the CharterMac board of trustees reconvened and approved the purchase and the proposed merger agreement and related transactions. The board of trustees also authorized the execution of the merger agreement in substantially the form presented to the CharterMac board of trustees, giving Related Charter the discretion to make immaterial changes to these agreements without the board of trustees's express approval.

         On October 22, 1999 and October 28, 1999, the Related AMI board of directors held special meetings to review, with the assistance of Battle Fowler and McDonald Investments, the proposed merger and the merger agreement. At the meetings, Related AMI's management and American Tax's legal advisors made presentations to the Related AMI board of directors concerning the merger. In addition, at each of these meetings, McDonald Investments reviewed with the Related AMI board of directors the financial analysis performed by McDonald Investments in connection with the

/293812.1

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



proposed merger. On November 1, 1999, McDonald Investments finalized their financial analysis. On November 1, 1999, McDonald Investments delivered to the board of directors their written opinion to the effect that the exchange ratio was fair, from a financial point of view, to you, which is materially consistent to McDonald Investments' previous oral presentations. On November 1, 1999, McDonald Investments also delivered their written valuation of American Tax's net assets to the Related AMI board of directors. The opinion of McDonald Investments is attached to this consent statement-prospectus as Appendix C and the related valuation letter is attached to this consent statement-prospectus as Appendix F. You are urged to read the full text of that opinion and valuation.

         On November 2, 1999, the Related AMI board of directors by unanimous written consent approved the proposed merger and the merger agreement. The board of directors also authorized the execution of the merger agreement in substantially the form presented to the Related AMI board of directors, giving Related AMI management the discretion to make immaterial changes to these agreements without the board of directors's express approval. The board of directors determined that the merger agreement and the related transactions be voted on by you, and that the Related AMI board of directors recommend that American Tax's shareholders approve the merger agreement and the amendments to the American Tax trust agreement.

         On November 2, 1999, CharterMac, CM Holding and American Tax signed the merger agreement.

         On November 3, 1999, CharterMac and American Tax issued a joint press release announcing the execution of the merger agreement.

How the Merger Consideration Was Determined

         Conversion Ratio. The merger consideration was determined by taking American Tax's net asset value as of June 30, 1999 ($26,767,092) and adding back the liabilities for accounts payable to Related AMI ($766,747) and subtracting the estimated cost to American Tax of the merger as of October 15, 1999 ($427,421) and dividing that result ($27,106,418) by the sum of the number of shares outstanding as of June 30, 1999 plus the number of American Tax shares allocable to Related AMI in respect of its 1% interest in American Tax. The resulting adjusted value per American Tax share ($18.3362) was then divided by the June 30, 1999 closing price of CharterMac, $12.8125, to equal the conversion ratio of 1.43112.

         Fair Market Value. The net asset value of American Tax was determined by taking the fair market value of American Tax's assets and subtracting its liabilities. The assets are comprised of investments in bonds, cash and cash equivalents and accrued interest receivable. Its liabilities include amounts which are due to affiliates and accounts payable. The fair market value of the American Tax assets was determined as follows:

         o Fair Market Value of Bonds -The fair market value of each of American Tax's investment in bonds was computed by determining the present value of the principal and interest income stream to American Tax at rates determined by market interest rates of similar investments and the risk associated with collecting the principal and interest income stream. Base interest paid over the analysis period, up to the last day of the year upon which prepayment is permitted, prepayment premiums and the face amount of the bonds were discounted using a 7.5% rate. Participating interest was discounted at 12%.

              The underlying property net operating income was used to determine the amounts of participating interest payable from excess cash flow and from excess sales proceeds. The underlying properties' net operating income was assumed to increase by 3% annually and the underlying properties were assumed to be sold or refinanced with a value computed by capitalizing the net operating income using a capitalization rate of 9%, which Related AMI believes is comparable to capitalization rates for sales of similar property types.

        o     Fair Market Value of Cash and Cash Equivalents - actual amounts
              ----------------------------------------------

        o     Fair Market Value of Accrued Interest Receivable - actual amounts


/293812.1

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




Recommendation of Related AMI and American Tax's Reasons for the Merger

         Related AMI reasonably believes that the merger is fair to and in the best interests of American Tax shareholders. In reaching this determination that the merger is fair to and in the best interests of American Tax shareholders, American Tax consulted with its management, financial advisor and legal counsel. Related AMI did not assign any relative or specific weights to any of the factors set forth below.

     Factors Weighing Against the Merger: Set forth below are material factors that Related AMI considered in reaching its determination which weighed against Related AMI's support of the merger:

     o Fixed Exchange Ratio. That the exchange ratio of 1.43112 CharterMac common shares for each American Tax share is a fixed number and will not be adjusted in the event of an increase or decrease in the price of CharterMac common shares between the date of the merger agreement and the completion of the merger.

     o Ongoing Business. That you may have originally invested in American Tax because it was a finite-life entity and may not want to own an interest in an ongoing business.

     o Elimination of Protections. That the shareholder protections included in the American Tax trust agreement with regard to roll-up transactions such as the merger must be eliminated in order to complete the merger on the terms agreed to between American Tax and CharterMac. These protections include the option to receive cash in lieu of shares and a prohibition on the sale of American Tax assets to an affiliate of Related AMI.

     o Conflicts of Interest. The perceived inherent conflict of interest of Related AMI since it is owned by the same entities that own Related Charter.

     o Recognition of Taxable Income. That you will recognize taxable income in the merger without the benefit of a special cash distribution for its payment.

     Factors Weighing In Favor Of The Merger: Set forth below are all of the material factors that Related AMI considered to be important in reaching its determination to approve the merger:

     o Reduction in Distribution Under Existing Business Plan. That if American Tax continued to operate under its existing business plan, the distribution payable to American Tax shareholders would have to be reduced.

     o Pre and Post Merger Distribution Comparisons. As shown below, based on CharterMac's most recent annualized quarterly distribution and the exchange ratio of 1.43112 CharterMac common shares for each American Tax share, American Tax shareholders can expect to receive an annual distribution of $1.52 per American Tax share which, although less than the current annualized American Tax distribution of $1.60 per American Tax share, is significantly greater than the annual distribution that could be supported under American Tax's new distribution policy.

         The following table shows the consideration you will receive for your American Tax shares in the merger and its effect on the distributions payable with respect to those shares. By way of illustration, the table uses 125 American Tax common shares because this was the minimum amount you were allowed to purchase in American Tax's original offering.

/293812.1

                                                                                   Post-Merger
                                                                                     Annual
                                                                                 Distribution on
                                                                               Total CharterMac
                                      American Tax                              Common Shares
   Number                                1999             American Tax          Received for
     of                               Distribution      1999 Distribution       American Tax
   American                              Based on        Adjusted Base          Shares Based on
    Tax       Number of CharterMac      Number of         on Number of             current
   Shares     Common Shares to be     American Tax        American Tax          CharterMac
   Owned      Received in Merger     shares owned(2)      shares owned(3)       distribution(4)
   -----      ------------------     ---------------      ---------------       ---------------
  125              179.00000(1)              $200.00             $178.75               $189.74
    1                   1.43112                $1.60               $1.43                 $1.52


(1)  Rounded to eliminate fractional shares.
(2) Amounts reflect the impact of Related AMI's deferral of fees and reimbursement expenses.
(3) Reflects the historical 1999 distributions ($1.60 per share) as adjusted for the current payment of the 1999 unpaid fees, reimbursements and expenses due to Related AMI. However, the distribution during the first twelve-month period, assuming payment in the first twelve-month period of all the deferred and unpaid fees, reimbursements and expenses due to Related AMI totaling $893,240 as of December 31, 1999 (which includes the $766,747 owed through June 30, 1999 which is to be forgiven if the merger is consummated), would result in a distribution equal to $0.99 per American Tax share ($123.75 per 125 American Tax shares). No assurance can be given that future distributions will be $1.43 per share and such amount was calculated solely to illustrate the impact on the historical distribution rate of the current payment of fees to Related AMI.

(4) Assumes distributions on each CharterMac common share is $1.06 based on CharterMac's distribution payable for the quarter ended March 31, 2000 of $0.265, annualized by multiplying $0.265 by four. This annualized amount was then multiplied by the conversion ratio (1.43112); the product ($1.5169872) was then multiplied by the number of shares presented in the chart (1 or 125, as applicable).

     o Comparison of Rate of Distributions to Shareholders divided by Net Income and Distribution Rate . As shown below, CharterMac's distributions have historically been paid, and are expected to continue to be paid, from collections of interest on bond investments and are not supported by the return of capital or accrual of fees.

         The following table depicts the percentage amount of (1) distributions that were actually distributed by CharterMac and American Tax to their respective shareholders divided by (2) each entity's net income.

/293812.1

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




[GRAPHIC OMITTED]




/293812.1

                           *CharterMac   was  formed  on  October  1,  1997  and
                           therefore does not have a full year of operations to report for 1997.

                           **The 1999 numbers for American Tax exclude the one time merger related costs.

         American Tax. The following table depicts the per share distribution amount distributed to the American Tax shareholders.


[GRAPHIC OMITTED]




                      *CharterMac was formed on October 1, 1997.



/293812.1

         CharterMac. The following table depicts the per share distribution amount distributed to CharterMac shareholders.

[GRAPHIC OMITTED]



                      *CharterMac was formed on October 1, 1997.

         o Greater Liquidity. That the merger consideration to be paid by CharterMac to you would provide greater liquidity for your investments by converting your illiquid ownership of American Tax common shares into ownership of CharterMac's common shares which are listed on the American Stock Exchange.

         o Ability to Sell CharterMac Shares. That even though as structured, the merger requires you to give up protections contained in the trust agreement which would have allowed you to receive cash instead of CharterMac common shares, you will still have the ability to "cash out" of your investment by selling the CharterMac common shares on the American Stock Exchange.

         o Transaction Cost Comparison. American Tax will be able to maximize the net proceeds from the sale of its assets because by selling to an affiliate, American Tax will be able to avoid the significant transaction costs which are otherwise generally incurred in third- party transactions such as selling commissions and costs associated with representations, warranties, and indemnifications that purchasers generally require and which may result in additional escrow costs.

                  As shown below, because Related Charter is familiar with American Tax's assets, the transaction costs associated with the merger should be lower than if American Tax were merged with a third party.

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                                       34

                  Related  AMI   estimates   that  a  third  party  would  incur
                  additional costs totaling approximately $891,000 as follows:

                         Environmental Reports            $       10,000
                         Engineering Reports                      18,000
                         Increased cost of appraisal (1)          40,000
                         Due diligence                            20,000
                         Transaction Advisor (2)                 803,000
                                                                --------
                         Total additional costs           $      891,000
                                                                ========

                         (1) Additional cost assuming appraisal cost is not shared with purchaser.
                         (2) Investment banker and/or broker fees - estimated at approximately 3% of total purchase price based on the net asset value of $26,767,092.

         o        Merger  Consideration  Exceeds  Value of American  Tax Assets.
                  Based upon CharterMac's share price on June 30, 1999, the date the exchange ratio was determined, the merger consideration to be received by the American Tax shareholders is above the current fair market value of American Tax's net assets after taking into account the fact that Related AMI is willing to waive deferred and unpaid expenses, reimbursements and fees.

         o        Diversification.  That  American  Tax  shareholders  would own
                  shares  in  a  company   which   has   significantly   greater
                  diversification.

         o        McDonald  Investments  Fairness  Opinion.  The presentation of
                  McDonald Investments, and its written opinion dated as of November 1, 1999 as to the fairness, from a financial point of view, of the consideration to be received by holders of American Tax shares pursuant to the merger as discussed in "--Opinion of American Tax's Financial Advisor".

         o Valuation of American Tax Assets. The written appraisal of Cushman and Wakefield as to the value of the properties which secure the bonds owned by American Tax, and the valuation letter of McDonald Investments as to value of the net assets of American Tax.

         o Growth Potential. That, after the merger, you will be able to participate in the potential growth of CharterMac, which is an open ended, infinite life company which has the ability to acquire additional bond investments from the proceeds of periodic debt and equity offerings.

         The foregoing discussion of the information and factors considered by American Tax is not intended to be exhaustive. In view of the wide variety of factors that Related AMI considered when it evaluated the proposed merger, American Tax did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, American Tax made its recommendation based on all of the information presented to and considered by it.

Opinion and Valuation of American Tax's Financial Advisor

         On October 19, 1999, Related AMI engaged McDonald Investments to render an opinion as to the fairness to you of the consideration to be received by you in the merger. Related AMI also engaged McDonald Investments at that time to render a valuation of American Tax's net assets in the aggregate based on the value that the net assets would not reasonably be expected to exceed.

         On November 1, 1999, McDonald Investments rendered its opinion that, as of that date, the exchange ratio of 1.43112 CharterMac common shares for each American Tax share was fair, from a financial point of view, to you, the

/293812.1

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



shareholders of American Tax. On November 1, 1999, McDonald Investments also rendered its valuation that, as of that date, McDonald Investments had assessed the value of American Tax's net assets in the aggregate to be not more than $26,560,000. This valuation was based on the value that the net assets of American Tax would not reasonably be expected to exceed, under the basis of valuation described below, and is sometimes referred to as the highest reasonably expected value of American Tax's net assets. In addition, this valuation reflects a reduction of $766,747 for Related AMI's accrued fees and expenses, which would be waived if the merger occurred.

         Related AMI did not engage McDonald Investments to assess the tax consequences of the merger to American Tax or you, whether as a result of the merger itself or any future dividend distributions. In addition, Related AMI did not engage McDonald Investments to evaluate American Tax's strategic alternatives to the merger or any structures for the transaction that might be an alternative to the structure of the merger. Accordingly, in rendering its opinion and valuation, McDonald Investments did not consider or analyze the tax consequences of the merger to American Tax or you or the effect of any alternative structure for or strategic alternative to the merger.

         The full texts of the written opinion and valuation of McDonald Investments are attached as Appendices C and F. This description is only a summary of the complete McDonald Investments opinion and valuation. You are urged to read those documents in their entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by McDonald Investments.

         The McDonald Investments opinion is directed to Related AMI's board and addresses only the fairness from a financial point of view of the exchange ratio to you. The McDonald Investments valuation is also directed to Related AMI's board and addresses only the value that the net assets of American Tax would not reasonably be expected to exceed. Neither the opinion nor the valuation addresses the merits of the underlying decision by American Tax to engage in the merger. In addition, neither the opinion nor the valuation constitutes a recommendation to you as to how you should vote on the merger or any other matter at any meeting of American Tax shareholders held for the purpose of considering the merger or in any related proxy or consent.

         McDonald Investments performed a variety of financial analyses to render its opinion and valuation. Preparing opinions like these involves subjective judgment about which analyses are appropriate and how to apply them to specific situations. The need to make these kinds of judgments makes it inappropriate to look at each particular analysis in isolation, or to ascribe relative weights to each analysis. McDonald Investments did not do that, and you should not either. There is one exception to this general statement that you should know about. Due to the absence of an established trading market for the American Tax shares, McDonald Investments gave little weight to the trading prices of American Tax's shares in its analyses. Accordingly, although McDonald Investments summarizes separate analyses below, McDonald Investments believes that its analyses must be considered as a whole. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by McDonald Investments, the tables must be read together with the text of each summary.

         McDonald Investments made many assumptions about general business and economic conditions and other matters. Many of these matters are beyond the control of American Tax or CharterMac. Actual values or actual future results may be much better or much worse than those suggested by McDonald Investments' analyses. The public company used as a comparison in the comparable companies analysis summarized below is not identical to American Tax or CharterMac.Rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of American Tax, CharterMac and the company to which they were compared.

         The analyses do not reflect the prices at which American Tax's shares might actually be sold or the prices at which any securities may trade at any time. In addition, as described above, McDonald Investments' opinion and valuation were just one of many factors taken into consideration by Related AMI's board.

         Related Charter furnished to McDonald Investments the estimate that the annual distribution on CharterMac's shares following the merger would be $0.98 per CharterMac common share. McDonald Investments assumed that this estimate had been reasonably prepared and reflected the best currently available estimate and judgment of Related


/293812.1

Charter as to the expected future financial performance of the combined company's assets. Since furnishing this estimate to McDonald Investments, CharterMac has raised its quarterly distribution to $0.265, which on an annualized basis would result in the annual distribution on CharterMac's shares being $1.06. This information was not available at the time McDonald rendered its opinion.

         It should also be noted that McDonald Investments' valuation and opinion are based on economic and market conditions and other circumstances existing on, and information made available as of, November 1, 1999 and do not address any matters after that date. McDonald Investments has no obligation to update or revise its valuation or opinion based on events arising or information made available after that date.

         McDonald Investments reviewed the most recent publicly available financial and other information and the most recent financial and other information that was provided by American Tax or Related AMI. McDonald Investments was not hired to verify any of that information and did not do so. Because it was not possible to update all this information to November 1, 1999, some of the information relied on by McDonald Investments in rendering its opinion and valuation was dated as of an earlier date. Accordingly, McDonald Investments' analyses refer in many cases to information dated earlier than November 1, 1999. McDonald Investments generally assumed that there had been no material change in this information as of November 1, 1999. In some cases where McDonald Investments thought it appropriate, McDonald Investments asked American Tax or Related AMI to certify the continued accuracy of earlier information.

         McDonald Investments was engaged only to render its opinion and valuation. McDonald Investments was not authorized by American Tax or Related AMI's board to solicit, nor did it solicit, third party indications of interest for the acquisition of all or any part of American Tax.

         The McDonald Investments Valuation

         For purposes of the valuation, McDonald Investments based the value of American Tax's net assets on the value that the net assets of American Tax would not reasonably be expected to exceed. McDonald Investments defined this as the sum of:

         o the price that it is reasonable to assume would be unlikely to be exceeded in a competitive sale process for each individual tax-exempt first mortgage bond in American Tax's portfolio, assuming that neither the buyer nor American Tax were compelled to engage in the transaction and that both parties had full knowledge of all operative facts; and

         o cash less the liabilities of American Tax as reported in the balance sheet contained in American Tax's Quarterly Report on Form 10-Q for the period ended June 30, 1999.


         McDonald Investments first assumed an orderly liquidation of the bonds held by American Tax to arrive at the highest reasonably expected value of the bonds. An "orderly liquidation" basically means that the owner disposes of its assets over a period of time in order to establish purchaser interest and avoid downward sales price pressure resulting from a lack of purchaser demand or a desire to sell at a lower price due to a need to receive sales proceeds before purchaser interest is established. McDonald Investments then added cash and subtracted liabilities, each in the amount shown in the balance sheet contained in American Tax's Quarterly Report on Form 10-Q for the period ended June 30, 1999. McDonald Investments calculated the highest reasonably expected value of American Tax's net assets by adding this cash and subtracting these liabilities from the highest reasonably expected value of the bonds. Related AMI confirmed to McDonald Investments before it rendered its opinion on November 1, 1999 that the amount of American Tax cash and liabilities had not changed materially since the period ended June 30, 1999.

         McDonald Investments' Considerations. In rendering its valuation, McDonald Investments considered the following in addition to the methodology described below:

         1. McDonald Investments did not render a value on American Tax shares, which are not a listed security and lack any significant market liquidity. Although subject to special redemption features in accordance with the American Tax trust agreement provisions, American Tax shares had been trading


/293812.1
                  only to the extent of purchaser interest for shares tendered for redemption, and then only at prices established by the Trust's terms through November 1, 1999, and after that time to trade at "market prices" as determined by Related AMI. These shares offered for redemption were backlogged at the time McDonald Investments rendered its valuation. Had there been a liquid trading market for American Tax shares, which McDonald Investments considered not to be a viable alternative, the value of American Tax shares may have deviated from the underlying value of American Tax net assets.

         2. Related AMI has indicated, should the merger be consummated, that it would waive the $766,747 in fees and expenses accrued by Related AMI through June 30, 1999. Should the merger not take place, Related AMI has indicated it would no longer defer payment of these accrued fees and expenses and would charge American Tax for them over time or immediately. McDonald Investments reduced its valuation for the whole amount of Related AMI's accrued fees and expenses.

         3. McDonald Investments, with the consent of Cushman & Wakefield, materially relied on the four appraisals that Cushman & Wakefield had prepared for the underlying properties acting as the first mortgage collateral for the American Tax bonds. These appraisals were material to the value that McDonald Investments assessed for the bonds and all the provisions and limitations expressed in these appraisals are provisions and limitations of McDonald Investments' valuation.

         4. Related AMI provided McDonald Investments with several legal documents supporting, among other things, the first mortgage interest in the collateral property and providing for the tax-exempt status of the bonds. McDonald Investments' review of all these documents was limited solely to a review from a financial perspective. McDonald Investments assumed all legal matters to be in good standing. In addition, McDonald Investments assumed that all documentation supporting the bonds was executed appropriately, and that no material adverse event had happened up to November 1, 1999, nor was anticipated to occur in the future, that would otherwise have a material impact on McDonald Investments' valuation of the bonds.


         5. The value of the American Tax bond assets will fluctuate daily based upon several factors, including without limitation:

                  o        the general market interest rate environment,

                  o the assessment of financial risk, including the financial health of the underlying collateral assets and the real estate markets in which those assets are situated,

                  o the collateral's continuing compliance with tax laws and regulatory agreements in maintaining the bonds' tax-exempt status, and

                  o        changes in the federal, state and local tax laws.

                  McDonald Investments' assessment of value for the American Tax bonds considered only the prevailing market conditions as of November 1, 1999, and McDonald Investments used its professional judgment. The valuation that McDonald Investments assigned was subject to several assumptions and estimates. Had the bonds been sold in an open market auction, actual sale conditions may have deviated from these assumptions and estimates. Accordingly, due to changes in these factors, the bonds may have sold for a value differing from those values that McDonald Investments assessed had the bonds actually been put up for sale. In addition, McDonald Investments did not consider the costs of sales of the bonds in the valuation.

         6.       McDonald Investments assumed that:

                  o There was no material litigation or event with respect to any party materially influencing the ownership or management of the underlying collateral assets supporting the bonds;


/293812.1

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



                  o The collateral was not subject to any material lawsuit or event which may have impaired its value; and

                  o American Tax was not subject to any material lawsuits or events affecting its value generally.

         7. McDonald Investments also materially relied on a certification of Related AMI, dated October 20, 1999, indicating that, to the best knowledge and belief of Related AMI:

                  o Neither Related AMI nor American Tax had received notice of any existing or threatened materially adverse litigation with respect to the property managers or owners of the developments to which the American Tax bonds relate;

                  o        There  was  no  existing  or  threatened   materially
                           adverse litigation with respect to American Tax or Related AMI as the manager of American Tax;

                  o Neither Related AMI nor American Tax had received notice that any events had occurred that may have caused the American Tax bonds to become taxable and that the validity of the bonds' tax-exempt status had not been challenged; and

                  o No other matters had otherwise come to Related AMI's attention that would impair the value of the assets of American Tax or would give rise to liabilities not otherwise disclosed to McDonald Investments in writing.

         McDonald Investments' Procedures. In rendering its valuation, McDonald Investments performed the following procedures:

         1. McDonald Investments reviewed what it considered to be the material financial provisions of the following documents:

                  a. The latest available "asset management reports" prepared by Related AMI in its ongoing monitoring of the first mortgage collateral assets of the American Tax bonds.

                  b. The latest available rent rolls for the collateral properties dated for rents not earlier than June 30, 1999.

                  c. The latest internal net operating income reports of the collateral properties dated not earlier than June 30, 1999.

                  d. The appraisals of Cushman & Wakefield, all dated as of September 1, 1999.

                  e. The appropriate trust indentures, loan agreements, land use restriction agreements, and mortgage and security agreements supporting the bonds.

                  f. In the case of the High Pointe Club Apartments project, an Intercreditor Agreement.

                  g. American Tax's Annual Report on Form 10-K for the year ending December 31, 1998 and American Tax's Quarterly Reports on Form 10-Q for the periods ending March 31 and June 30, 1999.

                  h.       Certifications made by Related AMI to McDonald.

         2. McDonald Investments visited each of the four first mortgage collateral security property sites to evaluate the potential for immediately visible signs of impairment in the value of each property and the potential for collateral impairment to impair the value of the bonds. McDonald Investments did not walk all the units and did not walk every angle of the exterior of the site. McDonald Investments is not a real estate appraiser and materially relied on Cushman & Wakefield's expertise with respect to the value of the collateral assets.


/293812.1

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




         3. McDonald Investments prepared a quantitative analysis of the cash flows of each bond's underlying collateral asset.

         4. McDonald Investments assessed normal financial ratio characteristics of risk measurement with respect to the bonds, such as potential ranges of loan to value and debt service coverage ratios.

         5. McDonald Investments assessed the likelihood of borrower bond prepayment, and the ability for American Tax to direct a mandatory redemption.

         6. McDonald Investments assessed the likelihood of the realization of the participating interest component of the bonds, which is the interest that is payable only to the extent the underlying properties provide cash flow to pay this level of interest, including participating interest arising from the sale or refinance of the underlying property or the bond.

         7. Where applicable, McDonald Investments discounted cash flows anticipated from the bonds whether from normal operating conditions, under foreclosure, sale or refinance, and assessed the resulting value, comparing various potential outcomes on the valuation of the American Tax bond assets.

         8. McDonald Investments accepted as true the liabilities and cash holdings represented in American Tax's Quarterly Report on Form 10-Q for the period ended June 30, 1999.



         In expressing the valuation, McDonald Investments was not engaged to, and did not independently attempt to, verify any of the information that American Tax or American Tax's manager, Related AMI, provided to it or any of the publicly available information that it relied on.

         The following is a summary of the analyses presented by McDonald Investments to Related AMI's board when McDonald Investments expressed its valuation.

         Methodology  to  Arrive at  Highest  Reasonably  Expected  Value of the
         Bonds.

         The bond portfolio held by American Tax makes up all of American Tax's assets other than cash. McDonald Investments assumed an orderly liquidation of these bonds in a competitive sale process to arrive at the highest reasonably expected value of American Tax's aggregate bond portfolio. The following summarizes McDonald Investments' methodology in analyzing the highest reasonably expected value that American Tax would receive for the bonds in this kind of competitive sale process.

         McDonald Investments analyzed the value of the American Tax bonds based upon the net operating income of the property underlying each bond. McDonald Investments compared four alternative measures of the net operating income of the property underlying each bond:

         o the net operating income derived by Cushman & Wakefield in their appraisal of the property;

         o net operating income as shown in the borrower entity's 1998 audited financial statements;

         o annualized net operating income based on the borrower entity's 1999 unaudited year-to-date financial statements; and

         o        net operating income based on McDonald Investments' judgment.

         The first three measures of net operating income listed above were based on documents provided to McDonald Investments. McDonald Investments also analyzed the documents as it considered appropriate to determine whether the bonds meet commercially reasonable underwriting standards. McDonald Investments noted that none of the bonds analyzed were of the nature typically found in current tax-exempt multifamily housing bond transactions. Accordingly, McDonald Investments also made its own assessment, based upon its experience in underwriting and dealing in securities of this type, as to how the net operating income might be analyzed by buyers of unrated, unenhanced bonds, or under Fannie Mae standards if the bonds, in McDonald Investments' judgment, met Fannie Mae criteria.



/293812.1

         Based on the various net operating incomes, McDonald Investments looked at the potential ranges of loan-to-values and debt service coverage ratios for each bond. McDonald Investments determined what level and type of market acceptance may be available if the bonds had been sold as of November 1, 1999 based on like terms and conditions.

         Based on McDonald Investments' own judgment of the credit quality, familiarity with Fannie Mae standard underwriting procedures and criteria, and experience in underwriting and dealing in unrated, unenhanced bonds, and various other factors, McDonald Investments also undertook, where appropriate, an analysis of the borrower's potential to prepay a bond and American Tax's ability to direct a mandatory redemption. Based upon the ability to prepay the bonds, McDonald Investments assessed the value of the bonds as either the value at the borrower's prepayment or the value without the borrower's prepayment but assuming where applicable the desirability of the bond owner's direction of a mandatory redemption. In the case of a borrower prepayment, McDonald Investments assessed the value of the bonds to include the borrower's payment of a prepayment premium, if applicable.


         When necessary, McDonald Investments assessed the value of participating interest to be received on an American Tax bond assuming a refinancing, sale or foreclosure on the first mortgage collateral property underlying the bond.

         Where   applicable,   McDonald   Investments   discounted   cash  flows
anticipated from the bonds and assessed the resulting value, comparing various potential outcomes on the valuation of the American Tax bond assets.

         Where possible, McDonald Investments assumed the best and highest value of the bonds owned by American Tax based on the highest of the four alternative measures of an underlying property's net operating income when, in the judgment of McDonald Investments, use of that alternative measure was reasonable. McDonald Investments did not necessarily base its value of a bond on the most probable measure of net operating income or appraisal capitalization rates and, accordingly, it did not necessarily assume the most probable value of a bond.

         Summary of Net Value of American Tax Assets. McDonald Investments' analysis and performance of the above considerations and procedures yielded $26,560,000 as the value that the net assets of American Tax would not reasonably be expected to exceed under its methodology described above. In its valuation, McDonald Investments assessed the approximate value of American Tax's bond portfolio in the aggregate. McDonald Investments then added to this value that cash and subtracted those liabilities shown on American Tax's June 30, 1999 balance sheet. Those liabilities included accrued fees and expenses of Related AMI in the amount of $766,747. McDonald Investments' analysis showed:

Highest Reasonably Expected Value of All Bonds                   $26,583,000
Cash as of June 30, 1999                                             761,430
Liabilities as of June 30, 1999                                    (780,098)
                                                                 -----------
Highest Reasonably Expected Value of Net Assets                  $26,564,332
Value Rounded/Used                                               $26,560,000

         The McDonald Investments Opinion

         In arriving at the McDonald Investments opinion, McDonald Investments reviewed and analyzed, among other things:

         o The most recent draft of the merger agreement, provided to McDonald Investments as of November 1, 1999, including its exhibits and schedules;

         o A draft of the preliminary proxy statement dated October 29, 1999 prepared by American Tax for use in soliciting the consent of shareholders to the merger;


/293812.1

         o Publicly available information concerning CharterMac, including its Annual Report on Form 10-K for the year ended December 31, 1998, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999;

         o Publicly available information concerning American Tax, including its Annual Report on Form 10-K for the year ended December 31, 1998, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999;

         o        With  respect  to  the  tax-exempt   bonds  secured  by  first
                  mortgages owned by American Tax:

                  a. The latest available "asset management reports" prepared by Related AMI in its ongoing monitoring of the first mortgage collateral assets of the bonds;


                  b. The latest available rent rolls for the collateral properties dated not earlier than June 30, 1999;

                  c. The latest internal net operating income reports of the collateral properties underlying the bonds dated not earlier than June 30, 1999;

                  d. The appraisals of Cushman & Wakefield all dated as of September 1, 1999;

                  e. The appropriate trust indentures, loan agreements, land use restriction agreements, and mortgage and security agreements supporting the bonds; and

                  f. In the case of the High Pointe Club Apartments bond, also an intercreditor agreement and related supplements and correspondence;

         o Information with respect to the trading volumes and trading price ranges of the common shares of CharterMac's stock;

         o Publicly available information with respect to the trading of and markets for securities that in McDonald Investments' judgment have credit and other characteristics comparable to the American Tax bonds;

         o Publicly available information with respect to the trading of and markets for securities that in McDonald Investments' judgment have credit and other characteristics comparable to the stock of CharterMac for purposes of evaluating the value of the merger consideration;

         o Publicly available information with respect to other transactions that, in McDonald Investments' judgment, have credit and other characteristics comparable to the merger; and

         o Other financial studies and analyses and other matters as McDonald Investments deemed necessary, including McDonald Investments' assessment of general economic, market and monetary conditions.

         McDonald Investments also met with officers and employees of the managers of the two companies to discuss various matters relating to their portfolios, litigation and other issues that could affect the value of the American Tax assets as well as other matters McDonald Investments believed relevant to its inquiry.

         In its review and analysis and in arriving at its opinion, McDonald Investments assumed and relied upon the accuracy and completeness of all the financial and other information provided to it or publicly available and assumed and relied upon the representations and warranties of CharterMac and Related AMI contained in the merger agreement. McDonald Investments was not engaged to, and did not independently attempt to, verify any of that information. In addition McDonald Investments did not conduct a physical inspection or appraisal of any assets, properties or facilities of CharterMac. With respect to the real estate securing the bonds, McDonald Investments materially relied on the appraisal reports of Cushman & Wakefield. McDonald Investments also assumed:



/293812.1

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




                o That there had been no material changes in cash and liabilities reflected on American Tax's unaudited balance sheet included in its Quarterly Report on Form 10-Q for the period ended June 30, 1999;

                o The accuracy and completeness of all representations contained in all instruments relating to the collateral and the bonds. These included representations concerning the tax-exempt status of the bonds;

                o That all documentation supporting the collateral and the bonds had been duly authorized, executed and delivered and constituted enforceable obligations of the parties;

                o That the conditions to the merger set forth in the draft of the merger agreement would be satisfied;

                o That the merger would be consummated on a timely basis in the manner contemplated by the merger agreement; and

                o That the final form of the merger agreement would be substantially similar to the last draft of the agreement reviewed by McDonald Investments.

         The McDonald Investments opinion was necessarily based on economic and market conditions and other circumstances existing on, and information made available as of, November 1, 1999. The opinion does not address any matters subsequent to that date, including the value of the CharterMac common shares on the date of issuance to the holders of American Tax common shares. In addition, the McDonald Investments opinion is, in any event, limited to the fairness, as of November 1, 1999, from a financial point of view, of the exchange ratio and does not address American Tax's or CharterMac's underlying business decision to effect the merger or any other terms of the merger.

         The following is a summary of the analyses presented by McDonald Investments to Related AMI's board when McDonald Investments rendered its opinion.

         Summary of American Tax Net Asset Value and the Merger Consideration. McDonald Investments:

         o reviewed the total number of American Tax shares outstanding as of June 30, 1999, assuming that the shares allocable to Related AMI for its 1% interest in American Tax were issued and outstanding;

         o        reviewed the exchange ratio; and

         o calculated the rounded total number of CharterMac equivalent shares that would be issued to American Tax shareholders in the merger.

This analysis showed:


American Tax Shares Outstanding (assuming that the shares
allocable to Related AMI were issued and outstanding)               1,478,304
Multiplied by Exchange Ratio                                          1.43112
                                                                   ----------
Rounded Total CharterMac Equivalent Shares                          2,115,630

         McDonald Investments then reviewed the highest reasonably expected value of the net assets of American Tax, as expressed in its valuation, and divided this number by the total number of CharterMac equivalent shares that would be issued to American Tax shareholders in the merger. This analysis yielded the highest reasonably expected value of the American Tax net assets to be surrendered by American Tax shareholders in exchange for each CharterMac share that they would receive in the merger, and showed:

Highest Reasonably Expected Value of American Tax Net Assets         $26,560,000
Divided by CharterMac Equivalent Shares                                2,115,630
                                                                     -----------


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                                       43

Highest Reasonably Expected Value of American Tax Net Assets to be       $12.554
Surrendered by American Tax Shareholders per CharterMac Equivalent
Share in the Merger


         For purposes of its opinion, McDonald Investments determined that it was appropriate to assess the fairness of the exchange ratio by reference to the highest reasonably expected value of the American Tax net assets established in the valuation. McDonald Investments made this decision based on its conclusion that American Tax's value as an independent business would not exceed the aggregate value of its individual assets. McDonald Investments' based this conclusion primarily on the fact that American Tax is a pass-through entity whose business consists primarily of holding the American Tax bond portfolio. As such, American Tax has no other assets that were likely to generate synergies or cost savings from the perspective of a strategic buyer or otherwise enhance the competitive position of a strategic buyer. In addition, the financial terms and other characteristics of the securities in American Tax's bond portfolio made it unlikely that a buyer would be able to generate returns on those securities in excess of those implied by McDonald Investments' valuation. In McDonald Investments' judgment, these factors combined to make it unlikely that American Tax's value as an independent business would exceed the highest reasonably expected value of the American Tax net assets established in the valuation.

         Historical Trading Prices of CharterMac common shares. McDonald Investments reviewed the following historical trading prices for CharterMac common shares from October 1, 1997, the time CharterMac became publicly traded, to October 29, 1999:

         o        The lowest trading price during this period;

         o        The highest trading price during this period;

         o The closing price as of the end of each quarter during this period;

         o        The average quarter-end closing price during this period; and

         o The Friday closing prices as of the five weeks immediately preceding the date of the opinion.

This analysis showed:


        Pricing Period                     Price
        --------------                     -----

Lowest Price in Period                  $11.13 (during the 4th quarter of 1997)
Highest Price in Period                 $14.50 (during the 1st quarter of 1998)
Closing Price, December 1997            $12.75
Closing Price, March 1998               $13.50
Closing Price, June 1998                $14.06
Closing Price, September 1998           $12.69
Closing Price, December 1998            $12.13
Closing Price, March 1999               $13.38
Closing Price, June 1999                $12.81
Closing Price, September 1999           $13.06
Average Quarter-End Closing Price       $13.05
Closing Price, October 1, 1999          $13.00
Closing Price, October 8, 1999          $13.13
Closing Price, October 15, 1999         $12.94
Closing Price, October 22, 1999         $12.69
Closing Price, October 29, 1999         $12.38


/293812.1

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



         McDonald Investments' analysis of the historical trading prices for CharterMac common shares indicated a bias, based upon the latest five Friday closing prices, toward the $12.38 to $13.13 per share range and averaging $12.83 per share over that five-Friday period. McDonald Investments relied on publicly available sources for the information listed above. The above prices are rounded to the nearest cent.

         Implied  Value  of  CharterMac  common  shares  Based  on  Tax-Adjusted
Dividend Yield. In addition to analyzing the historical trading prices for CharterMac common shares, McDonald Investments also evaluated the economic value of CharterMac common shares based on an average historical dividend yield of Municipal Mortgage and Equity, LLC, also known as MuniMae. This evaluation allowed McDonald Investments to compare the historical trading prices for CharterMac common shares to the value of the CharterMac common shares suggested by this analysis. To the extent that historical trading prices differed from the underlying economic value, McDonald Investments also sought to determine whether the CharterMac common shares were trading above or below this value. McDonald Investments considered this analysis to be important to its fairness opinion because you will be receiving CharterMac common shares in the merger. McDonald Investments selected MuniMae for this analysis because MuniMae was the only company that McDonald Investments thought was comparable to CharterMac and American Tax.

         McDonald Investments refers to the economic value derived under this methodology as the "implied value" of CharterMac common shares because it is not based on actual trading prices for CharterMac common shares but rather on average dividends paid by MuniMae, adjusted to reflect CharterMac's somewhat different tax attributes. Because significant but different portions of both MuniMae's and CharterMac's dividends are tax-exempt for federal income tax purposes, McDonald Investments considered the impact of federal income taxes on the economic value of MuniMae and CharterMac dividends. McDonald Investments based the implied value of CharterMac common shares on the economic value of the average MuniMae dividend yield to a hypothetical investor with a marginal, personal federal income tax rate of 39.6%. McDonald Investments refers to this value, which reflects a reduction for the payment of federal income taxes on the taxable portion of MuniMae dividend, as the tax-adjusted dividend yield. When McDonald Investments refers below to the pre-tax dividend yield, it means the actual dividend yield, without any reduction for the payment of taxes.

         As the first step in this evaluation, McDonald Investments asked representatives of management of Related AMI what companies might be comparable to CharterMac and American Tax and what transactions might be comparable to the merger. McDonald Investments also searched publicly available resources for information relating to comparable companies and comparable transactions. McDonald Investments identified a single comparable company which is primarily engaged, like American Tax and CharterMac, in the purchase and ownership of tax-exempt multifamily housing revenue bonds. This company is MuniMae. No publicly available information came to McDonald Investments' attention concerning similar merger transactions.

         McDonald Investments then compared the pre-tax dividend yield on MuniMae shares to the pre- tax yield on CharterMac common shares based on publicly available information. To calculate the pre- tax dividend yield for each quarterly period, McDonald Investments divided the dividend for that period by the closing price of the shares at the end of the quarter. McDonald Investments calculated yields for the 4th quarter of 1997 to the 3rd quarter of 1999 for CharterMac common shares, yields for the 1st quarter of 1997 to the 3rd quarter of 1999 for MuniMae shares, and averages for these quarterly periods. This analysis showed:




                                                              CharterMac    Muni       Muni    MuniMae
                        Quarter     CharterMac   CharterMac    Pre-Tax      Mae        Mae     Pre-Tax
                         Ended        Price       Dividend      Yield      Price     Dividend   Yield
                    ---------------- ----------- ----------- -----------  --------  ---------- ---------
                       Mar - 97                                           $16.63     $1.38       8.30%
                       Jun - 97                                            16.75      1.40       8.36%
                       Sep - 97                                            19.75      1.46       7.39%
                       Dec - 97      $12.75       $0.92         7.22%      19.63      1.48       7.54%
                       Mar - 98       13.50        0.92         6.81%      21.75      1.50       6.90%


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                                       45




                                                              CharterMac    Muni       Muni    MuniMae
                        Quarter     CharterMac   CharterMac    Pre-Tax      Mae        Mae     Pre-Tax
                         Ended        Price       Dividend      Yield      Price     Dividend   Yield
                    ---------------- ----------- ----------- -----------  --------  ---------- ---------
                       Jun - 98       14.06        0.92         6.54%      22.13      1.52       6.87%
                       Sep - 98       12.69        0.92         7.25%      19.69      1.54       7.82%
                       Dec - 98       12.13        0.96         7.92%      16.75      1.54       9.19%
                       Mar - 99       13.38        0.96         7.17%      18.63      1.56       8.37%
                       Jun - 99       12.81        0.98         7.65%      20.75      1.58       7.61%
                       Sep - 99       13.06        0.98         7.50%      20.38      1.60       7.85%
CharterMac
Average for
CharterMac
Data Periods                          13. 5        0. 5         7.26%
MuniMae
Average for
Quarterly
Periods
Shown                                                                      19.35      1.51       7.84%
MuniMae
Average
Taken Over
the
Comparable
CharterMac
Data Periods                                                               19.96      1.54       7.77%


         Based on the average MuniMae return for these quarterly periods and McDonald Investments' judgment, McDonald Investments determined that 7.85% was likely to approximate the longer-term average pre-tax yield that is required by investors for the stock of MuniMae. McDonald Investments further determined that the tax-adjusted yield of MuniMae was likely to approximate the longer-term average tax-adjusted yield that is required by investors for the stock of companies like CharterMac and American Tax. McDonald Investments also noted that MuniMae shares trade at an approximate price- to-book ratio of 1x, which also tends to indicate that this yield was the current market yield.

         McDonald Investments then analyzed the tax-adjusted dividend yield of MuniMae. Based on publicly available information, McDonald Investments determined that MuniMae's 3rd quarter 1999 dividend was 87% tax exempt and 13% taxable for federal income tax purposes. In addition, McDonald Investments noted, based on publicly available information, that MuniMae had assumed a marginal, personal federal income tax rate of 39.6%. Based on this information and 7.85% as the longer-term average pre-tax yield on MuniMae shares, McDonald Investments calculated the longer-term average tax-adjusted yield on MuniMae shares. This analysis showed the following:

        Longer-Term Average Pre-Tax Yield on MuniMae Shares                7.85%

        Percent of Dividend that is Tax-Exempt                            87.00%
                                                                   -------------
Subtotal: Tax-Adjusted Yield of Tax-Exempt Portion of Dividend             6.83%

Percent of Dividend that is Taxable                                       13.00%
                                                                ----------------
Total Pre-Tax Yield of Taxable Portion of Dividend                         1.02%
Assumed Marginal, Personal Federal Tax Rate                               39.60%
Taxes on Taxable Portion of Dividend                                       0.40%
                                                                ----------------


/293812.1

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


Subtotal:  Tax-Adjusted Yield of Taxable Portion of Dividend               0.62%

                                                                ----------------
Total Longer-Term Average Tax-Adjusted Yield on MuniMae Shares             7.45%
(Sum of Subtotals)


         McDonald Investments then calculated the pre-tax dividend yield on CharterMac common shares that would be worth the same to the hypothetical investor as MuniMae's 7.45% average tax- adjusted dividend yield. McDonald Investments calculated this yield to be 7.51%, based on:

              o 7.45% as the longer-term average tax-adjusted yield required by investors for the stock of companies like CharterMac and American Tax,

              o CharterMac's anticipation that 98% of its post-merger dividend will be tax exempt and only 2% taxable for federal income tax purposes, and

              o an assumed marginal, personal federal income tax rate of 39.6%.




/293812.1

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



The following table shows how McDonald Investments used this information to calculate 7.51% to be the pre-tax dividend yield on CharterMac common shares that would be equivalent to MuniMae's 7.45% average tax-adjusted dividend yield.

        Equivalent Pre-Tax Yield on CharterMac common shares                                       7.51%

        Percent of Dividend that is Tax-Exempt                                                    98.00%
                                                                                     ----------------------
        Subtotal: Tax-Adjusted Yield of Tax-Exempt Portion of Dividend                             7.36%

        Percent of Dividend that is Taxable                                                        2.00%
                                                                                     ----------------------
        Total Pre-Tax Yield of Taxable Portion of Dividend                                         0.15%

        Assumed Marginal, Personal Federal Tax Rate                                               39.60%

        Taxes on Taxable Portion of Dividend                                                       0.06%
                                                                                     ----------------------
        Subtotal:  Tax-Adjusted Yield of Taxable Portion of Dividend                               0.09%

                                                                                     ----------------------
        Total Tax-Adjusted Yield on CharterMac common shares (Sum of                               7.45%
        Subtotals)


         Because the dividend yield of a company is expressed as that percentage of the company's share price that is paid in dividends, McDonald Investments was able to calculate CharterMac share prices that would give rise to a pre-tax dividend yield of 7.51% at various dividend levels. McDonald Investments calculated the CharterMac share prices that would have corresponded to the pro forma dividend levels which would have existed historically for the combined company had the merger taken place prior to the periods indicated below. In addition, based on the same yield, McDonald Investments calculated the CharterMac share price associated with the pro forma dividend level which is anticipated for the combined company in the future. This analysis showed:


                                                             CharterMac
                                                           Anticipated Pro-       Pre-Tax          Associated
                                                              forma               Dividend        CharterMac
                                                             Dividend              Yield          Share Price
                                                         --------------------------------------------------------

Pro-forma 1998                                                 $0.95                7.51%          $12.6498
Pro-forma Annualized First 6 Months of 1999                     0.98                7.51%           13.0493
Anticipated Pro-forma in Future Periods                         0.98                7.51%           13.0493


         McDonald Investments based the above share prices on historical pro forma dividend information and pro forma future dividend projections supplied by Related Charter. Because this historical pro forma dividend information and these pro forma future dividend projections are based on the combined company after the merger, they do not reflect the reductions in American Tax's future distributions that Related AMI believes will take place if American Tax continues as an independent company.

         Based on an equivalent pre-tax dividend yield of 7.51%, anticipated post-merger dividends of $0.98 and McDonald Investments' judgment, McDonald Investments calculated the implied value of CharterMac common shares to be approximately $13.00 per share. As indicated above, by implied value of CharterMac common shares McDonald Investments means the economic value of CharterMac common shares based on an average historical dividend yield of MuniMae, adjusted to reflect CharterMac's somewhat different tax attributes. The implied value of CharterMac common shares is not based on actual trading prices for these shares but rather on the tax-adjusted economic value of the average MuniMae dividend yield to an investor with a marginal, personal federal income tax rate of 39.6%.


/293812.1

         This analysis does not take into account the potential dilutive effect on the CharterMac post- merger share price of higher trading volumes and sell-side pressures that might occur after the merger. However, McDonald Investments considered there to be some protection for American Tax shareholders should some sell-side pressures occur and result in a depression in the CharterMac share prices. This view was based on the implied value of $13.00 per CharterMac common share, which is higher than $12.554, the highest reasonably expected value of the American Tax net assets to be given up by American Tax shareholders in exchange for each CharterMac common share that they would receive in the merger.

         McDonald Investments also considered the impact on the price-to-book ratio of CharterMac common shares that would result from an implied value of $13.00 per CharterMac common share based on a pre-tax dividend yield of 7.51%. McDonald Investments compared:

         o        The price-to-book ratio based on:

                  - the average of the closing prices of CharterMac common shares on the five Fridays ending on October 29, 1999, and

                  -        the book value of CharterMac on June 30, 1999; and

         o        The price-to-book ratio based on:

                  - the implied price of CharterMac common shares at the $0.98 future dividend level anticipated by Related Charter and a dividend yield of 7.51%, and

                  -        the book value of CharterMac on June 30, 1999.

         This analysis showed:



Average of Closing Prices - Five Fridays Ending on October 29, 1999                                   $12.8250
Weighted Average CharterMac common shares Outstanding for the six                                   20,580,533
months ended June 30, 1999
                                                                                       -----------------------
Approximate Market Capitalization                                                                 $263,945,336
June 30, 1999 Book Value                                                                          $328,515,768
Price-to-Book Value                                                                                     80.34%

Implied Price at a Dividend Yield of 7.51% and $0.98 Dividend                                         $13.0000
Weighted Average CharterMac common shares Outstanding for the six                                   20,580,533
months ended June 30, 1999
                                                                                       -----------------------
Approximate Implied Market Capitalization                                                         $267,546,929
June 30, 1999 Book Value                                                                          $328,515,768
Price-to-Book Value                                                                                     81.44%


         McDonald Investments observed that the approximate price-to-book ratio at the higher share price associated with a 7.51% return is close to the price-to-book ratio associated with CharterMac's shares at the time of its opinion. McDonald Investments noted that this analysis, which shows a correlation between the price-to-book ratios derived from average market prices and from the prices implied by the dividend yield methodology, supports the use of the tax-adjusted dividend yield methodology in calculating the value of CharterMac common shares.

         Based on the above analyses and McDonald Investments' judgment, McDonald Investments determined that CharterMac common shares' then current market price was lower than its anticipated market price based on dividend yield. This suggested that the underlying long-term economic value of CharterMac common shares based on an average historical dividend yield of MuniMae was greater than the then current market price for CharterMac common shares.


/293812.1

         Pro Forma Diluted Value of CharterMac common shares. McDonald Investments also analyzed the potential diluted value of CharterMac common shares after giving effect to the merger. As part of this analysis, McDonald Investments calculated the approximate total number of shares of CharterMac after giving effect to the merger based on

         o The total weighted average number of CharterMac common shares outstanding for the six months ended June 30, 1999 and

         o The number of CharterMac common shares that would be issued to American Tax shareholders in the merger.

         This calculation showed:


Weighted average CharterMac common shares outstanding                20,580,533
for the six months ended June 30, 1999
CharterMac common shares issued to American Tax
shareholders                                                          2,115,630
                                                             -------------------
Approximate Total Post-Merger CharterMac common shares               22,696,163
                                                             ===================


         McDonald Investments considered the extent to which the value of CharterMac common shares could be diluted in the merger as a result of CharterMac's acquisition of the American Tax net assets and other costs and benefits of the merger. McDonald Investments had determined that $12.554 was the highest reasonably expected value of the American Tax net assets to be given up by American Tax shareholders in exchange for each CharterMac common share that they would receive in the merger. Because this value represents what American Tax shareholders are giving up in the merger, McDonald Investments analyzed the lowest level at which the American Tax net assets could be valued following the merger in order for the post-merger diluted CharterMac common share value to be no less than $12.554. McDonald Investments' analysis consisted of a calculation of the potential market capitalization of CharterMac giving effect to the merger, which was based on:

         o An implied CharterMac common share value equal to $13.00 immediately before the merger;

         o    The number of CharterMac common shares before the merger;

         o    The costs CharterMac disclosed that it would incur in the merger;

         o Related AMI's waiver of accrued fees and expenses in the amount of $766,747 if the merger occurs; and

         o The levels at which CharterMac shareholders could value the American Tax net assets following the merger.

McDonald Investments then divided this potential CharterMac market capitalization by the approximate total number of CharterMac common shares after the merger, as calculated above, to arrive at a potential diluted CharterMac share value giving effect to the merger.

         CharterMac's costs of completing the merger include the acquisition fee of Related Charter and CharterMac's other merger costs, and McDonald Investments assumed that these costs result in a reduction, dollar for dollar, in the market capitalization of CharterMac. Related AMI's fee and expense waiver results in an increase, dollar for dollar, in the market capitalization of CharterMac. Although these fees and expenses are liabilities of American Tax, they will be waived upon occurrence of the merger and will not be liabilities of CharterMac. Accordingly, McDonald Investments added them to CharterMac's assets in calculating CharterMac's post-merger market capitalization to reflect this waiver because McDonald Investments had included them as a liability in calculating the value of the American Tax net assets.

         Based on this analysis and McDonald Investments' judgment, McDonald Investments determined that, if the post-merger CharterMac shareholders valued American Tax's net assets at 66.37% or higher of McDonald Investments'

/293812.1
valuation of the highest reasonably expected value of the net assets of American Tax, $26,560,000, then the American Tax shareholders would receive CharterMac common shares equal in value to at least $12.554, the highest reasonably expected value of the American Tax net assets to be surrendered by American Tax shareholders in exchange for each CharterMac equivalent share that they would receive in the merger. Moreover, even if the CharterMac shareholders valued the American Tax net assets below this level, the CharterMac and American Tax shareholders would share the resulting dilution in CharterMac share value in proportion to the number of CharterMac common shares held by each group. Accordingly, the American Tax shareholders would bear less than all of the dilution resulting from a lower market valuation of the American Tax net assets.

         Other Considerations

         In formulating its opinion, McDonald Investments also considered the following additional factors:

              o In the merger, American Tax shareholders would receive shares of stock representing a more diversified portfolio. CharterMac common shares represent a significantly more diversified portfolio of similar bonds than those held by American Tax.

              o CharterMac common shares, which are listed on the American Stock Exchange, have a significantly larger volume of trading than American Tax shares, which are not listed on an exchange. The difference in the way in which these two securities trade may result in additional liquidity benefits to the American Tax shareholders should the merger occur.

         Qualifications, Relationships and Compensation of McDonald Investments

         McDonald Investments is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In addition, McDonald Investments is familiar with and has been engaged in originating, buying, selling and exchanging assets similar in nature to the assets held by American Tax. McDonald Investments is otherwise generally familiar with underwriting standards and procedures employed by Fannie Mae and purchasers of unrated, unenhanced tax-exempt multifamily housing revenue bonds.

         In the ordinary course of its business, McDonald Investments and its affiliates may actively trade securities of both American Tax and CharterMac. These trades may be for its own account and the account of its customers. Accordingly, McDonald Investments may at any time hold a long or short position in these securities.

         American Tax and McDonald Investments entered into an engagement letter dated October 19, 1999. That letter covers the services to be provided by McDonald Investments in connection with the merger, which were limited to rendering the opinion and valuation and assisting American Tax in its description of the assumptions underlying the opinion and valuation. The engagement letter requires American Tax to pay to McDonald Investments a fee for its services in the amount of $150,000 promptly upon delivery of an oral summary of the opinion and valuation to Related AMI's board. Although as of December 31, 1999 this fee had not yet been paid, it has been paid as of March 31, 2000. This fee is not contingent on the approval or completion of the merger. In addition, American Tax agreed to reimburse McDonald Investments for its reasonable out-of-pocket expenses incurred in connection with its services under the engagement letter, including the reasonable fees and expenses of its legal counsel. These out-of-pocket expenses may not exceed $25,000 without American Tax's approval. American Tax also agreed to indemnify McDonald Investments against liabilities related to or arising out of the merger, including liabilities arising under the federal securities laws.

         Prior Compensation to McDonald Investments

         McDonald Investments is a wholly owned subsidiary of KeyCorp. KeyCorp also wholly owns KeyBank National Association. In June 1999, McDonald Investments participated as a co-manager in a $90 million private placement of preferred stock for CharterMac for which McDonald Investments received $139,500. KeyBank has also had relationships with various entities affiliated with Related AMI and Related Charter, who are the managers of American Tax and CharterMac, respectively. These KeyBank relationships have included direct lending, participation

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                                       51
in credit lines or other forms of credit extension to these entities. As of October 31, 1999, KeyBank's actual participation in extended commitments and outstanding loans to these entities approximated $160 million.

Appraisal and Valuation Delivered to American Tax

         Pursuant to American Tax's trust agreement, an appraisal of all of American Tax's assets must be obtained from an independent expert in connection with a proposed roll-up. The merger qualifies as a roll-up under American Tax's trust agreement.

         The American Tax trust agreement specifies that the appraisal will:

              o    be based on an evaluation of all relevant information;

              o indicate the value of American Tax's assets as of the date immediately prior to the announcement of the proposed roll-up; and

              o assume an orderly liquidation of American Tax's assets over a 12-month period.

         In connection with the merger, American Tax obtained the appraisal of Cushman & Wakefield as to the value of the underlying properties which secure the bonds owned by American Tax, and the valuation letter of McDonald Investments as to American Tax's net assets. The full text of Cushman & Wakefield's summarization letter, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached in Appendix E and is incorporated by reference into this consent statement-prospectus. The full text of McDonald Investments' valuation letter, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached in Appendix F and is incorporated by reference into this consent statement-prospectus.

         Appraisal of Underlying Properties by Cushman & Wakefield

         Cushman & Wakefield was engaged by Related AMI on behalf of American Tax on August 5, 1999 to prepare four individual limited appraisals utilizing a summary report format for each of the properties underlying American Tax's first mortgage bonds as of September 1, 1999. The appraisals were prepared in connection with the valuation of the underlying properties for use by American Tax and McDonald Investments in the determination of the fair market value of American Tax's net assets in connection with the merger and its fairness. You should note that Cushman & Wakefield did not appraise the value of American Tax's assets, just the value of the properties which secure the repayment of American Tax's assets, which are primarily comprised of its investment in bonds.

         The Cushman & Wakefield appraisals were certified by an MAI appraiser. Cushman & Wakefield's appraisals were based on the market values and physical condition of the underlying properties as of September 1, 1999. Cushman & Wakefield has not updated the appraisals since September 1, 1999 and has not rendered any opinion as to events or conditions arising subsequent to September 1, 1999. Related AMI has determined not to obtain new appraisals or update the appraisals based on its belief that the appraised values of the underlying properties securing the American Tax's first mortgage bonds have not changed materially since September 1, 1999 as well as the additional cost that would be incurred in obtaining new appraisals or updating the appraisals.

         Related AMI selected Cushman & Wakefield to provide the appraisals because of its experience and reputation in connection with real estate assets, particularly multifamily properties. Cushman & Wakefield has substantial experience and expertise in assessing the value of real estate and preparing real estate appraisals, having prepared real estate appraisals for over 20 years. In addition to valuation, Cushman & Wakefield provides services to the investment community that include investment research and consulting, property management, leasing, investment sales and acquisitions as well as hospitality and leisure consulting services.

         Methodology Used by Cushman & Wakefield. Cushman & Wakefield prepared a summarization letter dated October 20, 1999 which addresses the common methods utilized in each appraisal. For purposes of its appraisals, Cushman & Wakefield has defined "market value" pursuant to Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation guidelines as the most probable price which a property should bring in a competitive and

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


open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably and assuming the price is not affected by any undue stimulus. Implicit in this definition is the consummation of a sale as of a date and the passing of title from seller to buyer under conditions whereby:

              o    buyer and seller are typically motivated;

              o both parties are well informed or well advised and are acting in what they consider their best interest;

              o    a reasonable time is allowed for exposure in the open market;

              o payment is made in terms of cash in U.S. dollars or on financial arrangements comparable thereto; and

              o the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

         Summary of Cushman & Wakefield's Analysis. As noted in the summarization letter prepared by Cushman & Wakefield, in conducting the appraisals, representatives of Cushman & Wakefield performed site inspections for each underlying property during the period between August and September 1999. At that time, it also reviewed historical financial information provided by, and made other inquiries of, Related AMI as it deemed appropriate. Cushman & Wakefield representatives analyzed each underlying property's rent roll, income and expense statements and respective capital budget. Cushman & Wakefield then estimated stabilized annual income for each underlying property by estimating appropriate rental rates by unit type and other income generated from sources other than apartment rentals. It then estimated appropriate vacancy and collection loss, based on the respective underlying property's history and surveys of other comparable competitive projects, in order to arrive at an estimate of effective gross income. A forecast of each property's stabilized annual operating expenses and reserves for replacements was then prepared after review of each underlying property's historical performance and operating statements and the experience of similar complexes familiar to Cushman & Wakefield. Each item of expense was analyzed and Cushman & Wakefield compared each such expense item to its estimate of the amounts that a typical informed investor would consider reasonable. Net stabilized operating income was estimated by subtracting estimated stabilized expenses from estimated effective gross income. Below is a summary of the mathematical formula utilized in the appraisals:

                  stabilized annual income
         Less:    vacancy and collection loss
                  -----------------------------------
                  effective gross income
         Less:    stabilized annual operating expense
         Less:    reserves for replacements
                  -----------------------------------
                  stabilized net operating income

         Cushman & Wakefield estimated the value of the underlying properties based on the income capitalization approach using:

                  o the direct capitalization methodology applied against Cushman & Wakefield's estimate of net stabilized operating income as of September 1, 1999; and

                  o the discounted cash flow methodology and supported this methodology, where possible, by using direct sales comparisons.

         A summary of the mathematical formula utilized in the direct capitalization methodology is as follows:



/293812.1
                                       53
                  stabilized net operating income
Divided by:       overall capitalization rate
                  -------------------------------
                  value estimate



         In general, the applied overall capitalization rate is supported by computed overall rates from sales of comparable improved properties:

                  net operating income of comparable property
Divided by:       purchase price of comparable property
                  -------------------------------------------
                  overall capitalization rate



         The discounted cash flow methodology utilized by Cushman & Wakefield measures the present value of projected income flows and the reversion value of a property sale at the end of a 10-year holding period. The estimated income and expenses over the 10-year forecast period and the estimated property value at the time of reversion are discounted at an appropriate rate to estimate present market value of the underlying property. Essentially, the applied discount rate, which is the rate applied to a series of anticipated future installments of cash flows to determine their present value, converts the estimated 10-year cash flow into a present value. For example, if an individual accepted a current payment of $90.00 for something worth $100.00 one year in the future, a discount rate of 10 percent is indicated:

         ($100 - $90) / $100 = 10%.

The same basic principle applies in discounting the projected income flows and the reversion value of a property sale at the end of a 10-year holding period. In general, as noted in the summarization letter the steps taken to determine value based on this methodology were as follows:

                   o a 10-year income and expense pro-forma was prepared based on a 10-year holding period, beginning September 1, 1999;

                   o all revenue and expense items were estimated based on Cushman & Wakefield's September 1999 estimates;

                   o based on Cushman & Wakefield's assessment of the particular rental markets, an estimate was made as to annual percentage growth rates for rents and other income over the 10-year holding period;

                   o general operating expenses were estimated to increase at appropriate inflationary levels;

                   o the reversion estimate was based on a sale in the tenth year of the analysis and was formulated by applying a terminal capitalization rate, which is the rate which when applied to the final year's cash flow for the projected holding period is believed to ascertain the value of the real estate, to the estimate of the net operating income for the eleventh year net operating income and subtracting estimated selling costs appropriate for each property and each market; and

                   o the net cash flows and reversion estimate were then discounted to net present value using an appropriate market-supported discount rate to arrive at the indicated "as is" value.

         The selected discount and capitalization rates reflect the qualitative factors relating to each underlying property as of September 1999, including strength of the property and tenancy, September 1999 market conditions, historical operating performance and future potential of the property as well as other relevant economic and demographic considerations.


/293812.1

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



         Cushman & Wakefield's Conclusions as to Value. Based on the valuation methodology described above, Cushman & Wakefield assigned an individual market value to each of the four underlying properties, as of September 1, 1999.

         Set forth below for each underlying property are:

                   o     the discount rate;

                   o the first year direct capitalization rate, which is the interest rate that is divided into current net income to determine the value of the underlying properties securing the bonds; and

                   o the "as is" value, which is the highest price a buyer would pay a seller for the real estate with no capital repairs, capital improvements or other set-offs that may result in a higher or lower value, estimated by Cushman & Wakefield as of September 1, 1999.

                                           First Year
                                             Direct              9/1/99
                         Discount        Capitalization         "As Is"
Property                   Rate               Rate               Value
--------                   ----               ----               -----
Reflections               11.50%              9.07%           $15,000,000
Lexington Trails          11.75%              9.75%           $ 5,200,000(1)
High Pointe                1.00%              8.75%           $ 9,800,000
Rolling Ridge             11.00%              8.00%           $ 7,100,000
                                                              ------------

                                              Total           $37,100,000
                                                              ===========


-----------------------------
(1) Cushman & Wakefield appraised the leased fee estate of all the above properties with the exception of Lexington Trails. The fee simple estate of Lexington Trails was appraised. A leased fee estate is the property interest that is subject to the lease(s) in place as of the date of value. For example, if a private home were sold with a tenant in place, the purchaser of the real estate would be buying the property subject to the lease. Therefore, the existing leases in place as of the date of value were considered for all the properties, except Lexington Trails. For Lexington Trails, the fee simple estate was appraised by Cushman & Wakefield. Using the same example as described above, the purchaser of the home would be buying the property free and clear of the tenant. Therefore, in the case of the appraisal of Lexington Trails, the existing leases in place as of the date of value were not considered. Rather, market based leases were utilized in the appraisal of Lexington Trails. Consequently, leases above or below market rental rates are not considered in a fee simple estate appraisal. It should be noted that fee simple estate and leased fee estate are the same when a lease is equal to market rental rates.

Valuation of American Tax's Net Assets by McDonald Investments

         For a summary of the valuation of American Tax's net assets conducted by McDonald Investments, see "The Merger -- Opinion and Valuation of American Tax's Financial Advisor -- The McDonald Investments Valuation" above.

Recommendation of the CharterMac Board of Trustees and CharterMac's Reasons for the Merger

         The CharterMac board of trustees believes that the merger presents a unique opportunity to improve efficiency in order to reduce fees and other payables to the managers of CharterMac and American Tax and increase profit potential and create greater potential overall value than each of the companies have separately.

         In reaching its decision to approve the merger agreement, the CharterMac board of trustees consulted with its manager, Related Charter, as well as with its financial, accounting and legal advisors, and considered a variety of factors, including the following:

         o    CharterMac's familiarity with and review of American Tax's assets;



/293812.1

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



         o The consistency of the merger with CharterMac's long-term business strategy;

         o The anticipated effectiveness of the merger in allowing CharterMac to enhance shareholder value by achieving efficiencies and expanding market opportunities;

         o The ability to acquire additional investments utilizing its common shares rather than cash;

         o The opinion of Legg Mason, dated October 26, 1999, that the merger consideration to be paid to American Tax was fair from a financial point of view to CharterMac's shareholders; and

         o The appraisal of Cushman & Wakefield, dated October 20, 1999, as to the value of the properties which secure the bonds owned by American Tax.

         In reaching its decision to approve the merger, the CharterMac board of trustees also considered the following potentially negative factors:

         o The fact that Legg Mason's opinion dated October 26, 1999 is based on market values of CharterMac common shares that may be subject to fluctuation between the date of its opinion and the time of the merger; and

         o The fact that Cushman & Wakefield's appraisals are based on the market values and prices of the properties underlying American Tax's assets that may be subject to fluctuation between the date of the appraisal and the time of merger.

         The CharterMac board of trustees chose to approve the merger because, in the opinion of the board of trustees, the strategic nature and results of the merger outweighed the risks of completing the transaction.

         Although the CharterMac board of trustees considered other information, the above discussion lists all material factors considered by the CharterMac board of trustees. In reaching its determination to approve the merger, the CharterMac board of trustees did not assign any relative or specific weights to the foregoing factors, and individual trustees may have given differing weights to different factors.

Opinion of CharterMac's Financial Advisor

         The CharterMac board of trustees retained Legg Mason to provide an opinion as to the fairness to CharterMac from a financial point of view, of the amount of consideration to be paid by CharterMac to the shareholders of American Tax in the merger of American Tax with and into CM Holding, in which each shareholder of American Tax will receive 1.43112 newly issued CharterMac common shares for each share of beneficial interest in American Tax owned by the shareholder on terms and conditions more fully set forth in the merger agreement. Legg Mason is regularly engaged in the valuation of businesses, their properties and their securities in connection with mergers and acquisitions and other transactions. The CharterMac board of trustees retained Legg Mason based upon Legg Mason's prominence as an investment banking and financial advisory firm with experience in the valuation of businesses, their properties and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes.

         On October 20, 1999, Legg Mason delivered its oral opinion, which was later confirmed in writing on October 26, 1999, to the CharterMac board of trustees that, as of the date of the opinion, based on Legg Mason's review and subject to the limitations described below and in the Legg Mason fairness opinion, the amount of consideration to be paid by CharterMac to the American Tax shareholders in the merger is fair to CharterMac from a financial point of view.

         The full text of Legg Mason's opinion, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached as Appendix B and is incorporated by reference into this consent statement-prospectus.

         The Legg Mason fairness opinion addresses only the share consideration to be paid by CharterMac in the merger and does not constitute a recommendation of the merger over any alternative transactions which may be

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


available to CharterMac and does not address the underlying business decision of CharterMac to proceed with or effect the merger. Legg Mason was not requested to, and did not participate in the structuring or negotiating of the merger and did not make any recommendation to the CharterMac board of trustees or CharterMac as to the form or amount of consideration to be paid in the merger. Furthermore, Legg Mason expressed no opinion and made no recommendation to CharterMac as to how the CharterMac board of trustees should vote on the merger.

         In rendering its fairness opinion, Legg Mason among other things:

              o reviewed and analyzed draft copies of the merger agreement;

              o reviewed and analyzed the audited and unaudited financial statements and the related filings on forms 10-K and 10-Q of CharterMac for the year ended December 31, 1998 and for the six months ended June 30, 1999;

              o reviewed and analyzed the audited and unaudited financial statements and the related filings on forms 10-K and 10-Q of American Tax for the year ended December 31, 1998 and for the six months ended June 30, 1999;

              o reviewed and analyzed internal information, primarily financial in nature, concerning the business and operations of American Tax prepared by the management of American Tax, including cash flow projections and operating budgets;

              o reviewed and analyzed internal information, primarily financial in nature, concerning the business and operations of CharterMac prepared by the management of CharterMac, including cash flow projections and operating budgets;

              o reviewed and analyzed publicly available information concerning CharterMac and American Tax;

              o reviewed and analyzed financial and market data and operating statistics relating to American Tax and compared them with similar information of CharterMac and publicly available selected public companies that were deemed by Legg Mason to be relevant to its inquiry;

              o reviewed documents describing each of American Tax's first mortgage bonds and documents describing the details of any bond modifications, if applicable;

              o reviewed the appraisals prepared by Cushman & Wakefield and dated October 20, 1999, for each underlying property secured by a mortgage loan financed by a first mortgage bond held by American Tax;

              o held meetings and discussions with the directors, officers and employees of Related AMI and CharterMac concerning the past and current operations, financial condition and prospects of American Tax and CharterMac; and

              o conducted other financial studies, analysis and investigations and considered other information as Legg Mason deemed appropriate.

         In connection with its review, Legg Mason relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by or on behalf of the CharterMac board of trustees or CharterMac or any other party or potential party to the merger and it further relied upon the assurances of management that they are unaware of any facts that would make the information provided to Legg Mason incomplete or misleading. Legg Mason assumed that the financial forecasts, and the assumptions and bases thereof, examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the management of both CharterMac and American Tax as to the future performance of CharterMac and American Tax. Legg Mason relied on these forecasts and did not in any respect assume any responsibility for the accuracy or completeness of any of the foregoing kinds of information. Legg Mason also


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


assumed, with the consent of the CharterMac board of trustees and CharterMac, that any material liabilities of CharterMac and American Tax are as set forth in the respective financial statements of CharterMac and American Tax. Legg Mason did not make an independent evaluation or appraisal of the assets or liabilities of CharterMac or American Tax nor was Legg Mason furnished with any such evaluations or appraisals, with the exception of the Cushman & Wakefield appraisals. The Legg Mason fairness opinion is based upon financial, economic, market and other conditions and circumstances existing and disclosed to Legg Mason as of the date of its opinion. This opinion does not address, and will not be updated to address, any matters after the date of the opinion.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or amenable to summary description. Accordingly, Legg Mason believes that its analysis must be considered as a whole and that considering any portion of the analysis and of the factors considered, without considering all analysis and factors, could create a misleading or incomplete picture of the process underlying the Legg Mason fairness opinion. Any estimates contained in these analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analysis relating to the values of real estate properties are not appraisals and may not reflect the prices at which the properties may actually be sold. Accordingly, these analysis and estimates are inherently subject to substantial uncertainty and Legg Mason did not assume responsibility for the accuracy of these analysis or estimates. The following paragraphs summarize the primary quantitative and qualitative analysis performed by Legg Mason in arriving at its fairness opinion.

         Legg Mason's Analysis and Conclusions

         As background for its analysis, Legg Mason held extensive discussions with the senior management of both CharterMac and Related AMI regarding the history, current business operations, financial condition, future prospects and strategic objectives of CharterMac and American Tax.

         In connection with rendering its fairness opinion, Legg Mason considered a variety of valuation methodologies, including:

              o          a book value analysis;

              o          a dividend yield analysis;

              o a discounted cash flow analysis assuming bond prepayment in the first year following each first mortgage bond's lockout period, a time during which the bonds cannot be prepaid;

              o a discounted cash flow analysis assuming bond prepayment in the first year following the expiration of any early redemption penalties; and

              o an accretion/dilution analysis of the anticipated effects of the merger on CharterMac's year 2000 net income available to common shareholders and year 2000 cash available for distribution available to common shareholders;

              o          a relative contribution analysis.

         Legg Mason's opinion is directed only to the fairness to CharterMac, from a financial point of view, of the share consideration to be paid by CharterMac in the merger. The summary set forth below does not purport to be a complete description of the analysis used and the factors considered by Legg Mason in rendering its fairness opinion.

         Share Consideration. For purposes of its financial analysis, Legg Mason used a dollar value range of the share consideration to be paid by CharterMac in the merger of approximately $26.6 million to $28.1 million with a mean of approximately $27.3 million. The following table illustrates the calculation of this range using share prices based upon the low, high and mean, as weighted by daily trading volume) closing stock prices of CharterMac as reported on the American Stock Exchange for the 45 day period ending October 18, 1999.


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                                             Shares             Consideration
                         Share Price      To Be Issued*             Value
                        -------------     -------------       ----------------

        High             $   13.13          2,136,786        $    28,056,000
        Mean             $   12.78          2,136,786        $    27,308,125
        Low              $   12.44          2,136,786        $    26,581,618
       -------------
       *   Includes 21,156 fractional shares

         Book Value Analysis. Legg Mason performed a valuation analysis based upon the book value of American Tax's first mortgage bonds which were obtained from American Tax's Quarterly Statement on Form 10-Q dated June 30, 1999. The book value of American Tax's first mortgage bonds was calculated by American Tax in accordance with the Financial Accounting Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Legg Mason adjusted the book value of American Tax's first mortgage bonds by adding the net assets of American Tax which include the addition of cash, cash equivalents, and accounts receivable as well as the subtraction of all liabilities, excluding $766,747 in special distributions and payables waived by Related AMI in the merger, bond acquisition fees, merger expenses, and the net present value of on- going expenses related to American Tax's first mortgage bonds. Adjusting the book value of American Tax's first mortgage bonds by its net assets resulted in a total firm valuation and dividing that valuation by the number of CharterMac common shares to be issued resulted in a per share price. The following table summarizes these results:

                                                              Total Firm
                                           Share                Value*
                                    ------------------    ------------------
                Book Value             $    12.41           $  26,510,718
                ----------
                *  Total of 2,136,786 Shares includes 21,156 fractional shares.

         Legg Mason noted that the $26.5 million value for the total net assets of American Tax calculated in the book value analysis was below the $27.3 million mean value of the share consideration to be paid by CharterMac in the merger. Legg Mason also noted that the book value analysis did not fully reflect the expected effects of internal cost savings and synergies between American Tax and CharterMac and potential effect of leveraging American Tax's first mortgage bonds. Therefore, Legg Mason did not believe that the book value analysis, when taken within the context of the other analysis performed and the conclusions reached, would in any way prevent it from arriving at its fairness opinion.

         Dividend Yield Analysis. As of the date of its fairness opinion, Legg Mason calculated CharterMac's annualized after tax dividend yield to be a range of values of 7.38% to 7.78% with a mean of 7.58% based upon the movement in CharterMac's share price and indicated annual dividend.




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



         The calculation is summarized in the table below:

                                                                             High              Mean                Low
                                                                        ----------         ----------         ----------

CharterMac Share Price                                                   $   13.13         $   12.78          $   12.44
CharterMac Annual Dividend                                               $    0.98         $    0.98          $    0.98
                                                                        ----------         ----------         ----------
Annual Dividend Yield                                                        7.46%             7.67%              7.88%

Percentage of Dividend that is Tax Exempt                                   97.00%            97.00%             97.00%
                                                                        ----------         ----------         ----------
Subtotal:  Tax Adjusted Yield of Tax Exempt Portion of
           Dividend                                                          7.24%             7.44%              7.64%
Percentage of Dividend that is Taxable                                       3.00%             3.00%              3.00%
                                                                        ----------         ----------         ----------
                                                                             0.22%             0.23%              0.24%
Assumed Tax Rate                                                            39.60%            39.60%             39.60%
Taxes on Taxable Portion of Dividend                                         0.09%             0.09%              0.09%
Subtotal:  Tax-Adjusted Yield of Taxable Portion of Dividend                 0.14%             0.14%              0.14%

Total CharterMac After Tax Dividend Yield                                    7.38%             7.58%              7.78%


         Legg Mason noted that approximately 97% of American Tax's projected year 2000 net income is forecasted to be tax-exempt, which is approximately the tax-exempt percentage of CharterMac's current annualized dividend. The range of CharterMac's annualized after-tax dividend yields were then divided into American Tax's projected year 2000 total dividends to arrive at range for the total equity value for American Tax's first mortgage bonds. American Tax's projected year 2000 total dividends were derived by taking the product of American Tax's projected net income and CharterMac's assumed payout ratio of 92.3%, which represents the proportion of American Tax's expected income paid out as dividends. Legg Mason adjusted this total equity value by the other assets and liabilities of American Tax to arrive at a range of valuations for American Tax and dividing these valuations by the number of CharterMac common shares to be issued resulted in a range of per share prices. The following table summarizes these results:

                                                    Total Firm
                              Share                   Value*
                         ----------------         ---------------
        High             $   12.46                $    26,623,126
        Mean             $   12.13                $    25,928,342
        Low              $   11.83                $    25,269,187

       -------------
       *   Total of 2,136,786 Shares includes 21,156 fractional shares

         Discounted Cash Flow Analysis. Legg Mason also analyzed the financial terms of the merger using a discounted cash flow analysis. The discounted cash flow approach assumes, as a basic premise, that the intrinsic value of any business is the current value of the future cash flow that the business, in this case, bond investments, will generate for its owners. This analysis was based solely upon information, including forecasted income statement and balance sheet data, provided by CharterMac and American Tax. Because of a concern that the existing American Tax first mortgage bonds may be sold or refinanced prior to their call dates and that this might result in decreased compensation for CharterMac, Legg Mason conducted two separate discounted cash flow analysis on American Tax's first mortgage bonds, each of which is analyzed below.

         Discounted Cash Flow assuming bond prepayment in the first year following the lockout period. Under this analysis, Legg Mason determined a range of values for the first mortgage bonds of American Tax by adding:



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              o          the present value of the base interest and any
                         participation in cash flow, if applicable, on the first mortgage bonds;

              o the present value of the return of principal and participation in sale proceeds, if applicable, for each bond; and

              o the present value of any redemption premium, if applicable.

         The return of principal and sale proceeds were determined by applying a range of capitalization rates from 8.0% to 10.0% to the net operating income of the property underlying the respective first mortgage bonds at the end of each underlying bond's lockout period, a time during which the bond cannot be prepaid, if applicable. The base interest, prepayment premium, and return of principal were discounted to present values using discount rates from 7.4% to 7.8%. The participation in cash flow and the sale proceeds were discounted to present values using discount rates that ranged from 11% to 13%. The discount rates reflect Legg Mason's assessment of CharterMac's annualized dividend yield and the specific risks of CharterMac. The discounted cash flow model for the first mortgage bonds was then adjusted for the other American Tax assets and liabilities to arrive at a range of firm values for American Tax, and dividing these values by the number of CharterMac common shares to be issued resulted in a range of per share prices. The following table summarizes these results:


                                                    Total Firm
                              Share                   Value*
                         ----------------         ---------------
        High             $   12.70                $    27,139,442
        Mean             $   12.34                $    26,367,159
        Low              $   11.99                $    25,629,081

       -------------
       *   Total of 2,136,786 Shares includes 21,156 fractional shares


         Discounted Cash Flow assuming bond prepayment in the first year following the expiration of any early redemption penalties. Under this analysis, Legg Mason determined a range of values for the first mortgage bonds of American Tax by adding:

              o the present value of the base interest and any participation in cash flow, if applicable, on the first mortgage bonds; and

              o the present value of the return of principal and participation in sale proceeds, if applicable, for each bond.

         The return of principal and sale proceeds were determined by applying a range of capitalization rates from 8.0% to 10.0% to the net operating income of the property underlying the respective first mortgage bonds at the call date. The base interest, participation cash flow, sale proceeds and return of principal were discounted to present values using discount rates that ranged from 7.4% to 7.8%. The discount rates reflect Legg Mason's assessment of CharterMac's annualized dividend yield and the specific risks of CharterMac. The discounted cash flow model for the first mortgage bonds was thenadjusted for the other American Tax assets and liabilities to arrive at a range of firm values for American Tax, and dividing these values by the number of CharterMac common shares to be issued resulted in a range of per share prices. The following table summarizes these results:

                                                    Total Firm
                              Share                   Value*
                         ----------------         ---------------

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


        High             $   12.61                $    27,951,960
        Mean             $   12.15                $    25,964,415
        Low              $   11.76                $    25,129,818

       -------------
       *   Total of 2,136,786 Shares includes 21,156 fractional shares


              o          for CharterMac without giving effect to the merger;

              o          for American Tax without giving effect to the merger;

              o for CharterMac and American Tax after giving effect to the merger; and

              o for CharterMac and American Tax after giving effect to the merger assuming new cost savings and internal synergies as well as the potential leverage effect created in the acquisition of American Tax.

         The analysis of all scenarios was based on financial statements and projections prepared by the managements of both CharterMac and American Tax. Legg Mason observed that prior to expected synergies and leverage effects, the merger could be expected to be slightly dilutive to CharterMac's forecasted net income per share available to common shareholders and cash available for distribution per share available to common shareholders in the year 2000. Legg Mason observed that after accounting for expected synergies and leverage, net income per share available to common shareholders for the combined company would be the same as CharterMac's projected net income per share available to common shareholders without giving effect to the merger, while cash available for distribution per share available to common shareholders for the combined company was slightly diluted relative to CharterMac's projected cash available for distribution per share available to common shareholders without giving effect to the merger.

         Relative Contribution Analysis. Legg Mason compared the combination of CharterMac and American Tax to the total CharterMac and American Tax combined projected net income available to common shareholders and cash available for distribution to common shareholders for the year 2000 based on financial projections provided by CharterMac. Legg Mason considered both net income available to common shareholders and cash available for distribution available to common shareholders to be relevant contribution statistics in part because of the equity markets' reliance upon these measures in analyzing the performance of CharterMac.

         Legg Mason noted that American Tax was projected to contribute approximately 7.9% of the combined company's net income available to common shareholders and 7.7% of the combined company's cash available for distribution available to common shareholders in the year 2000 as compared to the approximately 9.3% ownership that the American Tax shareholders would obtain in the combined company. Legg Mason also noted that potential internal cost savings as well as the potential effect of leveraging American Tax's first mortgage bonds would enhance the contribution of American Tax to the projected net income and cash available for distribution of the combined company. Accounting for these synergies and leverage in the year 2000, Legg Mason noted that American Tax contributed 8.8% of the combined company's net income available to common shareholders and 8.6% of the combined company's cash available for distribution available to common shareholders.

         A summary of the analysis of CharterMac and American Tax, giving effect to expected synergies and leverage, is shown below:



                      2000 Estimated Pre-Merger       Percentage       2000 Estimated Post-Merger      Percentage
                             Net Income                of Total                Net Income               of Total
                      -------------------------       ----------       --------------------------      ----------

CharterMac                  $24,765,000                 92.1%                 $24,765,000                   91.2%
American Tax                 $2,136,000                  7.9%                  $2,403,000                    8.8%
                      -------------------------       ----------       --------------------------      ----------
Total                       $26,901,000                100.0%                 $27,168,000                  100.0%



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



                     2000 Estimated Pre-Merger      Percentage        2000 Estimated Post-Merger       Percentage
                   Cash Available for Distribution   of Total       Cash Available for Distribution     of Total
                   -------------------------------  ----------      -------------------------------    ----------

CharterMac                      $25,542,000            94.9%                      $25,542,000              91.4%
American Tax                     $2,136,000             7.9%                       $2,403,000               8.6%
Total                           $26,678,000           102.9%                      $27,945,000             100.0%


         Legg Mason considered this analysis relevant to the fairness from a financial point of view of the share consideration paid by CharterMac in the merger because, to the extent that the percentage ownership of American Tax in the combined company was lower than the projected contribution by American Tax to the combined operating results, the proportionate return to CharterMac would be beneficial and could be expected to improve per share results of operations. This would generally support a conclusion that the transaction is fair. In this case, while the percentage ownership of American Tax was marginally greater than its adjusted contribution, taking into account the effects of expected synergies and leverage, Legg Mason did not feel that the results of the relative contribution analysis, when taken within the context of the other analysis performed would in any way prevent it from arriving at its fairness opinion.

         Supplemental Leverage Analysis. Legg Mason recognized that, at present, American Tax is not permitted to incur debt in connection with its investment activities. CharterMac, however, can incur debt in an amount up to 50% of its total asset value as part of its investment strategy. As a result, American Tax's first mortgage bonds , which are currently unlevered, could be used to incur debt in CharterMac after the merger and increase its asset contribution to CharterMac. To determine this additional value, Legg Mason multiplied the book value of American Tax's first mortgage bonds by CharterMac's current leverage ratio of 41.3% to arrive at an estimated dollar value for the additional first mortgage bonds that could be purchased by CharterMac as a result of leveraging the first mortgage bonds acquired in the merger. Legg Mason then utilized a methodology similar to the Dividend Yield Analysis to calculate the additional dividend projected to be generated by the new first mortgage bonds. This dividend was then divided by the range of CharterMac's after tax yields to arrive at an estimated range for the additional value between $3.1 million to $3.3 million with a mean value of approximately $3.2 million. Legg Mason also noted that the Supplemental Leverage Analysis did not consider the additional value beyond the $3.2 million that could be attained by using CharterMac's maximum leverage ratio of 50.0%. Therefore, Legg Mason felt that the Supplemental Leverage Analysis, when taken within the context of the other analysis performed and the conclusions reached, demonstrated substantial additional value could be achieved by CharterMac in the merger.

         Based upon and subject to the foregoing, Legg Mason rendered its opinion that, as of the date of the fairness opinion, the stock consideration to be paid by CharterMac to the American Tax shareholders in the merger pursuant to the merger agreement is fair, from a financial point of view, to CharterMac.

Projection of Revenues and Expenses

         During Legg Mason's due diligence process, American Tax and CharterMac provided to Legg Mason, projections of future financial performance. These financial projections included estimates of revenues and expenses of each of American Tax and CharterMac for their fiscal year ended 2000, which are set forth below.

                                           American Tax         CharterMac

        Revenues                            $2,285,000         $48,923,000
        Expenses                            $215,000           $15,310,000



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         These projections were not prepared with a view to public disclosure or compliance with published guidelines established by the Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding projections. Neither the auditors of American Tax or CharterMac nor any other independent accountants have compiled, examined or performed any procedures with respect to these projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Neither the auditors of American Tax or CharterMac nor any other independent accountants assume responsibility for, and disclaim any association with, the aforementioned projections. These projections are included in this joint proxy statement-prospectus solely because this information was provided to Legg Mason. Except as required under the federal securities laws, American Tax and CharterMac disclaim any duty to update these projections. In addition, because the projections are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of each company, there can be no assurance that the projections will be realized. Actual results may be either higher or lower than the projections.

         Compensation Arrangements

         Pursuant to an engagement letter, dated October 8, 1999, Legg Mason will receive $150,000 for its services in rendering its fairness opinion. This fee is not contingent on approval or consummation of the merger. Legg Mason will also be reimbursed for its out-of-pocket expenses, in an amount not to exceed $25,000 without the prior consent of the CharterMac board of trustees. CharterMac agreed to indemnify Legg Mason, its affiliates and each of its directors, officers, employees, agents, consultants and attorneys, and each person or firm, if any, controlling Legg Mason or any of the foregoing, against any liabilities, including liabilities under federal securities law, arising out of, or related to Legg Mason's engagement.

         Prior Compensation of Legg Mason

         In June 1999, Legg Mason was co-manager of a private placement of CharterMac securities, for which Legg Mason received a fee equal to $167,400.

Appraisal Delivered to CharterMac

         In connection with the merger, CharterMac relied on the appraisals of Cushman & Wakefield. See discussion above.


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



                    COMPARISON OF BENEFITS AND DETRIMENTS OF
                             ALTERNATIVES TO MERGER

General

         Prior to concluding that the merger should be presented to you, Related AMI examined the estimated values which could be derived from alternatives to the merger. The alternatives examined by Related AMI were:

         o    continuation of American Tax under its current trust agreement;

         o    the liquidation of American Tax;

         o listing American Tax's shares on a national stock exchange and continuing American Tax under its current trust agreement; or

         o listing American Tax's shares on a national stock exchange and changing American Tax's structure and investment policy to be a publicly listed, open-ended, infinite-life operating company.

         In order to determine whether the merger or one of these alternatives would be more beneficial to you, Related AMI compared the potential benefits and detriments of the merger with the potential benefits and detriments of each of the alternatives. Each of the merger and its alternatives have potential benefits and detriments not present in the other alternatives. Related AMI did not give any specific weight to any one factor but viewed the factors in the aggregate in supporting its fairness determination. For the reasons set forth below, Related AMI determined that the merger is more beneficial to the shareholders than any of the alternatives available to American Tax. Please note that the estimated values and the discussion of the alternatives was prepared by Related AMI and has not been reviewed or verified by any independent third party.

Summary of the Alternatives

         Continuation of American Tax Under its Current Trust Agreement

         An alternative to the merger would be to continue American Tax in accordance with its current trust agreement and to hold its first mortgage bonds for the originally contemplated time periods.

         Advantages to Continuation Under Current Trust Agreement: The principal advantages of continuing American Tax as an unlisted finite-life company under the current first mortgage bonds are that American Tax shareholders:

         o would not be subject to the risks associated with an ongoing operating company such as CharterMac;

         o would not bear the market risks arising from fluctuations of share prices for public companies generally; and

         o could continue to utilize American Tax's redemption plan, although historically there has been a backlog of shares, 30,129 as of October 1, 1999, which limits the liquidity otherwise available under the redemption plan.

         American Tax could follow its original investment strategy and dispose of its first mortgage bonds in the next eight to ten years and the net liquidation proceeds would be distributed to shareholders in the liquidation of their investments.

         Disadvantages to Continuation Under Current Trust Agreement: The primary disadvantages with continuing American Tax as an unlisted finite-life company are that:

         o as a result of American Tax's new distribution policy, initial distributions to American Tax shareholders for the first twelve months are expected to decrease 54% from the current level of an annualized return of 8% to an annualized return of 3.7%, based on the original purchase price of American Tax shares ($20.00));



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         o    American Tax would not be able to raise additional funds and take advantage of favorable investment opportunities that may exist in the market for first mortgage bonds; and

         o American Tax's shareholders would not obtain the potential liquidity that might be afforded through the ownership of CharterMac common shares which is listed for trading on the American Stock Exchange.

         Liquidation

         Liquidation is not currently considered to be a viable option by Related AMI. However, for comparison purposes, Related AMI has analyzed this alternative and concluded that a liquidation would not be as beneficial to you as the merger because participation interest in the bonds have not yet resulted in increases in value to a level sufficient to allow you to obtain a return of your original investment if you bought your American Tax shares in the original American Tax offering. Because Related AMI believes the value of the bonds may improve over time, it believes that liquidation of the assets at this time is premature and would not provide you with the best alternative to realize the optimum return on your investment.

         If American Tax were to liquidate, such liquidation would involve significant transaction costs at the asset level such as selling commissions, legal fees, and other closing costs associated with the disposition of such assets. In addition, there may be additional costs associated with representations, warranties, and indemnifications that purchasers generally require and which may result in additional escrow costs. Further there would be potentially significant administration and overhead costs in the winding down of American Tax that are largely independent of asset size and which could over an extended liquidation period, reach disproportionately high levels in relation to revenues, thereby reducing the portion of the proceeds available for distribution to you.

         Liquidation would, however, provide for the final liquidation of your investment and a likely substantial distribution of cash equal to net liquidation proceeds, though not at a level that would allow you to recoup your original investment.

         List American Tax On A National Exchange

         An alternative to the merger would be to list American Tax's shares on a national stock exchange and continue American Tax under its current trust agreement.

         Advantages to Listing American Tax On A National Exchange: The principal advantages of such a plan would be that American Tax shareholders:

         o would not be subject to the risks associated with an ongoing operating company such as CharterMac; and

         o would obtain the liquidity that might be afforded through the ownership of American Tax shares which are listed for trading on a nationally recognized stock exchange.

         Disadvantages to Listing American Tax On A National Exchange: The primary disadvantages with listing American Tax shares are that:

         o American Tax shareholders would bear the market risks arising from fluctuations of share prices for public companies generally;

         o American Tax's publicly listed shares would have a small market capitalization and therefore few investors may be willing to invest in the American Tax shares;

              o as a result of American Tax's new distribution policy, initial distributions to American Tax shareholders for the first twelve months are expected to decrease 54% from the current level of an annualized return of 8% to an annualized return of 3.7%, based on the original purchase price of American Tax shares ($20.00); and

              o American Tax would not be able to raise additional funds and take advantage of favorable investment opportunities that may exist in the market for first mortgage bonds.


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




         Restructure American Tax To Be A Publicly Listed Infinite-Life Company

         An alternative to the merger would be to change American Tax's structure and investment policy to be a publicly listed, open-ended, infinite-life operating company.

         Advantages to Restructuring into a Publicly Listed Infinite-Life
Company: The principal advantages of such a plan would be that:

         o American Tax's shareholders would obtain the liquidity that might be afforded through the ownership of American Tax shares which are listed for trading on a nationally recognized stock exchange; and

         o American Tax may be able to raise additional funds and may take advantage of favorable investment opportunities that may exist in the market for first mortgage bonds.

         Disadvantages to Restructuring into a Publicly Listed Infinite-Life
Company: The primary disadvantages with changing American Tax's structure and investment policy to be a publicly listed, open-ended, infinite-life operating company are that:

              o as a result of American Tax's new distribution policy, initial distributions to American Tax shareholders for the first twelve months are expected to decrease 54% from the current level of an annualized return of 8% to an annualized return of 3.7%, based on the original purchase price of American Tax shares ($20.00);

         o American Tax shareholders would bear the market risks arising from fluctuations of share prices for public companies generally.

         o American Tax shareholders would be subject to the risks associated with an ongoing operating company; and

         o American Tax's publicly listed shares would at least initially have a small market capitalization and therefore few investors may be willing to invest in the American Tax shares.

Comparison of Alternatives to the Proposals

         General

         To assist you in evaluating the fairness of the merger, Related AMI has compared the market value of the CharterMac common shares you will receive in the merger, assuming such merger took place on June 30, 1999, with:

         o Liquidation: Estimates of the value of the American Tax shares under a "liquidation" scenario, assuming that American Tax's assets were sold at an assumed value based on discounted cash flow analysis and followed by a distribution of net proceeds to Related AMI and you in accordance with American Tax's trust agreement;

         o Going Concern: Estimates of the value of the American Tax shares on a "going concern" basis, assuming that American Tax's assets would be operated until December 31, 2006, followed by the immediate liquidation of all assets for cash and the immediate distribution of the proceeds in accordance with American Tax's trust agreement. Although, considering the current interest rate environment, the analysis assumes the borrowers will prepay the loans at the end of the year when prepayment is permitted; and

         o Stand Alone: Estimates of the value of the American Tax shares as a "stand-alone" company listed on a national exchange either as currently structured or as an infinite-life company with its existing assets.

         The valuation estimates are subject to significant uncertainties because the comparative estimated values are based upon a number of estimates, variables, assumptions and varying market conditions. Therefore, no assurance can be given that the estimated values indicated could be realized and actual realized values may be higher or lower than the estimates of such values.



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


         Neither American Tax's nor CharterMac's independent auditors, nor any other independent accountants have compiled, examined, or performed any procedures with respect to the valuation information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the valuation information.

         The results of this comparative analysis are set forth below. You should bear in mind that the estimated values assigned to the American Tax shares under the various alternatives are based on a variety of assumptions that have been made by Related AMI. These assumptions, which are described in the "Liquidation" and "Going Concern" sections that follow, relate, among other things, to:

         o projections as to American Tax's future income, expenses, cash flow and other significant financial matters;

         o the capitalization rates that would likely be used by prospective buyers if American Tax's assets were liquidated;

         o appropriate discount rates applied to expected cash flows in computing the present value of the cash flows that may be received with respect to the American Tax shares; and

         o selling costs and other expenses, costs, offsets and contingencies attributable to the sale of assets and liquidation of American Tax.

         In addition, these estimates are based upon the information available to Related AMI at the time the estimates were computed, and American Tax can give no assurance that the same conditions analyzed by Related AMI in arriving at the estimates of value would exist at the time that the merger is implemented. The assumptions used have been determined by Related AMI and, where appropriate, are based upon current historical information regarding American Tax and current real estate markets, and have been highlighted below to the extent critical to Related AMI's conclusions. While Related AMI believes it has a reasonable basis for the assumptions made, it is unlikely that all of the assumptions employed by Related AMI will prove to be accurate in all material respects and some assumptions used by Related AMI as to future events have been selected to simplify the analysis and may not approximate the actual experience of American Tax. The estimated values assigned to the American Tax shares under the various alternatives would have been different had Related AMI made different assumptions. No assurance can be given that such value would have been realized through any of the alternatives described.

              Summary of Per Share Comparative Valuation Alternatives (1)


        Net Asset Value (2)                                     $       18.11
        Liquidation Value (3)                                   $       17.45
        Going Concern Value (4)                                 $       17.04
        Value Based on the Merger Consideration (5)(6)
            o    Related AMI's valuation                        $       18.34
            o    McDonald Investments' valuation (8)            $       13.00
            o    Legg Mason's valuation (9)                     $       13.13
        Estimated Trading Price (7)                             $       16.63

------------------

(1) Assumes that the shares allocable to Related AMI in respect of its 1% interest in American Tax were issued and outstanding.

(2) As of June 30, 1999 Net asset value" is determined by taking the fair market value of American Tax's assets and subtracting its liabilities. American Tax's assets are comprised of investments in bonds, cash and cash equivalents, and accrued interest receivables. Its liabilities include amounts which are due to affiliates and accounts payable. American Tax determines the fair market value of its assets by calculating the present value of the anticipated income stream generated by the assets using a discount rate equal to the market interest rate of comparable assets. However, there is no assurance that American Tax would actually be able to sell its assets for the amount being attributed to its fair market value.




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



(3) Figure represents the amount that would be distributed if American Tax sold its assets in a bulk sale on June 30, 1999. This amount assumes that American Tax's first mortgage bonds were sold at prices which reflect their carrying values as of June 30, 1999.

(4) Derived from discounted cash flows from the operation and sale or refinancing of the underlying property and respective prepayment of the bonds during the first year permitted in the bond indenture.

(5) The conversion ratio was determined by taking American Tax's net asset value as of June 30, 1999 ($26,787,092) and adding back the liabilities for accounts payable to Related AMI ($766,747) and subtracting the estimated cost to American Tax of the merger as of October 15, 1999 ($427,421) and dividing that result ($27,126,418) by the sum of the number of American Tax shares outstanding as of June 30, 1999 plus the number of American Tax shares allocable to Related AMI in respect of its 1% interest in American Tax. The resulting adjusted value per American Tax share ($18.3362) was then divided by the June 30, 1999 closing price of CharterMac, $12.8125, to equal the conversion ratio of
         1.43112. The value of each of American Tax's assets, the bonds, was computed by determining the present value of the interest income stream to American Tax at rates between 7.5% and 12%, depending on the analysis of risk associated with collecting the interest income stream.

(6) The market value of the merger consideration derived by applying the 52 week high price for CharterMac common shares for the period ending August 1, 2000, $13.375, and the 52 week low price for CharterMac common shares for the same period, $11.250, to the conversion factor would be $19.141 and $16.100, respectively.

(7) Assumes American Tax is listed on a national stock exchange and would trade at share prices which would yield similar distribution yields to those of CharterMac and MuniMae, the two publicly traded entities most comparable to American Tax. The average of the March 31, 2000 dividend yields for CharterMac (8.74%) and MuniMae (8.46%), was 8.6%. Applying this average dividend yield to the $1.43 adjusted cash distribution that American Tax would pay after an initial reduction to $0.99 for a twelve month period while Related AMI is paid the accrued expense reimbursements and fees currently payable ($893,420 as of December 31, 1999), provides the estimated trading price for the American Tax shares. The initial trading price, based on the initial reduced distribution of $0.99 and applying the same average dividend yield, would be $11.51 per share. The $1.43 adjusted cash distribution reflects the historical 1999 American Tax distributions ($1.60 per share) as adjusted for the current payment of the 1999 unpaid fees, reimbursements and expenses due to Related AMI. However, the distribution during the first twelve-month period, assuming payment in the first twelve-month period of all the deferred and unpaid fees, reimbursements and expenses due to Related AMI totaling $893,240 as of December 31, 1999 (which includes the $766,747 owed through June 30, 1999 which is to be forgiven if the merger is consummated), would result in a distribution equal to $0.99 per American Tax share. No assurance can be given that future distributions will be $1.43 per share and such amount was calculated solely to illustrate the impact on the historical distribution rate of the current payment of fees to Related AMI.

(8) Implied value of CharterMac common shares based on tax-adjusted dividend yield as contained in the analysis of McDonald Investments.

(9) CharterMac common share prices used to determine the total cost of the merger based on the number of shares issued in the fairness opinion issued by Legg Mason.

         The operation and sale of American Tax's assets does not take account of market conditions or other factors that may affect liquidation strategies, and it is unlikely that the operations of American Tax as a going concern would in fact follow such a format. An attempt has been made to estimate a specific value, although Related AMI believes that there is a potential for a wide variance from this value based on future developments in the economy generally, conditions in the real estate markets and performance of individual assets. The value of American Tax's assets will increase with declining tax exempt interest rates and decrease in the event interest rates increase. Also, with the increase and decline in interest rates, the likelihood of the borrower's desire to prepay decreases and increases, respectively. With increasing inflation, the value of the underlying properties increase, not necessarily proportionally, as the income levels of the properties increase and strengthen. During economically "tighter" periods, the underlying properties value will diminish due to the offering of concessions and/or increasing amounts of bad debt write-offs. Accordingly, there can be no assurance that actual value under these alternatives would not substantially exceed, or be less than, the value indicated in the table.


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



         Conclusion

         Related AMI reached the following conclusions when comparing the estimated potential value of the CharterMac common shares with the estimated potential values of the alternatives to the merger:

              o it is not possible to assign a specific value to the American Tax shares or to predict accurately the prices at which the CharterMac common shares will trade in the market following the merger;

              o there are similar difficulties in establishing the value to you of the alternatives to the merger, with such values also dependent upon a number of market conditions not susceptible to precise determination; and

              o the assumptions used by Related AMI in establishing values for the alternatives to the merger may not prove to be accurate, and such consideration may have a value higher or lower than the values estimated by Related AMI.

         Furthermore, aside from the assumed value of the CharterMac common shares, approval of the merger may provide additional benefits to you because:

              o the merger entails other potential benefits to you such as liquidity and the potential impact on distributions besides the market value of the CharterMac common shares which in Related AMI's opinion could outweigh the possibility that the value of the CharterMac common shares at the time of the merger might be less than the value attributable to the other alternatives; and

              o as market conditions change over time, the range of possible values for the CharterMac common shares may improve in relation to the potential values for the alternatives to the merger.

         As the cash flow from operations of the underlying properties improves, the value of American Tax's assets, the mortgage bonds, improves due to increased debt service coverage, an indicator of the property's ability to pay its interest, and allows for increased amounts of contingent interest, which is limited to cash flow in excess of its stated base interest rate. Also, as the property increases in value, the amount to be received in the event of a sale or refinance is more secure, and in the event there are participation features in the bond, the amount expected to be paid is increased with increased value.

         Notwithstanding the uncertainties in estimating the value of the American Tax and CharterMac common shares, Related AMI believes the available information suggests that the approval of the merger is the more attractive alternative for you.

         Liquidation

         Although not considered to be a viable option at this time, an alternative available to American Tax is to proceed with an immediate liquidation of American Tax's assets with a corresponding distribution of the net liquidation proceeds to you in accordance with American Tax's trust agreement. Related AMI believes that liquidation is not economically viable because the costs to liquidate would be too high, which would cause the return per share to American Tax shareholders to be $17.45 as of June 30, 1999, which is lower than the per share net asset value of $18.11 as of June 30, 1999.

         In order to estimate the liquidation value of the American Tax shares, Related AMI assumed that American Tax's assets were sold in a bulk sale as of June 30, 1999 at the present values of American Tax's first mortgage bonds. The liquidation was assumed to be in a bulk sale for simplification and presentation purposes. Also, if the assets were to be sold over time, American Tax would incur full costs to perform the day-to-day operations of American Tax, and the income stream would decrease over the period with each asset sale. If the analysis were to have assumed a liquidation over a period of time, the following difficulties would have been encountered:


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



         o the need to include a greater number and variety of assumptions which Related AMI believed would be no more meaningful than assuming an immediate bulk liquidation of the assets;

         o the fact that the analysis and assumptions to determine how, when, and for what price and at what cost to sell assets while continuing to operate American Tax as each asset is sold, is subject to almost infinite methodologies, and presenting each method could be confusing to shareholders.

         In order to determine the current value of the bonds, Related AMI utilized a discounted cash flow methodology. This methodology measures the present value of projected income streams of interest from monthly interest payments and income from net sale or refinancing proceeds payable at the time of bond repayment. For each bond it was assumed that it would be held until the end of the calendar year in which prepayment is first permitted pursuant to its terms. The interest income streams were capitalized using a discount rate of 7.5% on base interest payments, 12% on participating interest payments and a 9% termination rate on the underlying property's terminal cash flow. These discount rates were used to determine the amount of bond principal and participating interest that would be payable to American Tax upon a sale of the property and/or a refinancing and repayment of the mortgage bonds. Discount rates are determined based on a number of risk factors. These discount rates were determined based upon a review of the risks deemed to be involved in the collectability of projected interest payments and repayment of principal from the relevant bonds.

         The discount rates used for determining the present value of the interest income generated from each bond is based on the current market rates of interest on similar investments. Typically, the discount rates are comparable to interest earned on similar assets at current market rates. Because Related AMI does not believe that liquidation is currently a viable alternative, and the liquidation value is disclosed in order to provide a valuation for comparative purposes only, a single value rather than a range of liquidation values was considered to be sufficient and less confusing to shareholders.

         Related AMI believes that the resulting values reasonably indicate the selling prices or values of the first mortgage bonds held by American Tax. From these values, selling commissions and expenses and liquidation expenses were subtracted. Mortgage selling commissions and expenses and liquidation expenses were estimated to be approximately 3% of the indicated value of the assets. All of American Tax's other assets, including accounts receivable, undistributed cash and other assets or collateral that may exist and be relevant to determining realization value in a liquidation, were added to the net proceeds from the sale of the assets. Liabilities were then subtracted, including accounts payable, amounts due Related AMI and affiliates and other liabilities. The resulting net liquidation proceeds were then assumed to be distributed to you in accordance with the trust agreement. The total amount distributed to you is the indicated liquidation value for the American Tax shares.

         The following chart summarizes Related AMI's analysis of the estimated liquidation value of American Tax as of June 30, 1999 and March 31, 2000.



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



Assets                                                 Liquidation Value
------                                                 -----------------
                                             June 30, 1999            March 31, 2000
                                             -------------            --------------

Reflections                                    $12,285,391               $11,733,649
Rolling Ridge                                    5,553,058                 5,685,978
Lexington Trails                                 5,329,632                 5,278,782
High Pointe                                      3,439,874                 3,343,969
                                             -------------             -------------
   Total Liquidation Value                     $26,607,955               $26,042,378

Less: Cost of Liquidation 3%                    $(798,239)                $(781,271)
Net Liquidation Value                           25,809,216                25,261,107
Cash and Cash Equivalents                          761,430                   602,328
Liabilities (1)                                  (780,098)                 (972,272)
                                             -------------             -------------
    Liquidation Value                          $25,791,046               $24,891,163

American Tax Shares Outstanding (1) (2)          1,478,304                 1,478,304

Liquidation Value Per American Tax Share            $17.45                    $16.84


-----------------------

1.  Does not include liabilities accrued in connection with the merger.

2. Assumes that the shares allocable to Related AMI in respect of its 1% interest in American Tax were issued and outstanding.

         Going-Concern Value

         Related AMI has estimated the going concern value of the American Tax shares by analyzing projected cash distributions generated by American Tax's assets, assuming American Tax's assets would be held until the end of the calendar year in which prepayment is permitted pursuant to the bond indenture, on a bond by bond basis. The assumption that assets will be held until the end of the calendar year is due to the aggregate decline in interest rates since the purchase of the bonds by American Tax which has pushed tax exempt bond interest rates anywhere from 6.75% to 7.25%. The bonds in American Tax's portfolio have interest rates of 9.0%, and two of the four mortgage bonds have contingent interest features in place. Therefore, Related AMI has assumed that the borrowers will start to prepay and refinance their bonds at the earliest date allowable.

         In order to analyze the projected cash distributions with respect to the American Tax assets, Related AMI discounted the amount of interest that would be generated by each of American Tax's first mortgage bond utilizing a 7.5% discount rate and participating interest utilizing a 12% discount rate together with a 9% terminal capitalization rate at the underlying property level to determine the amount of mortgage and participation proceeds that would be due and payable to American Tax upon a sale or refinancing of the underlying properties. The 12% participating interest rate was determined based upon a review of the risk involved with each asset. For each asset, it was assumed that it would be held until the end of the calendar year in which prepayment of the bond is permitted pursuant to the bond indenture, on a bond by bond basis. The resulting cash flows were then adjusted for administrative expenses, which were increased annually at 4% and then discounted back to present value utilizing a 7.5% discount rate.

         The value of the American Tax shares on a going-concern basis is not intended to be indicative of the prices at which American Tax shares could be sold by you in the currently illiquid secondary market, nor are such estimates intended to reflect the distributions payable with respect to the American Tax shares if American Tax's assets were to be sold at their current fair market values.

         The following chart sets forth a summary of the results of Related AMI's analysis with respect to the estimate of the going concern value of American Tax as of June 30, 1999 and March 31, 2000.

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



Going Concern Value

                                                                        June 30, 1999              March 31, 2000
                                                                        -------------              --------------
Present Value of Income                                                   $26,607,955                 $26,042,378
Present Value of Expenses                                                 (1,399,359)                 (1,399,359)
                                                                      ---------------             ---------------
Net Income Present Value                                                  $25,208,596                 $24,643,019
Cash and Cash Equivalents                                                     761,430                     602,328
Liabilities (1)                                                             (780,098)                   (972,272)
                                                                      ---------------             ---------------
Going Concern Value                                                       $25,189,928                 $24,273,075

American Tax Shares Outstanding                                             1,478,304                   1,478,304
Going Concern Value Per American Tax Share (2)                                 $17.04                      $16.42


-----------------------------

1.     Does not include liabilities accrued in connection with the merger.

2. Assumes that the shares allocable to Related AMI in respect of its 1% interest in American Tax were issued and outstanding.

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



      "Stand-Alone" Value
      -------------------

         An alternative to the merger could be to list American Tax on a national exchange although this is not considered to be viable option. Related AMI believes that listing American Tax on a national exchange is not economically feasible for an entity as small as American Tax due to the high cost associated with listing and operating a publicly listed company. This is true whether American Tax maintains its present finite-life structure or is reorganized into an infinite-life entity.

         In order to estimate the stabilized price at which the shares would initially trade on a national exchange, Related AMI analyzed the distribution yields of the two most comparable publicly listed companies, whose primary business is similarly investing in tax exempt bonds, CharterMac and MuniMae. The chart below outlines the variables in determining the current average distribution yield of these companies:


                              Closing Share                 Distribution to               Effective
                              -------------                 ---------------               ---------
                              Price of                      Shareholders                  Annualized
                              --------                      ------------                  ----------
Comparable Company            March 31, 2000                March 31, 2000                Yield
------------------            --------------                --------------                -----
CharterMac                    $12.125                       $0.265                        8.74%
MuniMae                       $19.50                        $0.4125                       8.46%

                                                            Average Dividend              8.60%
                                                            Yield

         Based on the foregoing, Related AMI applied the Average Dividend Yield to an adjusted cash distribution of $1.43. Dividing the $1.43 distribution by the Average Dividend Yield of CharterMac and MuniMae, above, produces an estimated trading value for American Tax of $16.63, which is substantially less than the consideration proposed under the merger alternative.

         No assurance can be given that future distributions will be $1.43 per share and such amount was calculated solely to illustrate the impact on the historical distribution rate of the current payment of fees to Related AMI. The $1.43 adjusted cash distribution reflects the historical 1999 American Tax distributions ($1.60 per share) as adjusted for the current payment of the 1999 unpaid fees, reimbursements and expenses due to Related AMI.

         In the first twelve months after listing, if you assume that American Tax would have to pay all accrued and unpaid fees to Related AMI due as of December 31, 1999, the distribution to American Tax shareholders would be $0.99 per share for that year. Based on the $0.99 distribution and applying the Average Dividend Yield in the chart, the estimated value of American Tax shares during the initial year after listing would be only $11.51 per share.

         The prices at which the American Tax Shares would trade would most likely be affected by, among other things (1) the potential pent-up selling pressures as a result of the historic illiquidity of investments in American Tax; (2) American Tax's lack of history as a publicly listed operating company;
(3) the unfamiliarity of institutional investors, financial analysts, and broker-dealers with American Tax, and its prospect as an investment when compared with other equity securities, (4) the small relative size of American Tax relative to other similar alternative and comparable investments that are significantly larger and more diversified, and (5) the historical financial performance of American Tax, which could be viewed by some analysts as static and disappointing. The estimated share price, assuming American Tax is listed on a national exchange as determined above, is designed to facilitate an analysis of possible alternatives to the proposed merger, and not to predict the future trading price of American Tax shares.

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



                              THE MERGER AGREEMENT

         The following is a summary of the material terms and provisions of the merger agreement. To understand the merger agreement fully, Related AMI urges you to carefully read the merger agreement which is attached as Appendix A to this consent statement-prospectus.

Conversion of Shares

         Under the merger agreement, at the time of the merger the shares of the companies will be converted as follows:

              o Each American Tax share will be converted into and exchanged for the right to receive 1.43112 CharterMac common shares, rounded to the nearest whole CharterMac common share;

              o Related AMI's one percent (1%) interest in American Tax will be converted and exchanged into the right to receive 21,156 CharterMac common shares;

              o          Each CharterMac common share will remain outstanding;
                         and

              o          Each CM Holding share will remain outstanding.

Exchange of Certificates; Fractional Shares

         EquiServe will act as exchange agent in the merger and will exchange your American Tax share certificates for CharterMac common share certificates.

         Promptly following the merger, CharterMac will cause EquiServe to mail to each American Tax shareholder who requested and possesses a certificate or certificates which before the merger represented outstanding American Tax shares, materials which will specify that EquiServe will only deliver CharterMac common shares upon the delivery of the American Tax share certificates to EquiServe. Instructions for use in surrendering the American Tax share certificates in exchange for the CharterMac common shares will also be included. After the merger, each American Tax shareholder holding American Tax share certificates must surrender their certificates to EquiServe and in order to receive the CharterMac common shares in the merger. The American Tax share certificate surrendered must be transferable as EquiServe may reasonably require. Neither CharterMac nor EquiServe will be liable to any former American Tax shareholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

         Most American Tax shareholders never requested certificates representing their American Tax shares. If you never requested a certificate and you do not possess a certificate for your American Tax shares, then you do not have to surrender any certificate to obtain your CharterMac common shares.

         Each American Tax shareholder who would otherwise have been entitled to receive a fraction of a share of CharterMac common shares will receive one CharterMac common share for each fractional share of 0.5 or greater. No CharterMac common shares will be issued for fractional shares of less than 0.5 and no cash will be paid for such fractional share.

         American Tax share certificates should not be returned with the enclosed consent and should not be forwarded to EquiServe unless and until the American Tax shareholder receives a letter from EquiServe following the merger which explains how you are to surrender your share certificates.

         For those of you who hold American Tax share certificates, until the American Tax share certificates are surrendered after the merger, holders of American Tax share certificates will earn but will not be paid dividends or other

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distributions declared after the merger on CharterMac common shares into which their shares have been converted. When the American Tax share certificates are surrendered, any unpaid dividends or other distributions will be paid, without interest. After the merger, there will be no transfers on the share transfer books of American Tax of American Tax shares outstanding immediately before the merger. If the American Tax share certificates are presented after the merger, they will be canceled and exchanged for the a certificate representing the applicable CharterMac common shares.

         If an American Tax share certificate has been lost, stolen or destroyed, EquiServe will issue the CharterMac common shares after they receive appropriate evidence as to its loss, theft or destruction and appropriate evidence as to its ownership by the claimant. EquiServe may require an American Tax shareholder who lost his or her American Tax share certificate to post bond as insurance against any claim that may be made against CharterMac with respect to the certificate.

         CharterMac shareholders will not be required to exchange certificates representing their CharterMac common shares or otherwise take any action as a result of the completion of the merger.

Time of the Merger

         The merger will become effective on the date and at the time the certificate of merger reflecting the merger becomes effective with the Secretary of State of the State of Delaware.

Waiver of Deferred and Unpaid Fees

         Related AMI agreed to waive at the effective time of the merger, all deferred and unpaid fees, reimbursements and expenses owed to Related AMI by American Tax through June 30, 1999. However, if the merger is consummated, Related Charter will be paid an acquisition fee by CharterMac in the amount of $475,500 in connection with CharterMac's acquisition of the first mortgage bonds from American Tax as part of the merger. Since American Tax shareholders will own 9.3% CharterMac's shares following the merger, American Tax shareholders will, in effect, be paying 9.3% of this $475,500 fee which equals $44,200 due to Related Charter.

Representations and Warranties

         The merger agreement contains representations and warranties of CharterMac, CM Holding, American Tax and Related AMI as to:

              o the corporate organization and existence of each party and its subsidiaries; and

              o the undertaking of all action necessary such that the performance and completion of the merger agreement will not result in any impairment or restriction on or of the rights of CharterMac or American Tax shareholders.

         Because Related AMI and Related Charter are affiliated companies, CharterMac did not require American Tax to make any substantive representations and warranties with respect to American Tax's assets or otherwise.

Conditions to Completion of the Merger

         Each party's obligation to complete the merger is subject to the satisfaction or waiver, where permissible under the merger agreement, of the following conditions at or prior to the time of the merger:


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         Shareholder Approval. American Tax shareholders will have approved the merger agreement and the amendments to the American Tax trust agreement, and the consummation of the transactions contemplated by the merger agreement.

         No Injunctions or Restraints. No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order issued by any court or other legal restraint or prohibition preventing the consummation of the merger will be in effect.

         Registration Statement. A registration statement on Form S-4 under the Securities Act will have been declared effective by the Securities and Exchange Commission, no stop orders suspending the effectiveness of the registration statement will have been issued, no action, suit, proceeding or investigation by the Securities and Exchange Commission to suspend the effectiveness thereof will have been initiated and be continuing, and all necessary approvals under state securities laws, or the Securities Act or Exchange Act relating to the issuance or trading of the shares of CharterMac common shares issuable under the merger will have been received.

         Exchange Listing. The CharterMac common shares to be issued in the merger will have been approved for listing on the American Stock Exchange.

         Representations. The representations and warranties of CharterMac, CM Holding and American Tax will be true and correct as of the date of the merger agreement and as of the merger as though made at the time of the merger.

         Performance of Obligations. CharterMac, CM Holding, American Tax and Related AMI will have performed all obligations required to be performed by them under the merger agreement at or prior to the time of the merger.

         Certificates. CharterMac and American Tax will have delivered to the other certificates regarding:

              o satisfaction of the conditions related to the accuracy of the representations and warranties of each party; and

              o the performance of agreements and covenants under the merger agreement.

         No Material Adverse Effect. From and after the date of the merger agreement, there will have been no changes or events which, individually or in the aggregate, have had or reasonably would be expected to have a material adverse effect on the business, financial condition or results of operations of CharterMac or American Tax.

         Fairness opinion. American Tax will have received from McDonald Investments, a letter to the effect that, in the opinion of such firm, the consideration to be received by American Tax shareholders in connection with the merger is fair, from a financial point of view, to such shareholders. CharterMac will have received from Legg Mason, a letter to the effect that, in the opinion of such firm, the consideration to be paid to the American Tax shareholders in connection with the merger is fair, from a financial point of view, to CharterMac.

         Appraisal. American Tax will have received an appraisal from Cushman & Wakefield and a valuation from McDonald Investments as to the value of the properties underlying American Tax's bonds and the value of American Tax's net assets, respectively.

         Amendment to American Tax's trust agreement. Immediately prior to the effective time of the merger, American Tax will have amended its trust agreement to delete Sections 23.2, 23.3(a) through (d) and 15.4.9.

Solicitation



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         American Tax may not solicit or encourage, including by way of furnishing information, the initiation of any inquiries or proposals regarding any merger, amalgamation, take-over bid, reorganization, sale of substantial assets, sale of American Tax shares or similar transaction involving American Tax. However, the board of directors of Related AMI, in its capacity as American Tax's manager, after consultation with its financial advisors, and after receiving advice from outside counsel to the effect that the board of directors of Related AMI is required to do so in order to discharge properly its fiduciary duties, is not precluded from considering, negotiating, approving and recommending to the holders of American Tax shares an unsolicited bona fide acquisition proposal which the Board of Directors of Related AMI, in its capacity as American Tax's manager, determines in good faith would result in a transaction more favorable to the holders of American Tax shares than the merger transaction with CharterMac.

         American Tax must immediately notify CharterMac after receipt of any acquisition proposal or any request for nonpublic information relating to American Tax in connection with an acquisition proposal or for access to the properties, books or records of American Tax by any person or entity that informs the board of directors of Related AMI that it is considering making, or has made, an acquisition proposal.

         If the board of directors of Related AMI, in its capacity as American Tax's manager, receives a request for material nonpublic information by a person who makes a bona fide acquisition proposal and the board of directors of Related AMI, in its capacity as American Tax's manager, determines that such proposal is a proposal superior to the merger, then, and only in such case, American Tax may, subject to the execution of a confidentiality agreement, provide such party with access to information regarding American Tax.

Termination of the Merger Agreement

         The merger agreement may be terminated and the merger abandoned at any time prior to the time of the merger without American Tax or CharterMac having to pay a break-up or termination fee:

              o          upon mutual written consent of CharterMac and American
                         Tax;
              o if the shareholders of American Tax fail to adopt or approve the merger agreement and the transactions contemplated thereby;
              o          if any law prohibits or restricts the merger;
              o if the other party fails to comply in any material respect with any of the covenants and agreements contained in the merger agreement, and the failure continues for 30 days, or a representation or warranty of the other party contained in the merger agreement is untrue in any material respect;
              o if any of the conditions to the merger have become incapable of being fulfilled and have not been waived;
              o if, during the 30 consecutive trading days ending with and including the trading date that is one trading day immediately preceding the closing date of the merger, the average closing price of the CharterMac common shares, as reported on the American Stock Exchange, is less than $11.18 or greater than $14.50;
              o          by American Tax, if the board of directors of Related
                         AMI withdraws or modifies its approval or
                         recommendation of the merger because it approves a more favorable transaction.

Extension, Waiver and Amendment of the Merger Agreement

         Extension and Waiver. At any time prior to the merger, CharterMac and American Tax may:

              o extend the time for the performance of any of the obligations or other acts of the other party;



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


              o waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under the merger agreement; and
              o waive compliance with any of the agreements or conditions contained in the merger agreement that are permitted to be waived.

         Amendment. The merger agreement may be amended or provisions of the merger agreement may be waived by CharterMac and American Tax at any time prior to the effective time of the merger. However, American Tax may not do so after shareholder approval of the merger, if the amendment or waiver materially reduces or changes the merger consideration that will be received by American Tax, unless American Tax's shareholders approve such amendment or waiver. For example, a material decline in the amount per unit that American Tax shareholders will receive or a material decrease in the value of American Tax's assets, or a material decrease in the value of CharterMac's assets, would necessitate resolicitation of the approval of the American Tax shareholders. As of the date of this consent statement-prospectus, CharterMac and American Tax do not intend to waive any of the conditions to completion of the merger.

Expenses

         If the merger agreement is terminated because the American Tax shareholders do not approve the merger and the amendments to American Tax's trust agreement, CharterMac will pay its own fees and expenses and Related AMI, or one of its affiliates, will pay all fees and expenses incurred by American Tax. If the merger agreement is terminated for any reason other than the failure of the American Tax shareholders to approve the merger and the amendments to American Tax's trust agreement, CharterMac and American Tax will pay their own fees and expenses. If the merger is completed, CharterMac and American Tax will pay their own fees and expenses.

Accounting Treatment

         The merger will be treated as a purchase of American Tax by CharterMac for accounting purposes.

Stock Exchange Listing

         CharterMac has agreed to list the CharterMac common shares to be issued in the merger on the American Stock Exchange.

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

                        FEDERAL INCOME TAX CONSEQUENCES



         The following is a summary of the material United States federal income tax consequences of the merger. This summary discusses only the United States federal income tax rules of general application, and may not be applicable to every investor, or every category of investors, some of which may be subject to special rules in light of their own particular circumstances, including personal holding companies, financial institutions and dealers in securities. This summary does not address alternative minimum taxes or state, local or foreign taxes. You should consult with your own tax adviser as to the specific consequences to you, including the application and effect of state, local or foreign tax laws.

         This summary applies only to an investor that is a "United States person" for federal income tax purposes. A United States person is a person that is:

              o an individual citizen or resident of the United States for United States federal income tax purposes;
              o an estate or trust treated as a domestic estate or trust for United States federal income tax purposes; or
              o a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia.

         This summary is based upon the Internal Revenue Code, current and proposed Treasury Regulations, administrative rulings and pronouncements and court decisions in effect as of the date hereof, all of which may change at any time, possibly with retroactive effect. These authorities are subject to various interpretations. Therefore, it is possible that the federal income tax consequences may differ from those described below.

         In connection with the filing of the registration statement, Paul, Hastings, Janofsky & Walker LLP has delivered an opinion, dated the date of the registration statement, addressing the United States federal income tax consequences of the merger. Such opinion has been rendered on the basis of the facts, representations and assumptions set forth or referred to in the opinion and in reliance upon factual representations contained in certificates of officers of CharterMac and American Tax. The opinion is to the effect that, for United States federal income tax purposes, any gain, but not any loss, realized by the American Tax shareholders as a result of the exchange of American Tax shares for CharterMac common shares pursuant to the merger, will be recognized, with the gain generally constituting capital gain if the American Tax shareholders held their American Tax shares as a capital asset.

         Paul, Hastings, Janofsky & Walker LLP is expected to confirm such opinion in writing as of the date of the merger. The tax opinion delivered or to be confirmed is not binding on the Internal Revenue Service or courts of law. The parties do not intend to request a ruling from the IRS with respect to the merger.

The Merger

         General. The American Tax shareholders are expected to recognize taxable income in an amount equal to any gain realized on the merger, but will not recognize the benefit of any tax loss realized on the merger.

         Discussion. CM Holding Trust is a wholly owned unincorporated subsidiary of CharterMac and is disregarded as a separate entity for federal income tax purposes. Accordingly, the merger of American Tax into CM Holding Trust is expected to be treated, for federal income tax purposes, as a transfer by the American Tax shareholders of their shares in American Tax in return for shares of CharterMac. Both American Tax and CharterMac are treated as partnerships for federal income tax purposes. The Code provides the general rule that no gain or loss will be recognized to a partnership or to any of its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership. The Code, however, provides an exception to this nonrecognition rule in the case of a transfer of

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


property to a partnership which would be treated, for tax purposes, as an investment company if the partnership were incorporated.

         A transfer of property to a partnership will be considered, for tax purposes, to be a transfer to an investment company if:

              o the transfer results, directly or indirectly, in diversification of the seller's interests, and

              o more than 80% of the value of the partnership's assets is held for investment and consists of the following types of investment company assets:

              1.         money;

              2. stocks and other equity interests in a corporation, evidences of indebtedness, options, forward or futures contracts, notional principal contracts and derivatives;

              3.         any foreign currency;

              4. any interest in a real estate investment trust, a common trust fund, a regulated investment company, a publicly traded partnership or any other equity interest, other than in a corporation, which pursuant to its terms or any other arrangement is readily convertible into, or exchangeable for, any asset described in clause 1, 2, 3, 4, 5 or clause 8 below;

              5. any interest in a precious metal, unless such metal is used or held in the active conduct of a trade or business after the contribution;

              6. interests in any entity if substantially all of the assets of such entity consist of any assets described in any preceding clause or clause 8;

              7. any interest in any entity not described in clause 6, but only to the extent of the value of such interest that is attributable to assets listed in clauses 1 through 5 or clause 8; or

              8. any other asset specified in Treasury Regulations to be prescribed.

         For purposes of clause 6, until Treasury Regulations are issued, "substantially all" is defined as 90% or more, by value, of an entity's total assets. For purposes of clause 7, an interest in an entity 20% or more, but less than 90%, of the assets of which consist of investment company assets will itself be treated as an investment company asset to the extent that the value of such interest is attributable to the lower-tier entity's investment company assets.

         A transfer ordinarily results in the diversification of the seller's interests if two or more persons sell nonidentical assets in the exchange unless the assets are an insignificant portion of the total value of the sold properties, or if a transfer is part of a plan to achieve diversification without recognition of gain. A transfer of stocks and securities will not be treated as resulting in a diversification of the seller's interests if each seller sells a diversified portfolio of stocks and securities. A portfolio of stocks and securities is diversified if not more than 25% of the value of the portfolio is invested in the stock and securities of any one issuer and not more than 50% of the value of the portfolio is invested in the stock and securities of 5 or fewer issuers. For purposes of the 25% and 50% tests government securities are included in the denominator but not the numerator of the tests.

         The transfer of all of the shares of American Tax to CharterMac by the American Tax shareholders in exchange for CharterMac common shares will result in diversification of the American Tax shareholders' interests under the Treasury Regulations and, for these purposes, CharterMac will be classified, for tax purposes, as an "investment

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


company" immediately following the merger. Therefore, the American Tax shareholders will recognize any gain, but not any loss, realized upon the contribution of their shares to CharterMac.

         The American Tax shareholders' gain or loss on the transfer of each of their shares to CharterMac is calculated as the value of the interest attributable to the American Tax shares, which will be the closing price of the CharterMac common shares as of the closing date of the merger multiplied by the number of CharterMac common shares received in the merger, over the American Tax shareholders' adjusted basis in their American Tax shares. In other words, your tax liability with respect to the gain will be the difference between the value of the CharterMac common shares you will receive at the closing of the merger over your adjusted basis in your exchanged American Tax shares.

         Related AMI presents the following example to assist American Tax shareholders estimate possible federal income tax consequences of the merger. Shareholders should consult their own tax advisor to determine their specific tax consequences.

         The example assumes that American Tax shares were acquired in the initial offering at $20 per share. The example also assumes that the tax basis has been adjusted for all reported income allocations and cash distributions through March 31, 2000. The example further assumes that the tax basis has been adjusted for $766,747 of fees and other payables due to Related AMI through June 30, 1999 that will be waived by Related AMI upon completion of the merger. The estimated fair market value is calculated based upon the number of CharterMac common shares to be received in the merger for each American Tax share, 1.43112, multiplied by the closing CharterMac common share price, assumed for purposes of this example to be the June 30, 1999 price of $12.8125. However, as noted above, each American Tax shareholder's tax liability with respect to any gain on the merger will be determined based upon the difference between the value, at the date of the merger, of the CharterMac common shares received over the tax basis, at the date of the merger, of the American Tax shares surrendered.

      Estimated per share fair market value (as of 6/30/99):            $18.34
      Estimated per share tax basis (as of 3/31/00):                    $18.23
      Estimated per share gain:                                         $ 0.11

         The character of the American Tax shareholders' gain or loss, if any, should be capital in nature. Whether any such capital gain or loss will be long term or short term is determined by the American Tax shareholders' holding period in the American Tax shares transferred to CharterMac.

         The American Tax shareholders' basis in their CharterMac common shares received upon the merger will be equal to the American Tax shareholders' adjusted basis in their American Tax shares transferred to CharterMac plus any gain recognized by the American Tax shareholders on the merger.

         The American Tax shareholders' holding period in the CharterMac common shares may be split depending on whether or not gain or loss was realized on the merger. To the extent the American Tax shareholders recognized any gain on the merger, the CharterMac common shares received by the American Tax shareholders will have a new holding period beginning on the date of closing. If the American Tax shareholders realize loss on the merger, although the loss is not recognized, the American Tax shareholders should be able to tack the holding period for its shares onto the CharterMac common shares received by the American Tax shareholders.

The Waiver

         Upon completion of the merger of American Tax's assets and liabilities to CharterMac, Related AMI will waive payment of fees and other payables currently due to Related AMI from American Tax through June 30, 1999. Upon the waiver of these fees, American Tax will recognize income in an amount equal to any portion of the payment due Related AMI from American Tax that has previously been deducted for income tax purposes. This is not expected to

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cause American Tax to recognize a significant amount of taxable income, because the tax-exempt nature of most of American Tax's income prevents most of the fees due to Related AMI and other expenses from being deductible.

Merger Expenses

         If the merger agreement is terminated because the American Tax shareholders do not approve the merger and the amendments to American Tax's trust agreement, Related AMI or one of its affiliates will pay all fees and expenses relating to the merger incurred by American Tax. Upon the payment of these fees and expenses, American Tax will recognize income in an amount equal to the amount equal to its fees and expenses paid by that third party. As American Tax is taxed as a partnership for federal income tax purposes, each American Tax shareholder will be responsible for its pro rata share of the tax due from the payment of American Tax's merger expenses by a third party.



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



                          INFORMATION ABOUT CHARTERMAC

         CharterMac is an open ended, infinite life Delaware business trust that invests in tax-exempt, participating and non-participating first mortgage bonds issued by various state or local governments or other agencies or authorities. A participating first mortgage bond enables the Owner of the bond to receive a participation in net cash flow from the property after property operating expenses and debt service has been paid. Non-participating bonds enables the Owner to receive only a fixed interest rate payment.

         History of CharterMac

         CharterMac began operations on October 1, 1997. CharterMac was formed as a result of a consolidation of three publicly registered, finite life, closed end limited partnerships, Summit Tax Exempt Bond Fund, L.P., Summit Tax Exempt Bond Fund L.P. II and Summit Tax Exempt Bond Fund, L.P. III. The consolidated partnerships owned a portfolio of 31 participating tax-exempt bonds with an aggregate principal amount of $348 million. Pursuant to the consolidation, CharterMac issued common shares to each of the partners in the three partnerships in exchange for their partnership interest.

         Management

         CharterMac is governed by a five-member board of trustees, two of which are independent trustees and three of which are employees of affiliates of Related Charter. CharterMac's board of trustees delegates day to day management to its manager, Related Charter. Related Charter provides services to CharterMac such as acquisitions, portfolio management, loan servicing and administration pursuant to a four- year non-terminable management contract. CharterMac has no employees.

         Business Plan

         CharterMac is in the business of investing in tax-exempt first mortgage bonds secured by first mortgages on underlying multifamily properties. Each of the bonds in CharterMac's current portfolio is secured by a first mortgage on an affordable housing multifamily property. CharterMac has focused its efforts primarily on affordable housing because Related Charter believes that there is a demand for affordable housing in the marketplace. According to the United States Department of Housing and Urban Development, 5.3 million households, one out of every four renters in the United States, is in need of affordable housing.

         CharterMac has designed a direct purchase program for developers of affordable housing. In general, these properties are smaller than traditional multifamily housing properties, averaging 150 units. The traditional method of financing tax-exempt properties requires the involvement of credit enhancement, rating agencies and investment bankers. Therefore, the up-front cost of such financing is generally much higher than traditional multifamily financing. Through its direct purchase program, CharterMac will originate and acquire tax-exempt bonds without the cost associated with credit enhancement, rating agencies and investment bankers. CharterMac believes that the up-front cost savings to the developer will translate into a higher than market interest rate on the bonds acquired by CharterMac.

         CharterMac believes that it is well positioned to market its direct purchase program as a result of Related Charter's affiliation with Related. Related Charter is a single purpose affiliate of Related which is owned by the same individuals and entities which own Related. Related Charter benefits from its affiliation with Related because Related Charter is able to utilize Related's resources and relationships in the multifamily affordable housing finance industry. Related and its predecessor companies have specialized in offering debt and equity products to mid-market multifamily owners and developers for over 25 years. Related has provided debt and equity financing to properties valued at over $9.0 billion. According to the a 1999 National Multihousing Council survey, Related is the third largest owner of apartments in the United States.


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


         CharterMac's Portfolio

         As of September 30, 1999, CharterMac has direct or indirect ownership interest in 67 first mortgage bonds secured by first mortgages on 67 properties located in 16 states and the District of Columbia.

         The underlying properties securing the bonds are garden apartments located in nineteen metropolitan markets in sixteen states and the District of Columbia. The properties range in size from 70 units to 550 units with an average size of 231 units. Eighteen of the underlying properties range in age from one to four years, twenty-four of the underlying properties range in age from ten to fourteen years old, two properties are over fifteen years old and sixteen underlying properties are over ten years old and are undergoing major rehabilitation. All of the properties have an amenity package, competitive for their respective markets, with many including swimming pools, clubhouse, exercise rooms and tennis courts. There are 36 first mortgage bonds, which were acquired after CharterMac's initial formation in October 1997. Of those 36 first mortgage bonds, construction of five of the underlying properties has been completed and the rest of the underlying properties are either under construction or undergoing major rehabilitation. The remaining 31 properties in the portfolio average 9-13 years in age. The portfolio reports an average occupancy of 94.1% as of September 30, 1999. Net operating income, in the aggregate, at the underlying properties securing bonds owned by CharterMac and its predecessors has increased an average of approximately 3% per annum since 1992.

         Further information about CharterMac's policies with respect to CharterMac's ability to issue securities and borrow money, its investment policies and the tax treatment of CharterMac and its shareholders can be found in CharterMac's Registration Statement on Form 10, filed on August 1, 1997, and subsequently amended on September 23, 1997. For a further description of the underlying properties which secure CharterMac's real estate investments and operating data with respect to such underlying properties, please see CharterMac's Annual Report on Form 10-K/A-1 for the year ended December 31, 1999 (SEC File No. 0-28340), which is incorporated by reference into this consent statement-prospectus and has been included in the materials sent to you with this consent statement- prospectus.

         Policies

         CharterMac has the following investment policies which allow it to:

              o incur debt up to but not exceeding 50% of its total market value.
              o repurchase or otherwise reacquire shares or any other securities. As of December 31, 1999, pursuant to CharterMac's previously amended share repurchase program, CharterMac has repurchased 8,400 shares for a total purchase price of $103,359.
              o offer its shares or other equity or debt securities in exchange for assets
              o enter into joint ventures and make loans to such joint ventures in which it may participate in the future.
              o invest up to 15% of its total market value in first mortgage bonds in which affiliates of Related Charter have a controlling interest.
              o invest up to 15% of its total market value in first mortgage bonds in which Related Charter hold a minority interest.
              o operate its business in a manner that will not require it to register under the Investment Company Act of 1940.

         Although CharterMac's board of trustees has no present intention of amending any of the above mentioned policies, they may do so at any time without the vote of CharterMac shareholders, except with respect to (1) the debt limitation of 50% of total market value, (2) the minority position limitation of 15% of total market value, and (3) the limitation of 15% of total market value on investments secured by underlying properties owned by affiliates of Related Charter LP.


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



Structure of CharterMac

         The following diagram depicts the structure of CharterMac and its subsidiaries, each of which is a pass-through entity which means, unlike a corporation, it does not pay income tax. Instead, only the owners of such entity pay income taxes. CharterMac's multi-tiered structure arose as a result of various programs used to raise capital for CharterMac to grow its portfolio through the acquisition of additional first mortgage bonds and other related investments. If the merger is approved American Tax will be merged into CM Holding Trust.

[GRAPHIC OMITTED]






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


Managing Trustees And Executive Officers

         The CharterMac board of trustees directs the management of the business and affairs of CharterMac, but retains Related Charter to manage CharterMac's day-to-day affairs. The CharterMac board of trustees delegates to Related Charter responsibilities with respect to, among other things, overseeing the portfolio of assets of CharterMac and the acquisition or disposition of investments.

         The managing trustees and executive officers of CharterMac are as follows:




                                                                            Year First Became
            Name                 Age               Office Held                Officer/Trustee           Term Expires
------------------------    -----------  -------------------------------   ---------------------   ---------------------
Stephen M. Ross                  59      Chairman                                  1999                    2003
Peter T. Allen                   53      Managing Trustee                          1997                    2001
Arthur P. Fisch                  57      Managing Trustee                          1997                    2001
Stuart J. Boesky                 43      Managing Trustee, President               1997                    2003
                                         and Chief Executive Officer
Alan P. Hirmes                   44      Managing Trustee, Executive               1997                    2002
                                         Vice President, Secretary,
                                         Interim Chief Financial
                                         Officer and Chief
                                         Accounting Officer
Michael B. Brenner               54      Managing Trustee                          2000                    2001
Thomas White                     63      Managing Trustee                          2000                    2002
------------------------------------------------------------------------------------------------------------------------


         Stephen M. Ross is the Chairman of the Board of Trustees and is a Member of the sole general partner of Related Charter. Mr. Ross is the founder, Chairman, CEO and Managing General Partner of The Related Companies, L.P. Mr. Ross began his career working for the accounting firm of Coopers & Lybrand in Detroit as a tax attorney. Later, he moved to New York, where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments before founding The Related Companies, L.P. in 1972. Mr. Ross graduated from the University of Michigan School of Business Administration with a Bachelor of Science degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Law degree in Taxation from New York University School of Law. Mr. Ross recently endowed the Stephen M. Ross Professor of Real Estate at the University of Michigan.

         Stuart J. Boesky is a Managing Trustee and the President and Chief Executive Officer CharterMac and is the President, the Chief Executive Officer and a Member of the sole general partner of Related Charter. Mr. Boesky practiced real estate and tax law in New York City with the law firm of Shipley & Rothstein from 1984 until February 1986 when he joined The Related Companies, L.P. From 1983 to 1984, Mr. Boesky practiced law with the Boston law firm of Kaye, Fialkow, Richmond & Rothstein and from 1978 to 1980 was a consultant specializing in real estate at the accounting firm of Laventhol & Horwath. Mr. Boesky is the sole shareholder of one of the general partners of The Related Companies, L.P.. Mr. Boesky graduated from Michigan State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Laws degree in Taxation from Boston University School of Law. Mr. Boesky also serves on the Board of Directors of Aegis.

         Alan P. Hirmes is a Managing Trustee, the Executive Vice President, and Interim Chief Financial Officer and Chief Accounting Officer, Secretary of CharterMac and is a Senior Vice President and a Member of the sole general partner of Related Charter. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Prior to joining The Related Companies, L.P. in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public

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



accountants. Mr. Hirmes is also the sole shareholder of one of the general partners of The Related Companies, L.P.. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree. Mr. Hirmes also serves on the Board of Directors of Aegis.

         Peter T. Allen is President of Peter Allen & Associates, Inc., a real estate development and management firm, in which capacity he has been responsible for the leasing, refinancing and development of major commercial properties. Mr. Allen has also been an Adjunct Professor of the Graduate School of Business at the University of Michigan since 1981. Mr. Allen received a Bachelor of Arts Degree in history/economics from DePaul University and a Masters Degree in Business Administration with Distinction from the University of Michigan. Mr. Allen has been an Independent Trustee since 1997 and is a member of the Audit and Compensation Committees. Mr. Allen also serves on the Board of Directors of Aegis and on the Board of Trustees of American Mortgage Acceptance Company.

         Arthur P. Fisch is an attorney in private practice specializing in real property and securities law since October 1987, with Arthur P. Fisch, P.C. and Fisch & Kaufman. From 1975-1987, Mr. Fisch was employed by E.F. Hutton & Company, serving as First Vice President in the Direct Investment Department from 1981-1987 and associate general counsel from 1975-1980 in the legal department. As First Vice President, he was responsible for the syndication and acquisition of residential real estate. Mr. Fisch received a B.B.A. from Bernard Baruch College of the City University of New York and a Juris Doctor degree from New York Law School. Mr. Fisch is admitted to practice law in New York and Pennsylvania. Mr. Fisch has been an Independent Trustee since 1997 and is a member of the Audit and Compensation Committees. Mr. Fisch also serves on the Board of Directors of Aegis and the Board of Trustees of American Mortgage Acceptance Company.

         Michael B. Brenner is a Director of Related AMI Associates, Inc. Mr. Brenner is the Executive Vice President and Chief Financial Officer of The Related Companies, L.P. Prior to joining Related in 1996, Mr. Brenner was a partner with Coopers & Lybrand, having served as managing partner of its Industry Programs and Client Satisfaction initiatives from 1993-1996, managing partner of the Detroit group of offices from 1986-1993 and Chairman of its National Real Estate Industry Group from 1984- 1986. Mr. Brenner graduated summa cum laude from the University of Detroit with a Bachelors degree in Business Administration and from the University of Michigan with a Masters of Business Administration, with distinction.

         Thomas White, was a Senior Vice President of Fannie Mae in the multifamily activities department, where he was responsible for the development and implementation of policies and procedures for all Fannie Mae multifamily programs including the delegated underwriting and servicing program, prior approval program and negotiated swap and negotiated cash purchases product lines. He was also responsible for asset management of multifamily loans in portfolio or Mortgage-Backed Securities. Mr. White joined Fannie Mae in November 1987 as director of multifamily product management. He was elected Vice President for multifamily asset acquisition in November of 1988 and became a Senior Vice President in November 1990. Prior to joining Fannie Mae, he served as an investment banker with Bear Stearns, Inc. He also was the executive vice president of the National Council of State Housing Agencies; chief underwriter for Michigan State Housing Development Authority, and served as a state legislator in the of Michigan.

Newly Appointed Chief Financial Officer and Chief Accounting Officer

         Michael I. Wirth, age 42, has been elected to the positions of Chief Financial Officer and Chief Accounting Officer of CharterMac, as well as to the positions of Senior Vice President and Chief Financial Officer of the general partner of Related Charter L.P., effective August 16, 2000. Mr. Wirth was formerly a Vice President in the Real Estate Group at CGA Investment Management where he was responsible for the underwriting, investment and management of all commercial real estate debt investments made by the company. Prior to CGA, Mr. Wirth spent 4 years as a senior manager at Deloitte & Touche in the Realty Consulting Group and Technology Solutions practice and 5 years as a senior manager and national director to the financial services industry at the Roulac Group of Deloitte & Touche. Mr. Wirth received a Bachelors in Business Administration from Georgia State University. He has been a Certified Public Accountant since 1982.

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



Statutory Trustee

         Wilmington Trust Company, a Delaware banking corporation, acts as CharterMac's statutory trustee.

         Wilmington Trust Company has been appointed as trustee for the sole and limited purpose of fulfilling the requirements of Delaware law, which require all Delaware business trusts to appoint a trustee with a principal place of business in, or who is a resident of, the State of Delaware. Wilmington Trust Company has no other authority, duties or liabilities and does not monitor the conduct of the CharterMac board of trustees or Related Charter.

         Duties of Wilmington Trust Company: Pursuant to the CharterMac trust agreement, Wilmington Trust Company provides only the following duties:

              o executing, delivering, acknowledging and filing any certificates of trust and any amendments required to be filed under any applicable law;

              o executing any share certificates representing shares issued to shareholders;

              o executing any duly adopted amendments to the CharterMac trust agreement; and

              o executing, delivering, acknowledging and filing any certificates of cancellation required to be filed pursuant to applicable law.

Committees of the CharterMac Board of Trustees

         The CharterMac board of trustees has standing Audit and Compensation Committees. The Audit Committee's duties include the review and oversight of all transactions with affiliates of CharterMac, the periodic review of CharterMac's financial statements and meetings with CharterMac's independent auditors. The Audit Committee is comprised of Messrs. Allen, Fisch and Boesky.

         The Compensation Committee's duties include the determination of compensation, if any, of CharterMac's executive officers and of Related Charter and the administration of CharterMac's option plan. The Compensation Committee is comprised of Messrs. Allen and Fisch. The Compensation Committee must have at least two members, each of which must be independent trustees.

Beneficial Ownership of CharterMac common shares

         The information in the following table is furnished as of August 1, 2000, and shows all persons who are known to CharterMac to be the beneficial owner of 5% or more of any Class of CharterMac's shares. The table also shows the ownership of CharterMac common shares by its directors, officers and all of its officers and directors as a group. As of March 31, 2000, there were 20,582,628 CharterMac common shares outstanding.



                                      Amount of
                                      ---------
Names and Addresses              Beneficial Ownership          Percent of Class
-------------------              --------------------          ----------------
Stephen M. Ross
625 Madison Avenue
New York, New York  10022             208,262(1)                    1.01%

Alan P. Hirmes
625 Madison Avenue
New York, New York  10022              23,447(1)                      *

Stuart J. Boesky
625 Madison Avenue
New York, New York  10022              31,403(1)                      *

Peter T. Allen
625 Madison Avenue
New York, New York  10022               1,776



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


                                      Amount of
                                      ---------
Names and Addresses              Beneficial Ownership          Percent of Class
-------------------              --------------------          ----------------
Arthur P. Fisch
625 Madison Avenue
New York, New York  10022               1,776                         *

Michael B. Brenner
625 Madison Avenue
New York, New York  10022                   0                         -

Thomas White
625 Madison Avenue
New York, New York  10022                   0                         -

All officers and trustees of CharterMac
as a group (7 persons)                266,414(1)(2)               1.30%

-------------
* Less than 1% of CharterMac common shares.

(1) 11 of these CharterMac common shares are owned by Related Charter, which is owned directly and indirectly by Messrs. Ross, Hirmes and Boesky.

Related Charter

         The directors and executive officers of Related Charter, LLC, the sole general partner of Related Charter, are set forth below. Each director is elected to hold office until the 2000 annual meeting of shareholders, and until his successor is duly elected and qualified. These officers of the sole general partner of Related Charter may also provide services to CharterMac on behalf of Related Charter.



                                                                                           Year First
                                                                                             Became
     Name                   Age                     Office Held                        Officer/Trustee
---------------------     --------   -----------------------------------------------   ----------------
Stuart J. Boesky             42      Member, President and Chief Executive                  1997
                                     Officer

Alan P. Hirmes               44      Member, Senior Vice President,                         1997
                                     Treasurer, Interim Chief Financial
                                     Officer and Interim Chief Accounting
                                     Officer

Stephen M. Ross              59      Member                                                 1997

James D. Spound              38      Senior Vice President                                  1998

Bruce H. Brown               45      Senior Vice President                                  1997

Mark J. Schlacter            48      Vice President                                         1997

Max E. Schlopy               62      Vice President                                         1998

Denise L. Kiley              39      Vice President                                         1997

Marc D. Schnitzer            38      Vice President                                         1997

John Sorel                   39      Vice President                                         2000

Teresa Wicelinski            33      Secretary                                              1998

         Biographical information with respect to Messrs. Boesky Hirmes and Ross is set forth above.


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



         James D. Spound is a Senior Vice President of the sole general partner of Related Charter with primary responsibility for mortgage acquisitions. He joined The Related Companies, L.P. from First Union Capital Markets, in February 1998, where he was a Vice President specializing in affordable housing finance. From 1992 to 1996, Mr. Spound served as an investment banker in the Housing Finance Department at Merrill Lynch & Co., where he was a Vice President at the time of his departure. Since 1992, Mr. Spound has been responsible for the structuring and execution of over $2.1 billion of Mortgage Revenue Bond transactions encompassing a wide range of credit enhanced and non-credit enhanced structures. Previously, Mr. Spound was also a Senior Consultant at Kenneth Leventhal & Company where he focused on debt restructurings in the real estate industry. In addition, he served for three years as a Project Manager at New York City's Economic Development Corporation where he was responsible for underwriting and administering incentive loans to support the City's economic development goals. Mr. Spound received a Bachelor of Arts degree from Brown University and a Masters of Science in Management from the Sloan School at MIT.

         Bruce H. Brown is a Senior Vice President of the sole general partner of Related Charter and The Related Companies, L.P. and is a director of The Related Companies, L.P.'s Portfolio Management Group. He is responsible for overseeing the administration of the firm's public registered debt and equity affiliates encompassing the monitoring of the performance of each entity and each investment. He is also responsible for The Related Companies, L.P.'s loan servicing activities with respect to the firm's $600 million portfolio of tax exempt first mortgage bonds and FNMA/GNMA insured and co-insured loan portfolio. Prior to joining The Related Companies, L.P. in 1987, Mr. Brown was a real estate lending officer at the United States Trust Company of New York and previously held management positions in the hotel and resort industry with Helmsley-Spear and Westin Hotels. Mr. Brown graduated from Colgate University with a Bachelor of Arts degree.

         Mark J. Schlacter is a Vice President of the sole general partner of Related Charter. Mr. Schlacter is a Vice President of Retail acquisitions of The Related Companies, L.P., and has been with The Related Companies, L.P. since June 1989. Prior to joining The Related Companies, L.P., Mr. Schlacter garnered 16 years of direct real estate experience covering retail and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, property acquisition and financing, and mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in Political Science from Pennsylvania State University and periodically teaches multifamily underwriting at the New York University School of Continuing Education, Real Estate Institute.

         Max E. Schlopy is a Vice President of the sole general partner of Related Charter. An attorney, Mr. Schlopy practiced corporate and commercial real estate law in Buffalo, New York for 20 years, where he was a partner with the law firm of Duke, Holzman, Yeager and Schlopy. He served as Vice President - General Counsel for Marc Equity Corporation, a diversified real estate development company with operations in several states and later as a Vice President of the general partner for the Summit Tax Exempt Bond Funds. More recently, Mr. Schlopy was President of MK Industries, Inc., an Orlando, Florida-based company involved in the research and development of high technology military and biomedical products and processes. He presently practices law and offers consulting services to the real estate industry from his offices in Park City, Utah. Mr. Schlopy was educated at Cornell and San Francisco State Universities, and received his Juris Doctor degree, cum laude, from the School of Law, State University of New York at Buffalo.

         Denise L. Kiley is a Vice President of the sole general partner of Related Charter and is also a Managing Director for The Related Companies, L.P. and is the Director of The Related Companies, L.P.'s underwriting and asset management group. Ms. Kiley is responsible for overseeing the investment underwriting and approval of all multifamily residential properties invested in The Related Companies, L.P. sponsored corporate, public and private equity and debt funds. Prior to joining The Related Companies, L.P. in 1990, Ms. Kiley had experience acquiring, financing and managing the assets of multifamily residential properties. From 1981 through 1985 she was an auditor with a national accounting firm. Ms. Kiley holds a Bachelor of Science degree in Accounting from Boston College and is a Member of the Affordable Housing Roundtable.

         Marc D. Schnitzer is a Vice President of the sole general partner of Related Charter. Mr. Schnitzer is a Managing Director of The Related Companies, L.P. and Director of The Related Companies, L.P.'s Tax Credit Acquisitions Group. Mr. Schnitzer received a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987, and joined The Related Companies, L.P. in January, 1988. From


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


1983 to 1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation in New York. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University.

         John Sorel is a Vice President of the sole general partner of the Manager and is a Vice President of Related Capital. Mr. Sorel is responsible for overseeing construction risk management for CharterMac. Prior to joining Related Capital in November, 1999, Mr. Sorel was a vice president for BankBoston in their real estate department from 1993-1999, where he originated and managed over $150 million of corporate and construction loan facilities for the low income housing tax credit industry. From 1991-1993, Mr. Sorel worked as an Assistant Vice President for Recoll Management. Mr. Sorel holds a Bachelor of Arts degree in Economics from Syracuse University.

         Teresa Wicelinski is the Secretary of the sole general partner of Related Charter. Ms. Wicelinski joined The Related Companies, L.P. in June 1992, and prior to that date was employed by Friedman, Alprin & Green, certified public accountants. Ms. Wicelinski graduated from Pace University with a Bachelor of Arts Degree in Accounting.

         Further information about the current CharterMac directors and executive officers can be found in CharterMac's proxy statement, which is incorporated by reference into CharterMac's Annual Report on Form 10-K/A for the year ended December 31, 1999 (SEC File No. 1-13237), which is incorporated by reference into this consent statement-prospectus.

Beneficial Ownership

         Related Charter is a limited partnership whose general partner is Related Charter L.L.C. Related Charter L.L.C., which is owned directly and indirectly by Messrs. Ross, Hirmes and Boesky, holds a 1% general partnership interest in Related Charter. The other limited partners of Related Charter consist of Related Capital Company, which is owned directly and indirectly by Messrs. Ross, Hirmes and Boesky. The address for Related Charter's general partner and each of the limited partners is 625 Madison Avenue, New York, New York 10022.

Certain Relationships and Related Transactions

         CharterMac and Related Charter entered into a management agreement pursuant to which Related Charter is obligated to use its best efforts to seek out and present to CharterMac, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of CharterMac and consistent with such investment programs as the CharterMac board of trustees may adopt from time to time in conformity with CharterMac's trust agreement. The managing trustees and executive officers of CharterMac own 100% of the partnership interests in Related Charter.

         Duties of Related Charter: Although the CharterMac board of trustees has continuing exclusive authority over the management of CharterMac, the conduct of its affairs and the management and disposition of the CharterMac's assets, the CharterMac board of trustees has initially delegated to Related Charter, subject to the supervision and review of the CharterMac board of trustees and consistent with the provisions of the CharterMac trust agreement, the power and duty to:

         o    manage the day-to-day operations of CharterMac;

         o    acquire, retain or sell CharterMac's assets;

         o seek out, present and recommend investment opportunities, and negotiate on behalf of CharterMac with respect to potential investments or the dispositions thereof;

         o cause an affiliate to serve as the mortgagee of record for mortgage investments and hold escrow on behalf of mortgagors in connection with the servicing of mortgages;

         o obtain for CharterMac such services as may be required in its business;

         o evaluate, structure and negotiate prepayments or sales of CharterMac's mortgage investments and mortgage securities; and

         o    monitor operations and expenses of CharterMac.


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



         The original term of the CharterMac management agreement will terminate on October 1, 2001, the fourth anniversary of its effective date. Thereafter, the CharterMac management agreement will be renewed annually by CharterMac, subject to an evaluation of the performance of Related Charter by the CharterMac board of trustees. The CharterMac management agreement may be terminated (1) without cause by Related Charter or (2) for cause by a majority of the independent trustees of CharterMac, each without penalty, and each upon 60 days' prior written notice to the non-terminating party.

         The CharterMac management agreement cannot be terminated by CharterMac prior to October 1, 2001, other than for cause. Cause is defined as gross negligence or willful misconduct of Related Charter. CharterMac cannot dissolve and liquidate prior to such date except upon a recommendation of Related Charter and the vote of a majority in interest of the CharterMac shareholders. After October 1, 2001, the vote of the holders of 66-2/3% of CharterMac's then outstanding shares and the recommendation of the CharterMac board of trustees is required to approve a dissolution and liquidation of CharterMac that is not recommended by Related Charter and the vote of a majority in interest of the CharterMac shareholders and the recommendation of the CharterMac board of trustees is required to approve a liquidation of CharterMac recommended by Related Charter. If for any reason, whether prior to or after October 1, 2001, the CharterMac management agreement is terminated in accordance with its terms, CharterMac may dissolve and liquidate upon the vote of a majority in interest of the CharterMac shareholders and the recommendation of the CharterMac board of trustees.

         It is anticipated that Related Charter will continue to retain affiliates of Related to provide the services which it is required to provide to CharterMac under the CharterMac management agreement.

Compensation, Reimbursements and Distributions to Related Charter

         Pursuant to the CharterMac management agreement, Related Charter receives:

         o bond selection fees equal to 2.000% of the principal amount of each first mortgage bond or other tax-exempt instrument acquired or originated by CharterMac;

         o special distributions equal to .375% of the total invested assets of CharterMac;

         o loan servicing fees equal to .250% of the outstanding principal amount of first mortgage bonds;

         o a liquidation fee equal to 1.500% of the gross sales price of assets sold by CharterMac in connection with a liquidation of CharterMac's assets;

         o reimbursement of administrative costs incurred by Related Charter and its affiliates on behalf of CharterMac in an amount not to exceed $200,000 per year, which amount is subject to a CPI increase; and

         o incentive share options to acquire additional CharterMac common shares but only if CharterMac's distributions in any year exceed a set threshold.


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


         The costs, expenses and the special distribution incurred to Related Charter and its affiliates for the year ended December 31, 1999 and 1998 and the three months ended December 31, 1997 were as follows:




                                                                                           Three Months
                                          Year Ended                Year Ended                 Ended
                                         December 31,              December 31,             December 31,
                                             1999                      1998                     1997

Bond Selection Fees                       $3,806,510                $2,351,932               $100,000

Expense Reimbursement                        384,231                   374,315                 36,747

Loan Servicing Fees and                    1,337,738                   985,198                 220,386
Management Fees

Special Distribution                       2,018,822                 1,477,797                 330,580
                                        -------------              ------------             ------------

                            Total         $7,547,301                $5,189,242                $687,713
                                        =============              ============             ============


Description of CharterMac Subsidiary's Preferred Shares

         June 1999 Offering. On June 29, 1999, CharterMac Equity Issuer Trust, a subsidiary of CharterMac, completed a $90,000,000 tax exempt preferred equity offering comprised of 45 preferred shares which were purchased by Merrill Lynch, Legg Mason and McDonald Investments. Merrill Lynch, Legg Mason and McDonald Investments then sold the Series A preferred shares to qualified institutional investors.

         The Series A preferred shares rank, with respect to payment of distributions and amounts upon liquidation, dissolution or winding-up of CharterMac Equity Issuer, senior to all classes or series of common shares of CharterMac Equity Issuer.

         The Series A preferred shares have an annual preferred dividend rate of 6 5/8% through June 30, 2009, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing October 31, 1999 and payable upon the declaration by CharterMac Equity Issuer's board of trustees, but only to the extent of CharterMac Equity Issuer's tax-exempt income, net of expenses, for the particular quarter. The Series A preferred shares are subject to mandatory tender by their holders for remarketing and purchase on June 30, 2009 and each remarketing date thereafter at a price equal to the $2,000,000 per Series A preferred share plus, to the extent of CharterMac Equity Issuer's quarterly net income, an amount equal to all distributions accrued but unpaid on the Series A preferred shares.

         Holders of the Series A preferred shares may elect to retain their Series A preferred shares upon a remarketing, with a distribution rate to be determined immediately prior to the remarketing date by the remarketing agent. Each holder of the Series A preferred shares will be required to tender its Series A preferred shares to CharterMac Equity Issuer for mandatory repurchase on June 30, 2049, unless CharterMac Equity Issuer decides to remarket the shares on such date. CharterMac Equity Issuer may not redeem the Series A preferred shares before June 30, 2009. After that date, all or a portion of the Series A preferred shares may be redeemed. The Series A preferred shares are not convertible into common shares of CharterMac Equity Issuer or CharterMac.

         July 2000 Offering. On July 20, 1999, CharterMac Equity Issuer completed a $79,000,000 tax exempt preferred equity offering comprised of 48 Series A-1 preferred shares and 110 Series B preferred shares which were purchased by Merrill Lynch. Merrill Lynch then sold the Series A-1 and Series B preferred shares to qualified institutional investors.

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


         The Series A-1 and Series B preferred shares rank, with respect to payment of distributions and amounts upon liquidation, dissolution or winding-up of CharterMac Equity Issuer, senior to all classes or series of common shares of CharterMac Equity Issuer.

         The Series A-1 and Series B preferred shares have an annual preferred dividend rate of 7.10% and 7.60%, respectively through June 30, 2009, and November 30, respectively, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing October 31, 2000 and payable upon the declaration by CharterMac Equity Issuer's board of trustees, but only to the extent of CharterMac Equity Issuer's tax-exempt income, net of expenses, for the particular quarter. The Series A-1 and Series B preferred shares are subject to mandatory tender by their holders for remarketing and purchase on June 30, 2009 and November 30, 2010, respectively, and each remarketing date thereafter at a price equal to the $500,000 per Series A-1 and Series B preferred share plus, to the extent of CharterMac Equity Issuer's quarterly net income, an amount equal to all distributions accrued but unpaid on the Series A-1 and Series B preferred shares.

         Holders of the Series A-1 and Series B preferred shares may elect to retain their Series A-1 and Series B preferred shares upon a remarketing, with a distribution rate to be determined immediately prior to the remarketing date by the remarketing agent. Each holder of the Series A-1 and Series B preferred shares will be required to tender its Series A-1 and Series B preferred shares to CharterMac Equity Issuer for mandatory repurchase on June 30, 2049 and November 30, 2050,respectively, unless CharterMac Equity Issuer decides to remarket the shares on such date. CharterMac Equity Issuer may not redeem the Series A-1 and Series B preferred shares before June 30, 2009 and November 30, 2050, respectively. After that date, all or a portion of the Series A-1 and Series B preferred shares may be redeemed. The Series A-1 and Series B preferred shares are not convertible into common shares of CharterMac Equity Issuer or CharterMac.


Ownership of Underlying Properties by Affiliates

         From time to time, CharterMac, as an alternative to foreclosure in the event of a default, enters into forbearance agreements and/or permanent modifications with certain borrowers under the first mortgage bonds. The determination as to whether it is in the best interest of CharterMac to enter into permanent modifications or forbearance agreements on the first mortgage bonds, advance second mortgages, or alternatively, to pursue its remedies under the loan documents, including foreclosure, is based upon several factors. These factors include, but are not limited to, underlying property performance, owner cooperation and projected costs of foreclosure and litigation irrespective of whether the obligor has an affiliation with Related Charter or not.

         As of March 31, 2000, the obligors of thirty-four first mortgage bonds are partnerships in which affiliates of Related Charter are partners that own a controlling interest. In addition, the original owners of underlying properties and the obligors of five first mortgage bonds have been replaced with affiliates of Related Charter who have not made equity investments. These affiliated entities could have interests which do not coincide with, or may be adverse to, the interests of CharterMac and obligors who are affiliates may be affected by these conflicts as Related Charter determines the appropriate terms and conditions of modifications or otherwise opts for some other remedy, including foreclosure.



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




                         INFORMATION ABOUT AMERICAN TAX

American Tax's Business

         American Tax was formed on December 23, 1993 as a finite life, closed end Delaware business trust for the purpose of investing in tax-exempt first mortgage bonds issued by various state or local governments or their agencies or authorities and secured by first mortgage loans on multifamily residential apartment and retirement community projects. Related AMI, a Delaware corporation is American Tax's manager. Related AMI manages the day to day affairs of American Tax pursuant to the American Tax trust agreement. Wilmington Trust Company, a Delaware banking corporation, acts as American Tax's trustee.

         American Tax's principal investment objectives are to:

              o          preserve and protect American Tax's invested capital;

              o provide quarterly distributions that are exempt from Federal income taxation; and

              o provide additional distributions in connection with first mortgage bond investments from participating interest payments exempt from Federal income taxation.

Description of American Tax's Investments

         The following table sets forth, for each of American Tax's first mortgage bonds, the outstanding amount, the due date, the year for which prepayment is permitted, any delinquency information, and the lien rank which American Tax has.




                         Outstanding
        Bond               Bond                                                   Delinquency
      Property            Amount          Maturity          Prepayment               Issues         Lien Rank
--------------------- ------------------ -------------------------------------- ----------------- --------------
Reflections           $10,700,00         12/01/25      Permitted after          None              First lien
                                                       12/1/99

Rolling Ridge         $4,925,000         08/01/26      Permitted after          None              First lien
                                                       8/1/00

Lexington             $4,900,000         05/01/22      Permitted after          None              First lien
Trails                                                 5/1/02

Highpointe            $3,250,000         06/01/06      Not Permitted            None              Pari passu first
                                                                                                  lien.1

1 Pursuant to an Intercreditor Agreement, both American Tax and CharterMac have a first mortgage security interest with respect to their bonds. However, American Tax has a priority as to payment of interest on its Highpointe Bonds, and a $750,000 priority on the payment of principal with respect to proceeds from any foreclosure, liquidation, or other disposition of, or realization upon, the property. That is, American Tax receives the first $750,000 of net sales proceeds, then the principal of each of the bonds will be repaid by an equal progression of payments until there are no more proceeds.

Policies

         American Tax has the following investment policies which allow it to:

              o incur indebtedness to meet working capital requirements or to take over the operation of a property on a short-term basis of up to 24 months.

              o to acquire by purchase, lease or otherwise, any real property or personal property to be used in connection with the business of the trust.



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



         American Tax has the following investment policies which prohibit it from:

              o lending funds to any person or entity, including Related AMI or its affiliates.

              o investing in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

              o underwriting securities of other issuers, offer securities in exchange for property, or invest in securities of other issuers, other than in temporary investments and tax-exempt securities, or as specifically permitted in the trust agreement, and under no circumstances may American Tax invest in securities of limited partnerships.

              o engaging in any transactions which would result in the receipt by Related AMI or any of its affiliates of any undisclosed "rebate" or "give-up" or in any reciprocal business arrangement which results in the circumvention of the restrictions contained in the trust agreement and in applicable state securities laws and regulations upon dealings between American Tax and Related AMI and its affiliate.

         American Tax is not a real estate investment trust, and therefore, is not subject to the restriction imposed on such entities by the Code. American Tax may use its best efforts to conduct its operations so as not to be required to register as an investment company under the Investment Company Act of 1940 and so as not to be deemed a "dealer" in revenue bonds for federal income tax purposes.

         American Tax shareholders have no voting rights with respect to the establishment or implementation of the investment objectives and policies, all of which are the responsibility of Related AMI. However shareholder consent must be obtained before changes are made to American Tax's primary investment objectives, which are described under the heading "American Tax's Business" above.

Management and Additional Information

         The manager of American Tax is Related AMI. The trustee of American Tax is Wilmington Trust Company, a Delaware banking corporation. Related AMI manages and controls the affairs of American Tax directly and by engaging others.

         Wilmington Trust Company has been appointed as trustee for the sole and limited purpose of fulfilling the requirements of Delaware law, which require all Delaware business trusts to appoint a trustee with a principal place of business in, or who is a resident of, the State of Delaware. Wilmington Trust Company has no other authority, duties or liabilities and does not monitor the conduct of the American Tax or Related AMI. Pursuant to the American Tax trust agreement, Wilmington Trust Company provides only the following duties:

              o executing, delivering, acknowledging and filing any certificates of trust and any amendments thereto required to be filed under any applicable law;

              o upon written instruction from Related AMI, execute any share certificates representing shares issued to shareholders;

              o executing any duly adopted amendments to the American Tax trust agreement; and

              o executing, delivering, acknowledging and filing any certificates of cancellation required to be filed pursuant to applicable law.

         The officers of Related AMI may also provide services to American Tax on behalf of Related AMI. Each director is elected to hold office until his successor is duly elected and qualified. The executive officers and directors of Related AMI and their positions with Related AMI are set forth below.


          Name             Age           Office Held       Officer/Director
-------------------   ------------   ----------------     -------------------

Michael J. Brenner         54        Director                   1999


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                                       97

          Name             Age           Office Held       Officer/Director
-------------------   ------------   ----------------     -------------------

Stuart J. Boesky           43        Director and President     1991

Alan P. Hirmes             45        Senior Vice President      1991
                                     and Treasurer

Teresa Wicelinski          34        Secretary                  1998

         Biographical information with respect to Messrs. Brenner, Boesky, and Hirmes and Ms. Wicelinski is set forth above.

         Further information about the current Related AMI directors and executive officers can be found in American Tax's Annual Report on Form 10-K/A-1 for the year ended December 31, 1999 (SEC File No. 0-28340), which is incorporated by reference into this consent statement-prospectus.

Certain Relationships and Related Transactions

         Distributions to Related AMI and its Officers

         American Tax does not pay or accrue any fees, salaries or other forms of compensation to directors and officers of Related AMI for their services. Related AMI and its affiliates receive substantial fees and compensation in connection with the management of American Tax's investments.

         The costs incurred to Related AMI for the years ended December 31, 1999, 1998 and 1997 were as follows:



                                        Year Ended              Year Ended                Year Ended
                                       December 31,            December 31,              December 31,
                                           1999                    1998                      1997

Special distributions                    $118,875                $118,875                   $94,938

Expense reimbursements                     85,469                  78,165                    84,593

Loan Servicing Fee                         58,949                  59,438                    49,755
                                     ----------------        ---------------            --------------
                  Total                  $263,293                $256,478                  $229,286



         In accordance with the American Tax trust agreement, Related AMI received or is entitled to receive:

              o special distributions equal to .500% of total assets invested by American Tax; the total amounts deferred and unpaid as of December 31, 1999, 1998 and 1997 and amounted to $314,797, $195,922 and $91,906, respectively;

              o a subordinated incentive fee equal to 2.500% of the sale of the tax-exempt mortgage bonds proceeds;

              o reimbursement of administrative costs incurred by Related AMI or an affiliate on behalf of American Tax; the total amounts deferred and unpaid as of December 31, 1999, 1998 and 1997, amounted to $459,368, $373,899 and $295,733, respectively;

              o loan servicing fees equal to the lesser of (1) 0.25% per annum of principal amount of all mortgage loans outstanding or (2) the normal and competitive fees customarily charged by unaffiliated third parties; and

              o a 1% interest in American Tax's profits, losses and distributions.

         Without Related AMI's continued accrual without payment of the aforementioned expense reimbursements and fees, American Tax will not be in a position to maintain its current distribution level. Related AMI has continued allowing the accrual without payment of these amounts but is under no obligation to continue to do so.


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

Ownership of Underlying Property by an Affiliate

         The Highpointe Apartments, which are located in Harrisburg, Pennsylvania, and which property secures the Highpointe bonds owned by American Tax, are owned by RHA Inv., Inc., which is an affiliate of Related AMI by virtue of the fact that Stephen Ross is on the Board of Trustees of both RHA Inv., Inc., and Related AMI, and also owns 40% and 67.2% of each entity, respectively. Neither American Tax nor RHA receives compensation directly or indirectly from each other. The Highpointe Apartments is the only underlying property securing American Tax's bonds which is owned by an affiliate of American Tax.

Security Ownership of Beneficial Owners of American Tax Shares

         As of August 1, 2000, no person was known by American Tax to be the beneficial owner of five percent of the outstanding shares of American Tax. As of August 1, 2000, no directors or officers of Related AMI or trustee own any shares of American Tax although Related AMI has a 1% interest in all items of income, loss, and distributions from American Tax.

         The sole stockholders of Related AMI are Stephen M. Ross, Alan P. Hirmes and Stuart Boesky.


NY/#4075.28

                     PRICE RANGE OF SHARES AND DISTRIBUTIONS

CharterMac

         The CharterMac common shares have been listed on the American Stock Exchange since October 1, 1997 under the symbol "CHC." Prior to October 1, 1997, there was no established public trading market for the CharterMac common shares. The following table sets forth, for the periods indicated, the high and low reported closing sale prices per CharterMac common shares reported on the American Stock Exchange.

Closing Sale Price For
Quarter Ended:                                      High       Low
                                                    ----       ---
December 31, 1997..............................    $13.31    $11.13
March 31, 1998.................................    $14.50    $12.69
June 30, 1998..................................    $14.44    $12.88
September 30, 1998.............................    $14.25    $12.56
December 31, 1998..............................    $13.00    $11.69
March 31, 1999.................................    $13.38    $12.00
June 30, 1999..................................    $13.06    $12.38
September 30, 1999.............................    $13.06    $12.38
December 31, 1999..............................    $13.06    $11.63
March 31, 2000.................................    $12.25    $11.63


         Quarterly cash distributions per share for the years ended December 31, 1999 and 1998 and the quarter ended March 31, 2000 were as follows:



                                                                                 Total Amount
Cash Distribution for             Date Paid                 Per Share             Distributed
---------------------             ---------                 ---------             -----------
March 31, 2000                     5/15/00                    $0.265              $5,454,396
                                                            ========

March 31, 1999                      5/15/99                    $0.24              $4,939,437
June 30, 1999                       8/14/99                     0.25               5,042,352
September 30, 1999                 11/14/99                     0.25               5,042,352
December 31, 1999                   2/14/00                     0.27               5,453,971
                                                           ---------            ------------
Total for 1999                                                 $1.00             $20,478,112
                                                            ========             ===========
March 31, 1998                      5/15/98                    $0.23              $4,735,119
June 30, 1998                       8/14/98                     0.23               4,735,205
September 30, 1998                 11/14/98                     0.23               4,735,205
December 31, 1998                   2/14/99                     0.24               4,939,068
                                                           ---------            ------------
Total for 1998                                                 $0.930            $19,144,597
                                                           ===========           ===========


         In addition to the distributions set forth in the table above, CharterMac paid Related Charter a special distribution equal to .375% of the total invested assets of CharterMac which amounted to $2,018,822 and $1,477,797 for the years ended December 31, 1999 and 1998, respectively.

         There are no material legal restrictions upon CharterMac's present or future ability to make distributions in accordance with the provisions of CharterMac's trust agreement. Future distributions paid by CharterMac will be at the sole discretion of CharterMac's board of trustees and will depend on the actual cash flow of CharterMac, its financial condition, capital requirements and such other factors as CharterMac's board of trustees deem relevant.

         On November 2, 1999, the last full trading day prior to the joint public announcement by American Tax and CharterMac that they had entered into the merger agreement, the closing price of CharterMac common shares as reported on the American Stock Exchange was $12.44 per share. On August 1, 2000, the most recent practicable date

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                                       100
prior to the printing of this consent statement-prospectus, the closing price of CharterMac common shares as reported on the American Stock Exchange was $13.375.

American Tax

         The American Tax shares are not included for listing or quotation on any established market and no public trading market is expected to develop for the shares, although there may be an informal market.

         Cash distributions to American Tax shareholders for the years ended December 31, 1999 and 1998 and the quarter ended March 31, 2000 were as set forth in the following table:

                                                                 Total Amount
Cash Distribution for                       Per Share            Distributed to
   Quarter Ended          Date Paid        Distribution           Shareholders
---------------------  ---------------  ------------------     -----------------
March 31, 2000              5/15/00             $0.40               $585,408
                                                =====               ========

March 31, 1999              5/15/99             $0.40               $585,408
June 30, 1999               8/14/99              0.40                585,408
September 30, 1999          11/14/99             0.40                586,275
December 31, 1999           2/14/00              0.40                586,065
                                                -----               --------

Total for 1999                                  $1.60             $2,343,156
                                                =====             ==========

March 31, 1998               5/15/98            $0.40               $584,983
June 30, 1998                8/14/98             0.40                584,993
September 30, 1998          11/14/98             0.40                585,002
December 31, 1998            2/14/99             0.40                584,999
                                                -----               --------

Total for 1998                                  $1.60             $2,339,977
                                                =====             ==========

         Quarterly distributions were made 45 days following the close of the calendar quarter and were funded from cash provided from earnings through approximately the distribution dates and proceeds from the maturity of investments, together with the deferral by Related AMI of amounts owed to it.

         There are no material legal restrictions on American Tax's present or future ability to make distributions in accordance with the provisions of the American Tax trust agreement. Distributions to American Tax shareholders are at the sole discretion of Related AMI based on numerous factors. Throughout its offering and acquisition period, American Tax had established and maintained a distribution rate that American Tax expected to be able to pay after it had fully invested the proceeds of its initial offering, which required that distributions be supplemented by a return of capital until earnings from bonds acquired by American Tax stabilized.

         When American Tax's acquisition stage was completed at the end of 1997, American Tax realized that the actual performance of its investment portfolio would not support the initial distribution rate that it had set based on its original internal assumptions. American Tax's new distribution policy, adopted in the first quarter of 1998, calls for quarterly distributions that more closely reflect the actual, rather than the originally expected, collections of interest payments on its portfolio. However, rather than implement this new policy immediately, American Tax determined to seek alternative ways to maintain the current distribution rate. During this time, American Tax continued to pay distributions at the current rate by supplementing its actual earnings with the amortization and repayment proceeds from its short- term investments.

         In addition, although under no obligation to do so, over the last eight quarters, including the quarter ended March 31, 2000, Related AMI has deferred payment of expenses, reimbursements and fees payable to it in order to further supplement the cash available to maintain the current distribution rate. American Tax will soon deplete the remaining amortization and repayment proceeds from its short- term investments. In addition, Related AMI has recently indicated that it is no longer willing to continue to defer receipt of expenses, reimbursements and fees it is owed.


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



         As a result, Related AMI believes that American Tax's future annual distributions to its shareholders will decrease. Related AMI is recommending approval of the proposals contained in this consent solicitation in order to prevent a significant reduction in the distributions currently received each quarter by American Tax shareholders.

         Related AMI believes that if the merger were approved, American Tax shareholders will receive annual per share distributions from CharterMac of $1.05 which equates to $1.52 per American Tax share, based upon the number of CharterMac common shares they will receive and the current distribution being paid on CharterMac common shares. In addition, American Tax shareholders will have the opportunity to benefit from future increases in CharterMac's distributions. Since inception, CharterMac's distribution has been paid exclusively from interest collected on its bond investments. None of CharterMac's distribution has been supplemented with a return of capital or the accrual of expenses or fees owed to Related Charter.

         Of the total distributions of $2,484,623 and $2,484,182 paid during the year ended December 31, 1999 and 1998, $590,139 ($0.39 per share or 24%) and $584,309 ($0.39 per share or 24%) represent a return of capital determined in accordance with generally accepted accounting principles. As of December 31, 1999, the aggregate amount of distributions made since the commencement of American Tax's initial public offering representing a return of capital, in accordance with generally accepted accounting principles, totaled $2,684,172. The portion of the distributions which constitute a return of capital was significant during American Tax's acquisition stage in order to maintain level distributions to shareholders. Since Related AMI has implemented American Tax's distribution policy of making distributions that more closely reflect interest payments on American Tax's investments, Related AMI does not believe that any future distributions will represent a return of your capital.

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

                American Tax                         CharterMac



                     CHARTERMAC COMMON SHARES AND COMPARISON
                              OF SHAREHOLDER RIGHTS

         As a result of the merger, you will become a CharterMac shareholder. The rights of CharterMac shareholders are governed by Delaware law and CharterMac's trust agreement and by-laws. The following is also a summary of the material differences between the rights of CharterMac shareholders and American Tax shareholders.

Description of the CharterMac Shares

         Accrual. The CharterMac trust agreement authorizes the issuance of up to 50,000,000 common or preferred shares of beneficial interests. The CharterMac trust agreement authorizes the CharterMac board of trustees to classify or reclassify any unissued CharterMac common shares or CharterMac preferred shares, to provide for the issuance of beneficial interests of CharterMac in other classes or series, including preferred beneficial interests in one or more series, to establish limitations as to distributions, qualifications or terms or conditions of redemption of such class or series.

         Common Shares. CharterMac shareholders are entitled to one vote per CharterMac common share on all matters voted on by shareholders and, except as provided in the CharterMac trust agreement in respect of any other class or series of beneficial interests, the holders of such CharterMac common shares exclusively possess all voting power. Subject to any preferential rights of any outstanding shares or series of shares, holders of CharterMac common shares are entitled to receive distributions, when and as authorized by the CharterMac board of trustees, out of funds legally available therefor. Upon any dissolution and liquidation of CharterMac, the holders of CharterMac common shares are entitled to receive pro rata all assets of CharterMac available for distribution to its shareholders after payment of, or adequate provisions for, all debts and liabilities of CharterMac. All CharterMac common shares now outstanding are fully paid and non-assessable undivided beneficial interests in the assets of CharterMac. CharterMac shareholders do not have preemptive rights to subscribe to additional securities issued by CharterMac at a subsequent date.

         Preferred Shares. On May 10, 2000, CharterMac completed a private placement of $27,496,980 convertible preferred shares (1,946,000 convertible preferred shares priced at $14.13 per share) to three financial institutions which invested amounts ranging from $7.5 million to $10.0 million. The purchase price was $2.255 per share in excess of the closing price of CharterMac's common shares on May 10, 2000 representing a 19% premium to the trading price on that date of the common shares.

         This offering enabled financial institutions to receive credit for "qualified investments" under the Community Reinvestment Act of 1977, which is commonly referred to as CRA, in connection with their investment. In this regard, CharterMac has developed a proprietary method for specially allocating for reporting purposes these CRA benefits to specific financial institutions that invest in these convertible preferred shares. The preferred shares are entitled to the same economic benefits as the common shares and are otherwise identical to the common shares except that they have limited voting rights and receive the special allocation of CRA benefits. Any CRA benefits not allocated to the preferred shareholders remain unallocated to the common shares.

         The preferred shareholders, at their option, have the ability to convert their convertible preferred shares into shares of CharterMac's common stock at any time at a predetermined conversion price of $15.33 per share which represents CharterMac's net asset value per share as of December 31, 1999 and represents a 29% premium on the closing price of CharterMac's common shares on May 10, 2000. Upon conversion, the preferred investors will no longer be entitled to retain their preferential allocation of CRA benefits.

         CharterMac's ability to issue additional preferred shares which offer CRA benefits is only limited by the amount of CRA qualifying investments that are in its portfolio. CharterMac believes that all of its bonds, other than those which have been previously allocated to the initial preferred shareholders, are qualifying investments which (1) will be given positive consideration in determining that the preferred shares are "qualified investments" under the CRA and (2) may be allocated to additional preferred shareholders.


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



         In order to be a "qualified investment" for purposes of the CRA, the primary purpose of the investment must be community development. Under the CRA, investments which promote community development include, among others, those investments which provide affordable housing for low or moderate income individuals or fund activities that revitalize or stabilize low or moderate income areas.

         In connection with the offering, CharterMac received an opinion of counsel which concluded that it is more likely than not that (1) a banking institution's investment in the preferred shares will receive positive consideration under the CRA as a "qualified investment", and (2) the methodology of initial allocation which CharterMac has developed will be acceptable to the federal regulatory agencies which monitor CRA. However, investments, including the preferred shares, are not designated as CRA- qualifying at the time of issuance by any governmental agency. The final determination of whether securities are CRA-qualifying is made by the federal agencies during their periodic examinations of regulated institutions. There is no assurance that the federal agencies will concur with CharterMac's evaluation that the preferred shares are "qualified investments" under the CRA.

         CharterMac expects to raise additional equity in the future from similar financial institutions that can utilize the CRA benefits that have not previously been allocated to other holders of the convertible preferred shares. While CharterMac expects that these future offerings will be a source of liquidity for CharterMac, it is only one of many sources of potential liquidity. Furthermore, you should be aware, that there is no assurance that CharterMac will be able to consummate such transactions or the price or terms on which the offering will be consummated. Of course, if the federal regulatory agencies which monitor CRA were to determine that an investment in the preferred shares is not a "qualified investment", CharterMac would lose this potential source of liquidity.

Comparison of Rights of CharterMac Shareholders and American Tax Shareholders

         The rights of American Tax and CharterMac shareholders are governed by Delaware law and their respective trust agreements and, in the case of CharterMac, its by-laws. When the merger is completed, you will become shareholders of CharterMac and your rights will be governed by CharterMac's trust agreement and by-laws, which have provisions which are similar, but not identical, to American Tax's trust agreement. The following is a summary of the material differences between CharterMac's trust agreement and by-laws and American Tax's trust agreement. This summary is not a complete discussion of, and is qualified in its entirety by reference to, CharterMac's trust agreement and by-laws, American Tax's trust agreement and Delaware law.


        American Tax                                                      CharterMac

                              Form of Organization

American Tax is a Delaware business trust.              Same.
American Tax has been treated as a
partnership for federal income tax purposes.



                       Investment Objectives and Policies

American Tax's principal investment objectives          Same, except as follows:
are to:
                                                        CharterMac intends to continue its operations
     o   preserve and protect American Tax's            for an indefinite period of time and is not
         invested capital;                              precluded from raising new capital
                                                        through the issuance of equity
     o   provide quarterly distributions that are       securities, including senior securities with
         generally exempt from federal income           priority over the CharterMac common
         taxation; and                                  shares as to cash flow, distributions
                                                        and liquidation proceeds, or from
     o   provide additional distributions in            reinvesting cash flow or sale, financing or
         connection with first mortgage bond            repayment proceeds in new first mortgage bonds.
         investments from participating
         interest payments that are generally           The CharterMac board of trustees may alter
         exempt from federal income taxation.           CharterMac's investment objectives and policies
                                                        without the vote of CharterMac shareholders if,
                                                        in their sole



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


        American Tax                                                      CharterMac

                                                        discretion, they determine in the
                                                        future that such a change is in the best
                                                        interests of CharterMac and its shareholders.


     American Tax shareholders who receive CharterMac common shares in the merger will be able to liquidate their investment by selling their CharterMac common shares in the market. Unlike American Tax, the interest of shareholders in CharterMac can be diluted through the issuance of additional securities, including securities that have priority over the CharterMac common shares as to cash flow, distributions and liquidation proceeds. Also unlike American Tax, CharterMac's board of trustees may change the investment policies of CharterMac without a vote of the CharterMac shareholders.

                             Borrowing Policies

American Tax is restricted in the amount and            The CharterMac trust agreement limits aggregate
nature of borrowings and may only borrow to meet        financing or leverage, whether secured or
working capital requirements or to take over            unsecured, to not in excess of 50% of
operations of an underlying property.                   CharterMac's total market value, measured at the
                                                        time any additional financing or leverage is
                                                        incurred. The CharterMac trust agreement does
                                                        not limit the portion of the permitted debt that
                                                        may bear interest at a fixed rate, or at a
                                                        variable rate.

     American Tax shareholders who receive CharterMac common shares in the merger will have invested in an entity that may incur long term debt and other leverage and that reinvests proceeds from borrowings. An increase in debt may increase the risk of default on CharterMac's obligations and may reduce the cash flow available for distribution as a result of fluctuations in the interest rates applicable to indebtedness of CharterMac.

                                 Management

American Tax is managed by Related AMI, which           The business and affairs of CharterMac are
has exclusive authority over American Tax's             managed under the direction of a board of
operations, subject to limitations provided in          trustees elected by the CharterMac shareholders.
the American Tax trust agreement. Under the             Under the CharterMac trust agreement, the
American Tax trust agreement, Related AMI is            trustees are required to perform their duties in
required to perform its duties in good faith and        good faith. The trust agreement includes
act with integrity in handling trust affairs in         provisions that:
the best interests of American Tax. The American
Tax trust agreement includes provisions that:                o   limit the liability of its trustees and
                                                                 officers to CharterMac and the
     o   limit the liability of Related AMI to                   CharterMac shareholders for money
         American Tax and the American Tax                       damages in most circumstances;
         shareholders for money damages in most
         circumstances;                                      o   obligate CharterMac, to the maximum
                                                                 extent permitted by Delaware law, to
     o   obligate American Tax to indemnify and                  indemnify and to pay or reimburse
         pay all judgments and claims arising                    reasonable expenses to a trustee or
         against Related AMI from any liability                  officer of CharterMac or Related
         incurred by Related AMI by reason of                    Charter in advance of final disposition
         any act performed or omitted to be                      of a proceeding to which he is made a
         performed by Related AMI on behalf                      party by reason of his service in that
         of American Tax; and                                    capacity; and

     o   require American Tax to indemnify a                 o   require CharterMac to indemnify a
         director or officer of Related AMI who                  trustee or officer who has been
         has been successful, on the merits or                   successful, on the merits or otherwise
         otherwise, in the defense of any                        in the defense of any proceeding to
         proceeding to which he is made                         which he is made a party by reason of
                                                                 his service in that capacity.
                                                                 Additionally, CharterMac has




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                                    105


        American Tax                                                      CharterMac



         a party by reason of his service                    entered into agreements with CharterMac's
         in that capacity                                    trustees and officers, indemnifying them.


Related AMI may be removed by a vote of a               CharterMac's assets and day-to-day operations
majority of the outstanding American Tax shares,        are managed by Related Charter.
with or without cause.
                                                        CharterMac's managing trustees may be removed by
                                                        the majority vote of shareholders only for cause
                                                        prior to October 1, 2001, and with or without
                                                        cause after such anniversary. The CharterMac
                                                        management agreement cannot be terminated by
                                                        CharterMac prior to October 1, 2001, except for
                                                        cause.

Not applicable since American Tax has no board          CharterMac has a classified board of trustees
of trustees.

     The rights of CharterMac shareholders against management of CharterMac are generally more limited than the rights of American Tax shareholders against American Tax. However, unlike American Tax, CharterMac holds annual meetings for the election of managing trustees while American Tax holds no such elections and is managed solely by Related AMI.

                                Fees and Expenses

Bond selection fees of up to 2.000% of gross            Bond selection fees of 2.000% of the principal
proceeds from the sale of American Tax shares.          amount of each first mortgage bond originated or
                                                        acquired by CharterMac.

Mortgage loan placement fees not to exceed              Bond placement fees of 2.000% of the principal
3.000% of the principal amount of mortgage              amount of each first mortgage bond originated or
loans. The Mortgage loan placement fees are paid        acquired by CharterMac. The Bond placement fees
by the borrower, not American Tax.                      are paid by the borrower not CharterMac.

Special distribution equal to 0.500% of total           Special distribution equal to 0.375% of total
invested assets. One-half of the special                invested assets of CharterMac.
distribution is payable quarterly and one-half
is payable upon the liquidation of the bonds.

Loan servicing fees equal to the lesser of (1)          Loan servicing fees of 0.250%of the outstanding
0.250% per annum of principal amount of all             principal amount of each first mortgage bond
mortgage loans outstanding or (2) the normal and        held by CharterMac.
competitive fees customarily charged by
unaffiliated third parties.

None                                                    Liquidation fees of 1.500% of the gross sales
                                                        price of the assets sold by CharterMac, payable
                                                        in connection with a liquidation of CharterMac
                                                        supervised by Related Charter.

Accountable expense allowance equal to actual           All expenses paid by CharterMac; Related Charter
costs.




/293812.1


        American Tax                                                      CharterMac


                                                        reimbursed for services performed for
                                                        CharterMac, up to a maximum of $200,000 in any
                                                        given year of operations, subject to the
                                                        following adjustments: the overall limit on
                                                        reimbursements for administrative expenses will
                                                        be increased:

                                                             o   after CharterMac's first year of
                                                                 operations and each year thereafter by
                                                                 a percentage equal to the Consumer
                                                                 Price Index for the year then ended;
                                                                 and

                                                             o   proportionately as CharterMac increases
                                                                 its asset portfolio.

None                                                    Incentive share options may be issued to Related
                                                        Charter if CharterMac's distributions in any
                                                        year exceed $0.9517 per CharterMac common share
                                                        if granted by the compensation committee, which
                                                        is comprised of two or more independent
                                                        trustees.

Subordinated incentive fee equal to 2.5000% of          None
sale or repayment proceeds relating to
dispositions of first mortgage bonds to the
extent investors have recovered their original
investment plus 10% return.

Acquisition expense allowance equal to 1.000% of        All acquisition expenses paid by CharterMac.
gross proceeds.

                               Potential Dilution

American Tax is restricted from issuing any             The CharterMac board of trustees may, in its
further American Tax shares.                            discretion, issue additional shares without any
                                                        shareholder approval. CharterMac may issue up to
                                                        approximately 2,000,000 shares to Related
                                                        Charter and other employees pursuant to its
                                                        incentive share option plan.

        The CharterMac shareholders will be subject to potential dilution if CharterMac issues additional equity securities. Furthermore, CharterMac may issue beneficial interests with priorities or preferences with respect to distributions and liquidation proceeds. A subsidiary of CharterMac has issued
$169,000,000 of preferred shares and CharterMac has issued $22,496,980 of convertible preferred shares. Any secured debt obligations issued by CharterMac would have prior claims against the collateral given for security in the event
CharterMac defaults in the payments of those secured obligations.

                              Potential Redemption

Any shareholder who acquired American Tax shares        The CharterMac board of trustees may, at its
directly from American Tax may present its              sole discretion, determine to repurchase
shares to American Tax for redemption. American         CharterMac common shares from time to time out
Tax is required to redeem such shares for cash          of surplus funds, if any, to further the
to the extent it has sufficient net reinvestment        business objectives of CharterMac.
proceeds from the sale of American Tax shares
under its reinvestment plan.




/293812.1



        American Tax                                                      CharterMac



                            Anti-Takeover Provisions

American Tax has no material anti-takeover              The CharterMac trust agreement contains the
provisions.                                             following provisions which could have the effect
                                                        of delaying, deferring or preventing a
                                                        transaction or a change of control of CharterMac
                                                        that might involve a premium price for
                                                        CharterMac common shares or otherwise be in the
                                                        best interest of CharterMac shareholders:

                                                             o   the CharterMac board of trustees' power
                                                                 to issue beneficial interests which
                                                                 could include anti-takeover provisions;
                                                                 and

                                                             o   the classification of CharterMac's
                                                                 board of trustees.

                                                        In addition, the CharterMac management agreement
                                                        contains the following provisions which may also
                                                        have an anti-takeover effect:

                                                             o   the Related Charter management
                                                                 agreement may be terminated only for
                                                                 cause before October 1, 2001; and

                                                             o   CharterMac may not be dissolved before
                                                                 October 1, 2001 unless Related Charter
                                                                 recommends liquidation, and thereafter,
                                                                 a supermajority vote of the CharterMac
                                                                 shareholders and consent of the Charter
                                                                 Board of Trustees is required to
                                                                 dissolve and liquidate, unless Related
                                                                 Charter recommends liquidation, in
                                                                 which case a majority vote of the
                                                                 CharterMac shareholders and consent of
                                                                 the Board of Trustees is necessary.

     There are provisions of the organizational documents of CharterMac that could have the effect of delaying, deferring or preventing attempts to obtain control of CharterMac in transactions not approved by the CharterMac board of trustees and Related Charter, respectively.

                       Expected Distributions and Payments

Throughout its offering and acquisition period,         CharterMac intends to pay quarterly
American Tax had established and maintained a           distributions to its shareholders. The amount of
stable distribution policy at a rate that               such distributions will be established the
American Tax expected to be able to maintain            CharterMac board of trustees, taking into
after it had fully invested the proceeds of its         account the cash needs of CharterMac, yields
initial offering, but which required that               available to CharterMac shareholders and ranges
distributions be supplemented by a return of            in market prices for the CharterMac common
capital until earnings from bonds acquired by           shares.
American Tax stabilized. In addition, although
under no obligation to do so, over the last
seven quarters, American Tax's manager, Related
AMI, deferred the payment of expenses,
reimbursements and fees payable to it in order
to supplement the cash available to maintain the
current distribution rate.



/293812.1



        American Tax                                                      CharterMac



Now that the acquisition period has ended and earnings from the bonds have stabilized, with performance varying from initial assumptions upon which the distribution rate was established, American Tax's distribution policy has been changed. American Tax's new distribution policy calls for quarterly distributions that more closely reflect collections of interest payments. In addition, Related AMI has indicated that it is not willing to continue to accrue expenses, reimbursements and fees it is owed. As a result of such changes and assuming that distributions are payable solely from current collections on the bonds, Related AMI believes that American Tax's future annual distributions to its shareholders will be significantly reduced.

     Distributions will be paid if, as and when declared by the board of trustees of CharterMac in its discretion out of funds legally available therefor. American Tax shareholders who become shareholders of CharterMac will receive their pro rata share of the distributions made with respect to CharterMac common shares. The amount of such distributions will depend upon CharterMac's earnings, operating expenses, debt service payments, capital expenditures, reserves and funds set aside for expansion.

                         Liquidity and Transferability

The American Tax shares are not included for            The CharterMac common shares are included for
listing or quotation on any established market          listing on the American Stock Exchange. The
and no public trading market is expected to             CharterMac common shares currently trade, and
develop for the American Tax shares.                    may continue to trade, at a discount to their
                                                        net asset value, and the market value of the
                                                        CharterMac common shares may never equal or
                                                        exceed the net proceeds that might be available
                                                        if CharterMac's assets were liquidated.

     One of the primary objectives of the merger is to provide increased liquidity to the American Tax shareholders.


                                  Voting Rights

Each outstanding American Tax share entitles the        Each outstanding CharterMac common share
holder to one vote on all matters submitted to a        entitles the holder to one vote on all matters
vote of American Tax shareholders. Pursuant to          submitted to a vote of CharterMac shareholders.
the American Tax trust agreement, shareholders          Pursuant to the CharterMac trust agreement,
of American Tax have the right to vote upon:            shareholders of CharterMac have the right to
                                                        vote upon:
     o   removal of Related AMI;
                                                             o   removal of the managing trustees;
     o   election of a successor manager;
                                                             o   the election of the managing trustees;
     o   merger, consolidation or dissolution of
         American Tax;                                       o   merger, consolidation, or the
                                                                 conversion of CharterMac into another
     o   amendment of the American Tax trust                     entity;
         agreement;
                                                             o   the determination to dissolve CharterMac;

                                                             o   amendments to the CharterMac trust
                                                                 agreement; and
/293812.1



        American Tax                                                      CharterMac


     o   disposition of all or substantially all             o   dispositions of all or substantially
         of American Tax's assets other than the                 all of the assets of CharterMac.
         dissolution and winding up the affairs
         of American Tax;                                    o   CharterMac shareholders holding 10% or
                                                                 more of the outstanding shares may call
     o   pledge or encumbrance of all or                         a meeting of shareholders
         substantially all of American Tax's
         assets;

     o   extension of the term of American Tax;

     o   change in the primary purpose of
         American Tax;

     o   a material modification of a contract
         entered into with an affiliate of
         American Tax; and

     o   assignment of Related AMI's interest in
         American Tax.

     o   American Tax shareholders holding 10%
         or more of the outstanding shares may
         call a meeting of shareholders.

                                APPRAISAL RIGHTS

     Shareholders of American Tax do not have dissenters' rights or rights of appraisal with respect to the merger under Delaware law.

                                 LEGAL MATTERS

         The validity of the CharterMac common shares to be issued in connection with the merger will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to CharterMac. Matters with respect to the merger will also be passed upon by Paul, Hastings, Janofsky & Walker LLP, counsel to both American Tax and CharterMac.

                                     EXPERTS

     The financial statements of American Tax, as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 incorporated in this consent statement-prospectus by reference to the December 31, 1999 annual report on Form 10-K/A-1 (SEC File No. 0-28340) have been audited by KPMG LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Caselberry-Oxford Associates Limited Partnership, as of December 31, 1999, 1998 and 1997 and for the years ended December 31, 1999, 1998 and 1997, incorporated in this consent statement-prospectus by reference to the December 31, 1999 annual report on Form 10-K/A-1 (SEC File No. 0-28340) of American Tax have been audited by Reznick Fedder & Silverman, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Rolling Ridge, LLC, as of December 31,
1999, 1998 and 1997 and for the years ended December 31, 1999, 1998 and 1997, incorporated in this consent statement-prospectus by reference to the December 31, 1999 annual report on Form 10-K/A-1 (SEC File No. 0-28340) of American Tax have been audited by James L. Zimmerman, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and the related financial statement schedules as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 of CharterMac incorporated in this consent statement-prospectus by reference from CharterMac's Annual Report on Form 10-K/A-1 for the year ended December 31, 1999 (SEC File No. 1-13237) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     CharterMac has filed with the Securities and Exchange Commission a registration statement under the Securities Act that registers the CharterMac common shares issuable to the American Tax shareholders upon the consummation of the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about CharterMac and the CharterMac common shares. The rules and regulations of the Securities and Exchange Commission allow CharterMac to omit some information included in the registration statement from this consent statement-prospectus. In addition, CharterMac and American Tax file reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy this information at the following locations of the Commission:


Public Reference Room                  New York Regional Office               Chicago Regional Office
450 Fifth Street, S.W.                 7 World Trade Center                   Citicorp Center
Room 1024                              Suite 1300                             500 West Madison Street
Washington, D.C. 20549                 New York, New York 10048               Suite 1400
                                                                              Chicago, Illinois 60661-2511

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, S.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

     The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like CharterMac and American Tax, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

     Reports, proxy statements and other information about CharterMac and American Tax may be inspected at the offices of the NASD, 1745 K Street, S.W., Washington, D.C.

                    INCORPORATION OF INFORMATION BY REFERENCE

     The Securities and Exchange Commission allows CharterMac and American
Tax to incorporate by reference information into this consent statement-prospectus. This means that CharterMac and American Tax can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this consent statement-prospectus, except for any information that is superseded by information that is included directly in this document.

     This consent statement-prospectus incorporates by reference the documents listed below that CharterMac and American Tax have previously filed with the Securities and Exchange Commission. They contain important information about CharterMac and American Tax and their financial condition.

     The following documents previously filed by CharterMac with the Securities and Exchange Commission (File No. 1-13237) under the Exchange Act are incorporated by reference into this consent statement-prospectus:

CharterMac SEC Filings                              Period

Quarterly Report on Form 10-Q and 10-               Quarter ended March 31, 2000
Q/A-1

Annual Report on Form 10-K and 10-K/A-1             Year ended December 31, 1999

Proxy Statement                                 Dated April 30, 1999 for its
                                                Annual Meeting of Shareholders
                                                held on June 16, 1999
                                                (incorporated by reference in
                                                the CharterMac 10-K
                                                (SEC File No. 1- 13237))


Registration Statement on Form 10 and           Dated July 31, 1997 and filed
Form 10/A                                       on August 1, 1997; and as
                                                amended and filed on
                                                September 23, 1997.



/293812.1

     The following documents previously filed by American Tax with the Securities and Exchange Commission (File No. 0-28340) under the Exchange Act are incorporated by reference into this consent statement-prospectus:

American Tax SEC Filings                            Period

Quarterly Report on Form 10-Q and                Quarter ended March 31, 2000
10-Q/A-1

Annual Report on Form 10-K and 10-K/A-1          Year ended December 31, 1999

     In addition, all documents filed by CharterMac or American Tax under the Exchange Act after the date of this consent statement-prospectus and before the deadline for returning consent forms will be deemed to be incorporated by reference into, and to be a part of, this consent statement-prospectus from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded for purposes of this consent statement-prospectus to the extent that a statement contained in the consent statement-prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in the consent statement-prospectus modifies or supersedes such previous statement. Any statement so modified or superseded will not be deemed to constitute a part in the consent statement-prospectus except as so modified or superseded.

     All information contained or incorporated by reference in this consent statement-prospectus relating to American Tax and its subsidiaries, has been supplied by American Tax, and all such information relating to CharterMac and its subsidiaries has been supplied by CharterMac.

     CharterMac and American Tax incorporate by reference additional documents that either company may file with the Securities and Exchange Commission between the date of this consent statement-prospectus and the deadline for returning consent forms. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through CharterMac or American Tax, as the case may be, or from the Securities and Exchange Commission through the Securities and Exchange Commission's web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this consent statement-prospectus. You can obtain documents incorporated by reference in this consent statement-prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:


       Charter Municipal Mortgage Acceptance Company                     American Tax Exempt Bond Trust
                    Investor Relations                                         Investor Relations
                    625 Madison Avenue                                         625 Madison Avenue
                 New York, New York 10022                                   New York, New York 10022
                      (212) 421-5333                                             (212) 421-5333

     If you request any incorporated documents from CharterMac or American Tax, CharterMac or American Tax will mail them to you by first class mail, or another equally prompt means, within one business day after your request is received.

     CharterMac and American Tax have not authorized anyone to give any information or make any representation about the merger that is different from, or in addition to, that contained in this consent statement-prospectus or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                         PRO FORMA FINANCIAL INFORMATION

Introduction

     The pro forma condensed consolidated balance sheet has been prepared as if the proposals were approved and adopted and the related transaction had occurred on March 31, 2000. The pro forma condensed consolidated income statements for the year ended December 31, 1999 and three months ended March 31, 2000 have been prepared based on the historical financial statements of American Tax and CharterMac and assume that the proposals were approved and adopted January 1, 1999.

     The pro forma financial statements are based upon available information and assumptions, as set forth in the notes to pro forma financial statements, that CharterMac believes are reasonable in the circumstances.

     The unaudited pro forma statements are presented for comparative purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company or of the combined financial position or the results of operations that would have been realized had the merger been consummated during the period or as of the dates for which the pro forma statements are presented.

     These statements do not purport to represent what CharterMac's financial position and results of operations (i) would actually have been if the proposals in fact had been approved and adopted on such dates or at the beginning of such periods or (ii) any future date or period.

/293812.1



                                   Charter Municipal Mortgage Acceptance Company
                                       Pro Forma Consolidated Balance Sheet
                                               As of March 31, 2000
                                                     Unaudited
                                              (Dollars in thousands)

                                                                                                                 Charter Municipal
                                               Charter Municipal                                                     Mortgage
                                              Mortgage Acceptance     American Tax                                  Acceptance
                                                    Company            Exempt Bond          Pro Forma                Company
ASSETS                                             Historical       Trust Historical       Adjustments              Pro Forma
                                            ----------------------- -----------------    ---------------       --------------------
First mortgage bonds                                       $592,125           $26,042                                      $618,167
Other bond-related investments                                  560                 -                                           560
Temporary investments                                        33,200                 -                                        33,200
Cash and cash equivalents                                    15,308               602                                        15,910
Cash and cash equivalents - restricted                        1,606                 -                                         1,606
Interest receivable                                           2,996               182                                         3,178
Promissory notes receivable                                  10,084                 -                                        10,084
Deferred costs                                               14,435                 -               $476   (d)               14,911
Goodwill                                                      2,589                 -                229   (c)                3,784
Other assets                                                    266                 -                966   (a)                  266
                                            ----------------------- -----------------          ---------       --------------------
Total assets                                               $673,169           $26,826             $1,671                   $701,666
                                            ======================= =================    ===============       ====================

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities

Secured borrowing                                           $80,770                                                         $80,770
Accounts payable, accrued expenses
  and other liabilities                                       2,403              $380               $112   (a)                3,600
                                                                                                     229   (c)
                                                                                                     476   (d)


Due to manager and affiliates                                 1,316               960               (767)  (a)                1,509
Distributions payable                                         6,945                 -                                         6,945
                                            ----------------------- -----------------                          --------------------
Total liabilities                                            91,434             1,340                 50                     92,824
                                            ----------------------- -----------------         ----------       --------------------
Minority interest in subsidiary                             177,000                 -                                       177,000
                                            ----------------------- -----------------                          --------------------
Preferred shares of subsidiary                               90,000                 -                                        90,000
                                            ----------------------- -----------------                          --------------------

Shareholders' Equity

Beneficial owners' equity-manager                               502               (31)                31   (a)                  502
Beneficial owners' equity-shares                            313,282            24,548              3,280   (a)              340,389
                                                                                                    (721)  (b)
Treasury shares of beneficial interest                         (103)             (721)               721   (b)                 (103)
Accumulated other comprehensive income                        1,054             1,690             (1,690)  (a)                1,054
                                            ----------------------- -----------------             -------      --------------------
Total shareholders' equity                                  314,735            25,486              1,621                    341,842
                                            ----------------------- -----------------          ---------       --------------------
Total liabilities and shareholders' equity                 $673,169           $26,826             $1,671                   $701,666
                                            ======================= =================    ===============       ====================


See accompanying Notes to Pro Forma Consolidated Financial Statements


/293812.1


                                   Charter Municipal Mortgage Acceptance Company
                                      Pro Forma Consolidated Income Statement
                                     For the Three Months Ended March 31, 2000
                                                     Unaudited
                                  (Dollars in thousands except per share amounts)



                                                             Charter Municipal
                                                            Mortgage Acceptance       American Tax
                                                                  Company           Exempt Bond Trust
                                                                Historical             Historical
                                                          ----------------------- ---------------------
REVENUES
Interest Income:

First mortgage bonds                                                      $11,205                  $535


Other bond-related investments                                                136                     -
Temporary investments                                                         468                     5
Promissory notes                                                              242                     -

                                                          ----------------------- ---------------------
  Total revenues                                                           12,051                   540

                                                          ----------------------- ---------------------

EXPENSES

Interest expense                                                              914                     -
Loan servicing fees                                                           397                    15
General, administrative and other expenses                                    875                    40
Amortization of organization costs                                            110
Loss on impairments of assets                                                   0                     -
                                                          ----------------------- ---------------------
  Total expenses                                                            2,296                    55
                                                          ----------------------- ---------------------

Net income before minority interests                                        9,755                   485

Distribution on preferred shares of subsidiary                             (1,491)                    -
Minority interest in income of subsidiary                                  (1,693)                    -
                                                          ----------------------- ---------------------
Net income                                                                  6,571                   485

Special allocation of net income to manager                                  (655)                  (50)

                                                          ----------------------- ---------------------

Net income applicable to shareholders                                      $5,916                  $435

                                                          ======================= =====================

Net income applicable to shareholders per weighted average
share                                                                       $0.29                 $0.31
                                                          ======================= =====================
(basic and diluted)
Weighted average shares outstanding (basic and diluted)                20,581,805             1,466,966
                                                          ======================= =====================




                                                                                 Charter Municipal
                                                                                     Mortgage
                                                                                    Acceptance
                                                             Pro Forma                Company
                                                            Adjustments              Pro Forma
                                                          ---------------       -------------------
REVENUES
Interest Income:

First mortgage bonds                                                  $23    (e)            $11,741
                                                                       (7)   (f)
                                                                      (15)   (f)
Other bond-related investments                                                                  136
Temporary investments                                                                           473
Promissory notes                                                                                242
                                                               ----------       -------------------
  Total revenues                                                        1                    12,592
                                                                ---------       -------------------

EXPENSES

Interest expense                                                                                914
Loan servicing fees                                                                             412
General, administrative and other expenses                                                      915
Amortization of organization costs                                                              110
Loss on impairments of assets                                                                     0
                                                                                -------------------
  Total expenses                                                                              2,351
                                                                                -------------------

Net income before minority interests                                    1                    10,241

Distribution on preferred shares of subsidiary                                               (1,491)
Minority interest in income of subsidiary                                                    (1,693)
                                                                                -------------------
Net income                                                              1                     7,057

Special allocation of net income to manager                            23    (g)               (682)
                                                                 --------       -------------------

Net income applicable to shareholders                                 $24                    $6,375
                                                                 --------       ===================

Net income applicable to shareholders per weighted average
share                                                                                         $0.28
                                                                                ===================
(basic and diluted)
Weighted average shares outstanding (basic and diluted)                                  22,696,386
                                                                                ===================

See accompanying Notes to Pro Forma Consolidated Financial Statements




/293812.1


                                   Charter Municipal Mortgage Acceptance Company
                                      Pro Forma Consolidated Income Statement
                                   For the Twelve Months Ended December 31, 1999
                                                     Unaudited
                                  (Dollars in thousands except per share amounts)



                                                             Charter Municipal
                                                                 Mortgage             American Tax
                                                                Acceptance             Exempt Bond
                                                                  Company                 Trust
                                                                Historical             Historical
                                                          ----------------------- ---------------------
REVENUES
Interest Income:

First mortgage bonds                                                      $38,141                $2,114


Other bond-related investments                                                303                     -
Temporary investments                                                       1,290                    20
Promissory notes                                                              703                     -

                                                          ----------------------- ---------------------
  Total revenues                                                           40,437                 2,134
                                                          ----------------------- ---------------------

EXPENSES

Interest expense                                                            1,749                     -
Loan servicing fees                                                         1,338                    59
General, administrative and other expenses                                  3,311                   536
Amortization of organization costs                                            382                    13
Loss on impairments of assets                                               1,859                     -

                                                          ----------------------- ---------------------
  Total expenses                                                            8,639                   608

                                                          ----------------------- ---------------------

Net income before minority interests                                       31,798                 1,526

Distribution on preferred shares of subsidiary                             (3,014)                    -
Minority interest in income of subsidiary                                  (5,602)                    -

                                                          ----------------------- ---------------------
Net income                                                                 23,182                 1,526

Special allocation of net income to manager                                (2,231)                 (133)

                                                          ----------------------- ---------------------

Net income applicable to shareholders                                     $20,951                $1,393
                                                          ======================= =====================

Net income applicable to shareholders per weighted
average  share (basic and diluted)                                          $1.02                 $0.95
                                                          ======================= =====================

Weighted average shares outstanding (basic and                         20,580,756             1,464,725
diluted)
                                                          ======================= =====================




                                                                                      Charter
                                                                                     Municipal
                                                                                     Mortgage
                                                                                    Acceptance
                                                             Pro Forma                Company
                                                            Adjustments              Pro Forma
                                                          ---------------       -------------------
REVENUES
Interest Income:

First mortgage bonds                                                  $93    (e)            $40,260
                                                                      (29)   (f)
                                                                      (59)   (f)
Other bond-related investments                                                                  303
Temporary investments                                                                         1,310
Promissory notes                                                                                703
                                                                ---------       -------------------
  Total revenues                                                        5                    42,576
                                                          ---------------       -------------------

EXPENSES

Interest expense                                                                              1,749
Loan servicing fees                                                                           1,397
General, administrative and other expenses                                                    3,847
Amortization of organization costs                                    (13)   (e)                382
Loss on impairments of assets                                                                 1,859
                                                              -----------       -------------------

  Total expenses                                                      (13)                    9,234
                                                               -----------      -------------------


Net income before minority interests                                   18                    33,342

Distribution on preferred shares of subsidiary                                               (3,014)
Minority interest in income of subsidiary                                                    (5,602)
                                                              -----------       -------------------

Net income                                                             18                    24,726

Special allocation of net income to manager                            29    (g)             (2,335)
                                                               ----------       -------------------


Net income applicable to shareholders                                $(47)                  $22,391
                                                          ===============       ===================

Net income applicable to shareholders per weighted
average  share (basic and diluted)                                                            $0.99
                                                                                ===================

Weighted average shares outstanding (basic and                                           22,696,386
diluted)
                                                                                ===================



/293812.1

                  Charter Municipal Mortgage Acceptance Company
                     Notes to Pro Forma Financial Statements
                For the Three Months Ended March 31, 2000 and the
                    Year Ended December 31, 1999 (Dollars in
                       thousands except per share amounts)

(a)      Represents the effect of the following:

              o the voluntarily waiver of payment of deferred and unpaid fees, reimbursements and expenses of $767 due Related AMI, American Tax's manager through June 30, 1999, pursuant to the term of the proposals as outlined in the consent statement-prospectus;

              o the balance of American Tax's merger-related costs of $112 still to be incurred in connection with the adoption of the proposals set forth in the consent statement-prospectus;

              o the effect of applying purchase accounting on the merged American Tax assets results in the elimination of the accumulated other comprehensive income of $1,690 because the fair value of the mortgage bonds becomes CharterMac's cost basis;

              o the recording of goodwill, which resulted from the fair value of the assets acquired and liabilities assumed being less than the fair value of the CharterMac common shares issued and associated transaction costs, $966 is the portion of the goodwill exclusive of CharterMac's transaction costs set forth in footnote (c); and

              o the net effect of these adjustments to the assets, liabilities, and other comprehensive income have been allocated to Related Charter and CharterMac's shareholders in the amounts of $31 and $3,280, respectively.

(b) Represents the elimination of American Tax treasury shares as a result of the merger.

         After applying footnotes (a) and (b), American Tax's assets have been merged into CharterMac. Pursuant to the Merger Agreement, CharterMac will issue to each outstanding shareholder of American Tax 1.43112 common shares of CharterMac. As of March 31, 2000 the total number of outstanding shares of American Tax, including the 1% ownership Related AMI, is equal to 1,478,304 which results in the issuance of 2,115,630 common shares of CharterMac. CharterMac has recorded the total purchase price of this merger at $27,336 which is calculated as the number of shares issued, 2,115,630, times the closing price of CharterMac's common shares on June 30, 1999, the date the terms of the merger were agreed upon, of 12.8125 plus transaction costs of $229. In accounting for this merger under the purchase method of accounting, CharterMac has recorded goodwill to the extent that the fair value of net assets acquired from American Tax plus transaction costs of $229 are less than the purchase price as of March 31, 2000. This goodwill is subject to change depended upon the fair value of these net assets on the actual merger date.

(c) CharterMac will incur merger-related cost such as legal, accounting, printing, the consent statement-prospectus, a fairness opinion and other related costs. These costs are will be recorded as part of CharterMac's total purchase price. This goodwill is amortized into interest income using the straight line method over eight years, which approximates the average remaining term to maturity of the first mortgage bonds acquired in the merger.

(d) Represents the bond selection fee equal to 2% of the principal amount of the first mortgage bonds acquired by CharterMac in the merger. In accordance with the terms and provisions of CharterMac's management agreement, such fees are paid to the manager, Related Charter. These acquisition fees are capitalized and are being amortized into interest income over the terms of the first mortgage bonds acquired in the merger.

(e) Represents the elimination of American Tax's amortization of deferred loan origination cost and organization costs as a result of applying the purchase method of accounting. Under the purchase method of accounting, American Tax's assets are being recorded at their fair value and the historical intangible assets are eliminated.

(f) Represents CharterMac's amortization of the goodwill and the bond selection fee of the assets acquired in the merger. These items are charged to interest income and are being amortized over the remaining terms of the first mortgage bonds acquired in the merger.

(g) Represents the reallocation of income between the manager and shareholders of CharterMac as a result of the following:

                o the elimination of American Tax's amortization of deferred loan origination cost and organization cost (See Note e);
                o the additional amortization of CharterMac's goodwill and bond selection fee (See Note f); and
                o recalculation of the special distribution on American Tax's assets at CharterMac's rate of .375% as provided for in the CharterMac's management agreement instead of American Tax's rate of .500%.

/293812.1

                                                                      Appendix A

                          AGREEMENT AND PLAN OF MERGER
                          dated as of November 2, 1999
                                  by and among
                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
                                CM HOLDING TRUST
                                       and
                         AMERICAN TAX EXEMPT BOND TRUST

NY/293215.2

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I   THE MERGER.........................................................1
            SECTION 1.1    The Merger..........................................1
            SECTION 1.2    Closing.............................................2
            SECTION 1.3    Effective Time......................................2
            SECTION 1.4    Effects of the Merger...............................2
            SECTION 1.5    Trust Agreement; Bylaws.............................2
            SECTION 1.6    Trustees; Officers..................................2

ARTICLE II   MANNER OF CONVERTING SHARES  OF THE
             CONSTITUENT BUSINESS TRUSTS.......................................3
             SECTION 2.1   Effect on Capital Stock.............................3
             SECTION 2.2   Further Assurances..................................3
             SECTION 2.3   Exchange Procedures.................................3
             SECTION 2.4   Distributions with Respect to Unexchanged
                           ATEBT Shares........................................4
             SECTION 2.5   Rights of Former ATEBT Shareholders.................4
             SECTION 2.6   Lost ATEBT Share Certificates.......................5
             SECTION 2.7 Parent's Option Not to Require Delivery of ATEBT Shares by ATEBT Shareholders in Order to
                           Receive Parent Shares...............................5
             SECTION 2.8   Nonissuance of ATEBT Share Certificates.............5

ARTICLE III  REPRESENTATIONS AND WARRANTIES....................................5
             SECTION 3.1   Representations and Warranties of Parent and Sub....5
             SECTION 3.2   Representations and Warranties of ATEBT.............7

ARTICLE IV   ADDITIONAL AGREEMENTS.............................................8
             SECTION 4.1   Waiver of Deferred Fees and Expenses................8
             SECTION 4.2   Reasonable Best Efforts.............................8
             SECTION 4.3   Public Announcements................................8
             SECTION 4.4   Consents, Approvals and Filings.....................8
             SECTION 4.5   Exchange Listing....................................9
             SECTION 4.6   State Takeover Laws.................................9
             SECTION 4.7   No Solicitation by ATEBT............................9



NY/293215.2

                                                                            Page

ARTICLE V    CONDITIONS PRECEDENT.............................................10
             SECTION 5.1   Conditions to Each Party's Obligation
                           to Effect the Merger...............................10
             SECTION 5.2   Conditions to Obligations of ATEBT.................11
             SECTION 5.3   Conditions to Obligations of Parent and Sub........12
             SECTION 5.4   Frustration of Closing Conditions..................13

ARTICLE VI   TERMINATION, AMENDMENT AND WAIVER................................13
             SECTION 6.1   Termination........................................13
             SECTION 6.2   Effect of Termination..............................14
             SECTION 6.3   Amendment..........................................15
             SECTION 6.4   Extension; Waiver..................................15

ARTICLE VII  GENERAL PROVISIONS...............................................15
             SECTION 7.1   Nonsurvival of Representations and Warranties......15
             SECTION 7.2   Fees and Expenses..................................15
             SECTION 7.3   Definitions........................................15
             SECTION 7.4   Notices............................................16
             SECTION 7.5   Interpretation.....................................17
             SECTION 7.6   Counterparts.......................................18
             SECTION 7.7   Entire Agreement; Third-Party Beneficiaries........18
             SECTION 7.8   GOVERNING LAW......................................18
             SECTION 7.9   Assignment.........................................18
             SECTION 7.10  Enforcement........................................18
             SECTION 7.11  Severability.......................................18



NY/293215.2

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 2, 1999, by and among American Tax Exempt Bond Trust, a Delaware business trust ("ATEBT"), Charter Municipal Mortgage Acceptance Company, a Delaware business trust ("Parent"), and CM Holding Trust, a Delaware business trust and a wholly-owned subsidiary of Parent ("Sub"). Certain capitalized terms used in this Agreement are defined in Section 7.3.

                              W I T N E S S E T H:
                               -------------------


         WHEREAS, Related AMI Associates, Inc., ATEBT's manager ("Related AMI") and the Board of Trustees of Parent and Sub have determined that it would be advisable and in the best interests of the respective holders of beneficial interest in ATEBT, Parent and Sub, for ATEBT to merge with and into Sub with Sub as the surviving business trust pursuant and subject to the terms and conditions set forth in this Agreement (the "Merger");

         WHEREAS, Related AMI has agreed to (i) waive payment of certain deferred and unpaid fees, expenses and reimbursements if the Merger is consummated and (ii) pay or cause to be paid any fees and expenses related to the Merger if the ATEBT Shareholders do not approve the Merger and certain corresponding amendments to ATEBT's Trust Agreement.

         WHEREAS, ATEBT, Related AMI, Parent and Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 3815 of the Delaware Business Trust Act (the "Act"), the Merger shall be effected and ATEBT shall be merged with and into Sub at the Effective Time (as defined in Section 1.3), the separate existence of ATEBT shall cease and Sub shall continue as the surviving business trust in the Merger. The surviving business trust of the Merger shall be herein referred to as the "Surviving Business Trust." The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by

NY/293215.2

Related AMI, and the Board of Trustees of Parent and Sub and by Parent as the Sub Shareholder. The name of the Surviving Business Trust shall be CM Holding Trust.

         SECTION 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Merger (the "Closing") will take place as soon as practicable following the last to be satisfied or waived of the conditions set forth in Article V (other than the delivery of certificates referred to in Sections 5.2(a) and (b) and Sections 5.3(a) and (b)) in accordance with this Agreement (the "Closing Date"), at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, unless another date, time or place is agreed to in writing by the parties hereto.

         SECTION 1.3 Effective Time. The Merger shall become effective (the "Effective Time") upon the effective date and time set forth in the Certificate of Merger filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), which Certificate of Merger shall be in substantially the form attached hereto as Exhibit A.

         SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of ATEBT and Sub shall vest in the Surviving Business Trust, and all debts, liabilities and duties of ATEBT and Sub shall become the debts, liabilities and duties of the Surviving Business Trust.

         SECTION 1.5 Trust Agreement; Bylaws. At the Effective Time, (a) Sub's Trust Agreement shall be the Trust Agreement of the Surviving Business Trust, and (b) the bylaws of Sub as in effect at the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Business Trust until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.6 Trustees; Officers. At the Effective Time, (a) the trustees of Sub shall be the trustees of the Surviving Business Trust, each of whom will serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and
(b) the officers of Sub shall be the officers of the Surviving Business Trust, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

NY/293215.2

                                   ARTICLE II

                           MANNER OF CONVERTING SHARES
                       OF THE CONSTITUENT BUSINESS TRUSTS

         SECTION 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, ATEBT, the ATEBT Shareholders, the Sub Shareholder or the Parent Shareholders, the ATEBT Shares shall be converted as follows:

              (a) Conversion of ATEBT Shares. Each share of beneficial interest in ATEBT (the "ATEBT Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.43112 common shares of beneficial interest (the "Parent Shares") of Parent (the "Merger Consideration"). In addition, Related AMI's one percent (1%) interest in ATEBT shall, by virtue of the Merger and without any action on the part of Related AMI, be converted into the right to receive 21,156 Parent Shares. All of the shares of beneficial interest in Sub (the "Sub Shares") shall remain issued and outstanding and shall be owned by Parent immediately following the conversion.

              (b) No Fractional Interests. No fractional units of Parent Shares shall be issued in the Merger. An ATEBT Shareholder who would otherwise have been entitled to a fractional unit of Parent Shares shall be entitled to receive one Parent Share for each fractional share of 0.5 or greater. No Parent Shares shall be issued for fractional shares of less than 0.5.

         SECTION 2.2 Further Assurances. If, at any time after the Effective Time, the Surviving Business Trust shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Business Trust the right, title or interest in, to or under any of the rights, properties or assets of ATEBT acquired or to be acquired by the Surviving Business Trust as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the Surviving Business Trust shall be authorized to execute and deliver, in the name and on behalf of each of Parent, Sub and ATEBT, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Parent, Sub and ATEBT or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Business Trust or otherwise to carry out this Agreement.

         SECTION 2.3 Exchange Procedures. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company satisfactory to ATEBT to act as exchange agent hereunder (the "Exchange Agent"). At the Effective Time, Parent shall deposit with the Exchange Agent, (i) certificates representing Parent Shares which immediately prior to the Effective Time represent a number of Parent Shares required to be issued pursuant to Section 2.1 in exchange for the issued

NY/293215.2
and outstanding ATEBT Shares. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding ATEBT Shares (the "ATEBT Share Certificates") appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing ATEBT Shares shall pass, only upon proper delivery of such certificates to the Exchange Agent) and instructions for use in effecting the surrender of the ATEBT Share Certificates in exchange for the certificates representing Parent Shares. The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each holder of ATEBT Share Certificates issued and outstanding at the Effective Time shall surrender the ATEBT Share Certificates to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 2.1(a). Parent shall not be obligated to deliver the Merger Consideration to which any holder of ATEBT Share Certificates is entitled as a result of the Merger until such holder surrenders such holder's ATEBT Share Certificate for exchange as provided in this Section 2.3. The ATEBT Share Certificate so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Any other provision of this Agreement notwithstanding, neither the Surviving Business Trust nor the Exchange Agent shall be liable to a holder of ATEBT Shares for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law. Adoption of this Agreement by the requisite ATEBT Shareholders shall constitute ratification of the appointment of the Exchange Agent.

         SECTION 2.4 Distributions with Respect to Unexchanged ATEBT Shares. Subject to the provisions of Section 2.7, no distributions with respect to Parent Shares with a record date after the Effective Time shall be paid to any holder of ATEBT Share Certificates until the surrender for exchange of the ATEBT Share Certificates representing such ATEBT Shares in accordance with Section
2.3. Following surrender for exchange of any such ATEBT Share Certificate in accordance with Section 2.3, Parent shall pay to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of distributions from Parent with a record date after the Effective Time theretofore paid with respect to the number of whole Parent Shares into which the ATEBT Shares represented by such ATEBT Share Certificate immediately prior to the Effective Time were converted pursuant to Section 2.1, and (ii) at the appropriate payment date, the amount of distributions from the Parent with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole Parent Shares.

         SECTION 2.5 Rights of Former ATEBT Shareholders. At the Effective Time, the share transfer books of ATEBT shall be closed as to holders of ATEBT Shares immediately prior to the Effective Time and no transfer of ATEBT Shares by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 2.3, each ATEBT Share Certificate shall from and after the Effective Time represent for all

NY/293215.2
purposes only the right to receive the consideration provided in Sections 2.1 in exchange therefor.

         SECTION 2.6 Lost ATEBT Share Certificates. If any ATEBT Share Certificates representing ATEBT Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration, to which the holder thereof is entitled pursuant to Section 2.1 and any distributions with respect to Parent Shares to which the holder thereof is entitled pursuant to Section 2.4.

         SECTION 2.7 Parent's Option Not to Require Delivery of ATEBT Shares by ATEBT Shareholders in Order to Receive Parent Shares. Anything in this Agreement to the contrary notwithstanding, Parent shall have the right, in its sole and absolute discretion, but not the obligation (implied or otherwise), to waive the requirements in Sections 2.3 and 2.4 relating to the delivery of ATEBT Share Certificates and other items by the holders of ATEBT Shares to the Exchange Agent, by written notice to the Exchange Agent of the same (the "Notice"). In the event of such Notice, the Exchange Agent shall promptly fulfill its obligations and duties under Section 2.3, as if all holders of ATEBT Shares had fulfilled their obligations under Section 2.3, if any, and fulfilled all obligations necessary for such holder to receive the Merger Consideration, at the time of receipt of the Notice by the Exchange Agent.

         SECTION 2.8 Nonissuance of ATEBT Share Certificates. Anything in this Agreement to the contrary notwithstanding, only those holders of ATEBT Shares who requested and received ATEBT Share Certificates from ATEBT are required to comply with Sections 2.3 and 2.4.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to ATEBT as follows:

              (a) Organization, Standing and Power. Each of Parent and Sub is a business trust duly created, validly existing and in good standing under the laws of the State of Delaware and has the requisite trust power and authority to carry on its business as now being conducted, except where the failure to do so would not have, individually or in the aggregate, a Parent Material Adverse Effect. For purposes of this Agreement, the term "Parent Material

NY/293215.2

Adverse Effect" means any Material Adverse Effect with respect to Parent or its subsidiaries, taken as a whole, or any change of effect that adversely, or is reasonably expected to adversely, affect the ability of Parent or Sub to consummate the transactions contemplated by this Agreement in any material respect or materially impair or delay Parent's or Sub's ability to perform its obligations hereunder.

              (b) Authority; Noncontravention. Parent and Sub have the requisite trust power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and, assuming this Agreement constitutes the valid and binding agreement of ATEBT, constitutes a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the trust agreement or bylaws of Parent or Sub, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of first refusal, termination, cancellation or acceleration of any obligation (including to pay any sum of money) or loss of a benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, ground lease, franchise, license or similar instrument or undertaking to which Parent or Sub is a party or by which Parent or Sub or any of their assets is bound, result in the creation or imposition of a material lien or other restriction or encumbrance on any material asset of Parent or Sub, which, singly or in the aggregate, would have a Parent Material Adverse Effect, or (iii) subject to the governmental filings and other matters referred to in the following sentence, violate any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect except for such violations, which, singly or in the aggregate, would only have an immaterial effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any domestic or foreign governmental agency or regulatory authority (a "Governmental Entity") or any third party which has not been received or made, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub of the transactions contemplated hereby, except for (i) the filing of the certificate of merger with the Delaware Secretary of State, (ii) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(b) of the Parent Disclosure Schedule and (ii) consents, approvals, authorizations, declarations, filings and notices that, if not obtained or made, will not, individually or in the aggregate, result in a Parent Material Adverse Effect.

NY/293215.2

         SECTION 3.2 Representations and Warranties of ATEBT. ATEBT represents and warrants to Parent and Sub as follows:

              (a) Organization, Standing and Power. ATEBT is a business trust duly created, validly existing and in good standing under the laws of the State of Delaware, and has all requisite trust power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to do so would not have, individually or in the aggregate, an ATEBT Material Adverse Effect. For purposes of this Agreement, the term "ATEBT Material Adverse Effect" means any Material Adverse Effect with respect to ATEBT or its subsidiaries, taken as a whole, or any change of effect that adversely, or is reasonably expected to adversely, affect the ability of ATEBT to consummate the transactions contemplated by this Agreement in any material respect or materially impair or delay ATEBT's ability to perform its obligations hereunder.

              (b) Authority; Noncontravention. ATEBT has the requisite trust power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by ATEBT of this Agreement and the consummation of the Merger by ATEBT has been duly authorized by all necessary trust action on the part of ATEBT. This Agreement has been duly executed and delivered by ATEBT and, assuming this Agreement constitutes the valid and binding agreement of Parent and Sub, constitutes a valid and binding obligation of ATEBT, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity. Except as set forth in Section 3.2(b) of the ATEBT Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement, will not (i) conflict with any of the provisions of the trust agreement or bylaws of ATEBT, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other material agreement, permit, concession, franchise, license or similar instrument or undertaking to which ATEBT is a party or by which ATEBT or any of its assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award binding on or applicable to ATEBT and currently in effect, which, in the case of clauses
(ii) and (iii) above, singly or in the aggregate, would have an ATEBT Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to ATEBT in connection with the execution and delivery of this Agreement by ATEBT or the consummation by ATEBT of any of the transactions contemplated by this Agreement, except for

NY/293215.2

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



(i) the filing of the certificate of merger with the Delaware Secretary of State, (ii) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.2(b) of the ATEBT Disclosure Schedule and (iii) consents, approvals, authorizations, declarations, filings and notices that, if not obtained or made, will not, individually or in the aggregate, result in an ATEBT Material Adverse Effect.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         SECTION 4.1 Waiver of Deferred Fees and Expenses. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, at the Effective Time, Related AMI agrees to waive all deferred and unpaid fees and expenses owed to Related AMI by ATEBT through June 30, 1999.

         SECTION 4.2 Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including the satisfaction of the respective conditions set forth in Article V.

         SECTION 4.3 Public Announcements. Parent and Sub, on the one hand, and ATEBT, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or automated quotation system.

         SECTION 4.4 Consents, Approvals and Filings. (a) ATEBT and Parent will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, ATEBT and Parent will each use their reasonable best efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement; and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of ATEBT and Parent shall use reasonable efforts to provide such information and

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



communications to Governmental Entities as such Governmental Entities may reasonably request.

              (b) Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement, and copies of all correspondence with such Governmental Entities, and shall keep all the parties timely apprised of the status of the foregoing.

         SECTION 4.5 Exchange Listing. Parent shall use its best efforts to list, prior to the Effective Time, on the American Stock Exchange the Parent Shares to be issued to Related AMI and the holders of ATEBT Shares pursuant to the Merger, and Parent shall give all notices and make all filings with the American Stock Exchange required in connection with the transactions contemplated herein.

         SECTION 4.6 State Takeover Laws. Parent, Sub and ATEBT shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any state takeover law, if any.

         SECTION 4.7 No Solicitation by ATEBT. ATEBT shall not, directly or indirectly, through any officer, director, employee, representative or agent of ATEBT, or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation of any inquiries or proposals regarding any merger, amalgamation, take-over bid, reorganization, sale of substantial assets, sale of ATEBT Shares (including, without limitation, by way of a tender offer) or similar transaction involving ATEBT (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of Related AMI, in its capacity as ATEBT's manager, after consultation with its financial advisors, and after receiving advice from outside counsel to the effect that the Board of Directors of Related AMI, in its capacity as ATEBT's manager, is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the holders of ATEBT Shares an unsolicited bona fide Acquisition Proposal which the Board of Directors of Related AMI, in its capacity as ATEBT's manager, determines in good faith would result in a transaction more favorable to the holders of ATEBT Shares than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

                   (i) ATEBT shall immediately notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to ATEBT in connection with an Acquisition Proposal or for access to the properties, books or records of ATEBT by any person that informs the Board of Directors of Related AMI that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contract.

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



                   (ii) If the Board of Directors of Related AMI, in its capacity as ATEBT's manager, receives a request for material nonpublic information by a person who makes a bona fide Acquisition Proposal and the Board of Directors of Related AMI, in its capacity as ATEBT's manager, determines that such proposal is a Superior Proposal, then, and only in such case, ATEBT may, subject to the execution of a confidentiality agreement, provide such party with access to information regarding ATEBT.

                   (iii) Related AMI, in its capacity as ATEBT's manager, shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than with Parent and Sub) conducted heretofore with respect to any of the foregoing.

                   (iv) Related AMI shall ensure that the officers, directors, trustees and employees of ATEBT and any investment banker or other advisor or representative retained by ATEBT are aware of the restrictions described in this
Section 4.7, and shall be responsible for any breach of this Section by such bankers, advisors and representatives.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         SECTION 5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

              (a) Shareholder Approval. The ATEBT Shareholders and Sub Shareholder shall have duly adopted and approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by law and by provisions of any governing instruments of ATEBT and Sub.

              (b) No Injunctions or Restraints. No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall use its best efforts to have any such temporary restraining order, injunction, order, restraint or prohibition vacated.

              (c) Governmental and Regulatory Consents. All material filings required to be made prior to the Effective Time with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities, in connection with the execution and delivery of this Agreement and the consummation of the

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



transactions contemplated hereby by ATEBT, Parent and Sub will have been made or obtained (as the case may be).

              (d) Exchange Listing. The Parent Shares issuable pursuant to the Merger shall have been approved for listing on the American Stock Exchange.

              (e) Registration Statement. The Registration Statement shall be effective under the Securities Act of 1933, as amended, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the Securities and Exchange Commission to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws, or the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, relating to the issuance or trading of the Parent Shares issuable pursuant to the Merger shall have been received.

              (f) Power to Acquire First Mortgage Bonds. Parent shall have complied with Section 10.2(f) of its Amended and Restated Trust Agreement as currently in effect.

              (g) Tax Opinion. ATEBT shall have received an opinion from Battle Fowler LLP, in form reasonably satisfactory to ATEBT, as to the tax consequences of the Merger to the ATEBT shareholders.

         SECTION 5.2 Conditions to Obligations of ATEBT. The obligations of ATEBT to effect the Merger are further subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

              (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in Section 3.1 that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties of Parent and Sub set forth in Section 3.1 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date. In addition, all such representations and warranties shall be true and correct as of the date hereof and as though made on and as of the Closing Date, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Material Adverse Effect, and ATEBT shall have received a certificate signed on behalf of Parent by an authorized officer of Parent or its manager to the effect set forth in this paragraph.

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



              (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ATEBT shall have received a certificate signed on behalf of Parent by an authorized officer of Parent or its manager to such effect.

              (c) No Material Adverse Effect. From and after the date of this Agreement, there shall not have been any changes or events which, individually or in the aggregate, have had or reasonably would be expected to have a Material Adverse Effect.

              (d) Consents. All consents of third parties set forth in Section 3.2(b) of -------- the Parent Disclosure Schedule shall have been obtained.

              (e) Fairness Opinion. ATEBT shall have received from McDonald Investments Inc., a letter to the effect that, in the opinion of such firm, the consideration to be received by ATEBT shareholders in connection with the Merger is fair, from a financial point of view, to such shareholders.

              (f) Appraisal. ATEBT shall have received an appraisal from Cushman & Wakefield and McDonald Investments Inc. as to the value of ATEBT's assets.

         SECTION 5.3 Conditions to Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger is further subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

              (a) Representations and Warranties. The representations and warranties of ATEBT and Related AMI set forth in Sections 3.2 and 3.3, respectively, that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties of ATEBT and Related AMI set forth in Sections 3.2 and 3.3, respectively, that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. In addition, all such representations and warranties shall be true and correct as of the date hereof and as though made on and as of the Closing Date, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Material Adverse Effect, and Parent and Sub shall have received a certificate signed on behalf of ATEBT by an authorized officer of ATEBT or its manager to the effect set forth in this paragraph.

              (b) Performance of Obligations of ATEBT and related AMI. ATEBT and Related AMI shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Parent and Sub

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



shall have received a certificate signed on behalf of ATEBT by an authorized officer of ATEBT or its manager to such effect.

              (c) No Material Adverse Effect. From and after the date of this Agreement, there shall not have been any changes or events which, individually or in the aggregate, have had or reasonably would be expected to have a Material Adverse Effect.

              (d) Consents. All consents of third parties set forth in Section 3.1(b) of the ATEBT Disclosure Schedule shall have been obtained.

              (e) Fairness Opinion. Parent shall have received from Legg Mason Wood Walker Incorporated, a letter to the effect that, in the opinion of such firm, the consideration to be paid to the ATEBT shareholders in connection with the Merger is fair, from a financial point of view, to Parent.

              (f) Appraisal. Parent shall have received an appraisal from Cushman & Wakefield and McDonald Investments Inc. as to the value of ATEBT's assets.

                  (g) Amendment of ATEBT's Trust Agreement. Immediately prior to the Effective Time, ATEBT shall have amended its Trust Agreement to delete Sections 23.2, 23.3(a) through (d), and 15.4.9.

         SECTION 5.4 Frustration of Closing Conditions. None of Parent, Sub nor ATEBT may rely on the failure of any condition set forth in Section 5.1, 5.2 or 5.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to commence or complete the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 6.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, in any one of the following circumstances:

                   (i) By mutual written consent of Parent and ATEBT.

                   (ii) By Parent or ATEBT, if the ATEBT Shareholders fail to adopt or approve this Agreement and the transactions contemplated hereby.



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



                   (iii) By Parent or ATEBT, if (x) any statute, rule or regulation shall have been promulgated by any Governmental Entity prohibiting or restricting the Merger or (y) any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided, that a party may not terminate this Agreement pursuant to this clause (iii) if it has not complied with its obligations under Section 4.2.

                   (iv) By Parent or ATEBT, if (A) the other party shall have failed to comply in any material respect with any of the covenants and agreements (or in any respect with regard to covenants and agreements qualified by materiality) contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for thirty (30) business days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (B) a representation or warranty of the other party contained in this Agreement shall be untrue in any material respect or a representation or warranty qualified as to materiality or Material Adverse Effect, as the case may be, shall be untrue in any respect.

                   (v) By ATEBT, if any of the conditions set forth in Section
5.2 shall have become incapable of being fulfilled and shall not have been waived by ATEBT, or by Parent or Sub if any of the conditions set forth in
Section 5.3 shall have become incapable of being fulfilled and shall not have been waived by Parent.

                   (vi) By Parent or ATEBT, if, during the 30 consecutive trading days ending with and including the trading date that is one trading day immediately preceding the Closing Date, the average Closing Price (as defined below) of the Parent Shares is less than $11.18 or greater than $14.50. For purposes hereof, "Closing Price" shall mean the last reported sale price per Parent Share as reported on the American Stock Exchange on the trading day in question.

                   (vii) By ATEBT, if the Board of Directors or Related AMI shall have withdrawn or modified in accordance with Section 4.7 in any manner adverse to Parent its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Proposal.

         SECTION 6.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement (except for the provisions of Sections 4.3, this Section 6.2 and Article VII) shall forthwith become void and have no effect, without any Liability on the part of any party hereto or its directors, officers or shareholders; provided, however, that nothing in this Section 6.2 shall relieve any party to this Agreement of Liability for any willful or intentional breach of this Agreement.

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



         SECTION 6.3 Amendment. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the boards of directors of Related AMI and the board of trustees of Parent, whether before or after ATEBT Shareholder approval of this Agreement has been obtained; provided, that after any such approval by the ATEBT Shareholders, there shall be made no amendment that requires further approval by such shareholders without the further approval of such shareholders.

         SECTION 6.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 6.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 7.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 7.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 7.2 Fees and Expenses. If this Agreement is terminated for any reason other than the failure of the ATEBT Shareholders to approve the Merger, Parent and ATEBT will pay their own fees and expenses. If this Agreement is terminated because the ATEBT Shareholders do not approve the Merger (including the related amendments to ATEBT's trust agreement set forth in Section 4.3(g) of this Agreement), Parent shall pay its own and Sub's fees and expenses and Related AMI hereby agrees to pay, or to cause one of its affiliates to pay, all fees and expenses incurred as part of the solicitation of consents and negotiation of the Merger incurred by ATEBT. If the Merger is completed, Parent and ATEBT will pay their own fees and expenses.

         SECTION 7.3 Definitions. For purposes of this Agreement:

              (a) "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

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




              (b) "ATEBT Disclosure Schedule" shall mean the disclosure schedule delivered by ATEBT to Parent and Sub prior to the execution of this Agreement;

              (c) "ATEBT Shareholders" means the holders of ATEBT Shares as of the date set by board of directors of Related AMI in order to determine beneficial owners of ATEBT entitled to consent to the Merger;

              (d) "business day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close;

              (e) "Liability" means, as to any Person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required in accordance with GAAP to be reflected, in such Person's balance sheet.

              (f) "Material Adverse Effect" with respect to any person means an event that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such person and its subsidiaries taken as a whole;

              (g) "Parent Disclosure Schedule" shall mean the disclosure schedule delivered by Parent and Sub to ATEBT prior to the execution of this Agreement;

              (h) "Parent Shareholders" means the holders, from time to time, of beneficial interests in Parent;

              (i) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

              (j) "Sub Shareholder" means Parent, in its capacity as the sole beneficial owner of Sub.

              (k) "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the Securities and Exchange Commission by Parent under the Securities Act of 1933, as amended, with respect to the Parent Shares to be issued to the ATEBT Shareholders and related AMI in connection with the transactions contemplated by this Agreement.

         SECTION 7.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered

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



personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (i)      if to Parent or Sub, to

                  Charter Municipal Mortgage Acceptance Company
                  625 Madison Avenue

                  New York, New York 10022
                  Attention: Stuart J. Boesky
                  Telecopy: (212) 751-3550

         with a copy (which shall not constitute notice) to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York  10022

                  Attention:  Mark Schonberger, Esq.
                  Telecopy:  (212) 856-7816

         (ii)     if to ATEBT, to

                  c/o Related AMI Associates, Inc.
                  625 Madison Avenue
                  New York, New York 10022
                  Attention: Stuart J. Boesky
                  Telecopy: (212) 751-3550

         with a copy (which shall not constitute notice) to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York  10022

                  Attention: Mark Schonberger, Esq.
                  Telecopy:  (212) 856-7816

         SECTION 7.5 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

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



         SECTION 7.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 7.7 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto and the third party beneficiaries referred to in the following sentence, any rights or remedies.

         SECTION 7.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         SECTION 7.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 7.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 7.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                            [signature page follows]


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



         IN WITNESS WHEREOF, Parent, Sub, Related AMI and ATEBT have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       CHARTER MUNICIPAL MORTGAGE
                                       ACCEPTANCE COMPANY


                                       By:__________________________________
                                          Name:
                                          Title:


                                       AMERICAN TAX EXEMPT BOND TRUST
                                         By: Related AMI Associates, Inc.,
                                             its Manager


                                         By:_______________________________
                                            Name:
                                            Title:

                                       CM HOLDING TRUST



                                       By:_________________________________
                                          Name:
                                          Title:

ACCEPTED AND AGREED
only with respect to Sections 4.1 and 7.2

RELATED AMI ASSOCIATES, INC.


By: /s/ Stuart J. Boesky___________
    --------------------
       Name: Stuart J. Boesky
       Title: Senior Vice President

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                                       19

                                                                       Exhibit A

                              CERTIFICATE OF MERGER

                                       OF
                         AMERICAN TAX EXEMPT BOND TRUST
                                      INTO
                                CM HOLDING TRUST
               (Under Section 3815 of the Delaware Business Trust Act)

              The undersigned business trust DOES HEREBY CERTIFY:

              FIRST: That the names and jurisdictions of formation of each of the constituent business trusts of the merger are as follows:

              NAME                                  JURISDICTION OF FORMATION

              American Tax Exempt Bond Trust                   Delaware
              CM Holding Trust                                 Delaware

              SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved and executed by each of the constituent business trusts in accordance with the requirements of Section 3815 of the Delaware Business Trust Act.

              THIRD: The name of surviving Delaware business trust is CM Holding Trust (the "Surviving Business Trust").

              FOURTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Business Trust, located at 625 Madison Avenue, New York, New York 10022.

NY/293215.2

              FIFTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Business Trust, on request and without cost, to any beneficial owner of any constituent business trust.

              SIXTH: That this Certificate of Merger shall be effective at [___] a.m., New York time, on [________], 2000.


NY/293215.2

              In witness whereof, the Surviving Business Trust has caused this Certificate of Merger to be signed by its Managing Trustee on the ___ day of _________, 2000.

                                            CM HOLDING TRUST


                                            By:____________________________
                                               Name:  Stuart J. Boesky
                                               Title: Managing Trustee

NY/293215.2

                                                                      Appendix B

                [Legg Mason Wood Walker, Incorporated Letterhead]








October 26, 1999



Board of Directors

Charter Municipal Mortgage Acceptance Company
625 Madison Avenue

New York, NY  10022

Members of the Board:

         We have been advised that Charter Municipal Mortgage Acceptance Company (the "Company"), CM Holding Trust ("CM Holding") and American Tax Exempt Bond Trust ("ATEBT") have entered into an Agreement and Plan of Merger, to be dated on or about the date hereof (the "Agreement"), pursuant to which ATEBT will merge with and into CM Holding and each shareholders of ATEBT will receive
1.43112 newly issued shares of Common Stock of the Company for each share of beneficial interest in ATEBT owned by such shareholder on terms and conditions more fully set forth in the Agreement (the transaction is referred to herein as the "Merger").

         You have requested our opinion, as investment bankers, as to fairness to the Company, from a financial point of view, of the amount of consideration to be paid by the Company to the shareholders of ATEBT in the Merger.

         In connection with our opinion, we have, among other things:

         1.   reviewed and analyzed draft copies of the Agreement;

         2. reviewed and analyzed the audited and unaudited financial statements and the related filings on forms 10-K and 10-Q of the Company for the year ended December 31, 1998 and for the six months ended June 30, 1999;



NY/293215.2

Charter Municipal Mortgage Acceptance Company
October 26, 1999
Page 2


         3. reviewed and analyzed the audited and unaudited financial statements and the related filings on forms 10-K and 10-Q of ATEBT for the year ended December 31, 1998 and for the six months ended June 30, 1999;

         4. reviewed and analyzed certain internal information, primarily financial in nature, concerning the business and operations of the Company prepared by the management of the Company, including cash flow projections and operating budgets;

         5. reviewed and analyzed certain internal information, primarily financial in nature, concerning the business and operations of ATEBT prepared by the management of ATEBT, including cash flow projections and operating budgets;

         6. reviewed and analyzed certain publicly available information concerning the Company and ATEBT;

         7. reviewed and analyzed financial and market data and operating statistics relating to ATEBT and compared them with similar information of the Company and publicly available selected public companies that we deemed relevant to our inquiry;

         8. reviewed documents describing each of ATEBT's first mortgage bonds ("FMB") and documents describing the details of any bond modifications, if applicable;

         9. reviewed the appraisals, prepared by Cushman and Wakefield and dated September 1, 1999, for each underlying property secured by a mortgage loan financed by an FMB held by ATEBT;

         10. held meetings and discussions with certain directors, officers and employees of Related AMI Associates, Inc. ("Related AMI"), ATEBT's manager, and the Company concerning the past and current operations, financial condition and prospects of ATEBT and the Company; and

         11. conducted such other financial studies, analyses and investigations and considered such other information as we deemed appropriate.

         In connection with our review, we relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise

NY/293215.2

Charter Municipal Mortgage Acceptance Company
October 26, 1999
Page 3

communicated to Legg Mason by or on behalf of the Company or ATEBT and we have further relied upon the assurances of the management of the Company and Related AMI that they are unaware of any facts that would make the information provided to us incomplete or misleading. Legg Mason assumed, with the consent of management of the Company, that any material liabilities (contingent or otherwise, known or unknown) of the Company or ATEBT are as set forth in the respective financial statements of the Company and ATEBT.

         Legg Mason has also relied upon the management of the Company and Related AMI as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to us for the Company and ATEBT, and we have assumed such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of the Company and ATEBT. Neither the Company nor ATEBT publicly discloses internal management forecasts and projections of the type provided to Legg Mason. Such forecasts and projections were not prepared with the expectation of public disclosure. The forecasts and projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, facts related to general economic and economic conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections. Legg Mason has relied on these forecasts and does not in any respect assume any responsibility for the accuracy or completeness thereof.

         Legg Mason has not been requested to make, and has not made, an independent evaluation or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of ATEBT or the Company and, with the exception of the appraisal of the underlying properties of ATEBT referred to above, we have not been furnished with any such appraisals or evaluations. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy. Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us on the date hereof. Furthermore, Legg Mason has expressed no opinion as to the value of or the price or trading range at which the shares of the Company will trade in the future. We were not requested to, nor did we, solicit the interest of any other party in acquiring interests in ATEBT or its assets. We have assumed that the final Agreement will not differ in any material respect from the draft Agreement we reviewed. We have also assumed that the Merger will be consummated on the terms and conditions described in the Agreement, without any waiver of material terms or conditions by the Company or ATEBT, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on the Company or ATEBT.

NY/293215.2

Charter Municipal Mortgage Acceptance Company
October 26, 1999
Page 4


         We have acted as financial advisor to the board of directors (the "Board") of the Company and will receive a fee for our services. In addition, in June, 1999, Legg Mason was co- manager of a private placement of CharterMac securities, for which Legg Mason received a customary fee.

         It is understood that this letter is for the information of the Board in their evaluation of the Merger and our opinion does not constitute a recommendation to the Board as to how such Board should vote on the Merger. Additionally, our opinion does not compare the relative merits of the Merger with those of any other transaction or business strategy which were or might have been considered by Board as alternatives to the Merger and does not address the underlying business decision by the Board to proceed with or effect the merger. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason; provided that this opinion may be included in its entirety in any joint proxy statement/ prospectus of the Company and ATEBT filed with the Securities and Exchange Commission in connection with the Merger.

         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the amount of consideration to be paid by the Company to the shareholders of ATEBT in the Merger is fair to the Company from a financial point of view.

                               Very truly yours,


                              /s/ Legg Mason Wood Walker, Incorporated

NY/293215.2

                                                                      Appendix C

                    [Letterhead of McDonald Investments Inc.]

November 1, 1999

Board of Directors
Related AMI Associates, Inc.
625 Madison Avenue
New York, New York  10022

Attention:  J. Michael Fried, CEO of the Manager of American Tax Exempt
            Bond Trust

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio (as defined below) to be paid by Charter Municipal Mortgage Acceptance Company, a Delaware business trust ("Charter Mac"), to the holders of the issued and outstanding common shares of beneficial interest of American Tax Exempt Bond Trust, a Delaware business trust ("ATEBT" or the "Company"), pursuant to the proposed Agreement and Plan of Merger (the "Agreement") by and among ATEBT, Charter Mac and CM Holding Trust, a wholly owned subsidiary of Charter Mac ("Merger Sub") (the "Transaction").

Under the terms of the Agreement, at the effective time of the merger (the "Effective Time"), ATEBT will be merged with and into Merger Sub, the Company's separate existence will cease, and ATEBT's common shares of beneficial interest issued and outstanding immediately prior to the merger will be converted into the right to receive 1.43112 (the "Exchange Ratio") CharterMac common shares of beneficial interest (the "Merger Consideration") for each ATEBT share. In connection with the merger and pursuant to the terms of the Agreement, certain accrued fees and expenses payable by ATEBT to Related AMI Associates, Inc. ("Related AMI") will be waived upon consummation of the merger.

McDonald is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the most recent draft of the Agreement, provided to McDonald as of November 1, 1999, including the exhibits and schedules thereto; (ii) a draft dated October 29, 1999 of the preliminary proxy statement prepared by the Company for use in soliciting the consent of shareholders to the merger and certain other matters relating thereto; (iii) certain publicly available information concerning Charter Mac, including the Annual Report on Form 10K of

NY/293215.2

Charter Mac for the year ended December 31, 1998, and the Quarterly Reports on Form 10Q of Charter Mac for the quarters ending March 31, 1999 and June 30, 1999; (iv) certain publicly available information concerning ATEBT, including the Annual Report on Form 10K of ATEBT for the year ended December 31, 1998, and the Quarterly Reports on Form 10Q of ATEBT for the quarters ending March 31, 1999 and June 30, 1999; (v) with respect to the tax-exempt Bonds secured by first mortgages owned by ATEBT (the "Bonds"), (a) the latest available "asset management reports" prepared by Related AMI in its ongoing monitoring of the first mortgage collateral assets of the ATEBT Bonds; (b) the latest available rent rolls for the collateral properties dated for rents not earlier than June 30, 1999; (c) the latest internal net operating income reports of the collateral properties of the Bonds dated not earlier than June 30, 1999; (d) the Appraisals of Cushman & Wakefield all dated as of September 1, 1999; (e) the appropriate Trust Indentures, Loan Agreements, Land Use Restriction Agreements (sometimes called the Regulatory Agreements), and Mortgage (and Security) Agreements supporting the Bonds (along with the respective amendments as applicable); and
(f) in the case of the Highpointe Apartments project, we also reviewed an Intercreditor Agreement and related supplements and correspondence in connection thereto; (vi) information with respect to the trading volumes and trading price ranges of the common shares of Charter Mac; (vii) publicly available information with respect to the trading of and trading markets for, securities that in our judgment, have credit and other characteristics comparable to the Bonds; (viii) publicly available information with respect to the trading of and trading markets for, securities that in our judgment, have credit and other characteristics comparable to the common shares of Charter Mac for purposes of evaluating the value of the Merger Consideration; (ix) publicly available information with respect to other transactions that, in our judgment, have credit and other characteristics comparable to the Transaction; and (x) other financial studies and analyses and other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions. We also met with certain officers and employees of the managers of the respective companies to discuss various matters relating to their respective portfolios, litigation and other issues that could affect the value of the ATEBT assets as well as other matters we believed relevant to our inquiry.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of Charter Mac and Related AMI contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any such information. In addition we have not conducted a physical inspection or appraisal of any assets, properties or facilities of Charter Mac. We have assumed that there have been no material changes in the cash and liabilities reflected on ATEBT's unaudited balance sheet included in its Quarterly Report on Form 10Q for the period ending June 30, 1999. With respect to the real estate securing the Bonds, we have materially relied on the appraisal reports issued by Cushman & Wakefield. We have also assumed the accuracy and completeness of all representations and warranties contained in all agreements and instruments relating to the collateral and the Bonds (including representations concerning the tax- exempt status of the Bonds), and that all documentation supporting the collateral and the Bonds has been duly authorized, executed and delivered and constitute valid, binding and enforceable obligations of the respective parties thereto. In addition we have assumed that the conditions to the merger as set forth in the Agreement would be satisfied, and that the merger would be consummated on a timely basis in the manner contemplated by the Agreement. We have also assumed that the final form of the Agreement would be substantially similar to the last draft of the Agreement reviewed by us.

It should be noted that this Opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date, including the value of the Charter Mac common shares on the date of issuance thereof to the holders of ATEBT common shares. We were not engaged to address the effect on the Exchange Ratio of applicable provisions of the Internal Revenue Code of 1986, as amended, or applicable provisions of state or local tax laws, and express no view concerning such matters. In addition, our Opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Exchange Ratio and does not address ATEBT's or Charter Mac's underlying business decision to effect the merger or any other terms of the merger. We expressly disclaim any obligation to update the Opinion subsequent to the date hereof.

Our engagement has been limited to expressing the Opinion and the related Valuation of ATEBT's net assets. We received a fee for our services in rendering the Opinion and the Valuation, as well as the Company's agreement to indemnify us under certain circumstances.

In the ordinary course of business, we may actively trade securities of both Charter Mac and ATEBT for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

We note that McDonald is a wholly owned subsidiary of KeyCorp. KeyCorp also wholly owns KeyBank National Association ("KeyBank"). In June 1999, McDonald participated as a co- manager in a $90 million private placement of preferred stock for Charter Mac, for which McDonald received customary compensation. KeyBank has also had relationships with various entities affiliated with the managers of ATEBT and Charter Mac. Such KeyBank relationships have included direct lending, participation in credit lines or other forms of credit extension to such entities. As of October 31, 1999 KeyBank's actual participation in extended commitments and/or outstanding loans to such entities approximated $160 million.

It is understood that this Opinion was prepared for the confidential use of the Board of Directors and senior management of Related AMI in its capacity as manager of ATEBT. Our Opinion does not constitute a recommendation to any stockholder of ATEBT as to how such stockholder should vote in connection with any meeting or consent solicitation in connection with the merger.

NY/293215.2

Based upon and subject to the forgoing and such other matters as we considered relevant, it is our opinion that as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of ATEBT.

Sincerely,



/s/ McDonald Investments Inc.



NY/293215.2

                                                                      Appendix D

                   Amendments to American Tax Trust Agreement

         If the American Tax shareholders approve the merger and the amendments to American Tax's trust agreement as described in the foregoing consent statement- prospectus, then the following italicized provisions will be deleted from American Tax's trust agreement.

         15.4 Limitations. Neither the Manager nor any Affiliate shall have the authority to:

         [Sections 15.4.1 through 15.4.8 and Sections 15.4.10 through 15.4.32 intentionally omitted]

         15.4.9 except as permitted in Paragraph 15.2.5 (which Paragraph is hereby deemed applicable to Affiliates of the Manager) and by Paragraph 15.4.4, purchase First Mortgage Bonds or Tax-Exempt Securities from the Trust or sell First Mortgage Bonds or Tax-Exempt Securities to the Trust or purchase real property from the Trust or lease real property securing First Mortgage Bonds owned by the Trust;

         23.2 Shareholder Options. Unless otherwise permitted by the Guidelines of the North American Securities Administration Association, Inc. then in effect, the person sponsoring the Rollup shall offer to Shareholders who vote "no" on the proposed Rollup the choice of:

         (a) accepting the securities of the Rollup Entity offered in the proposed Rollup; or

         (b)  one of the following choices:

                   (i) remaining as Shareholders of the Trust and preserving
              their interests therein on the same terms and conditions as existed previously; or

                   (ii) receiving cash in an amount equal to the Shareholders'
              pro rata share of the appraised value of the net assets of the Trust.

         23.3 Restrictions. Unless otherwise permitted by the Guidelines of the North American Securities Administrators Association, Inc. then in effect, the Trust shall not participate in any proposed Rollup which would:

         (a) result in the Shareholders having voting rights that are less than those provided in this Trust Agreement;



NY/293215.2

         (b) include provisions which would operate to materially impede or frustrate the accumulation of securities by any purchaser of the securities of the Rollup Entity (except to the minimum extent necessary to preserve the tax status of the Entity);

         (c) limit the ability of an investor to exercise the voting rights of its securities in the Rollup Entity on the basis number of Shares held by that investor;

         (d) result in investors in the Rollup Entity having rights of access to the records of the Rollup Entity or rights to receive reports that are less than those provided in Paragraph 14; or

         [Section 23.3(e) intentionally omitted]



NY/293215.2

                                                                      Appendix E

              [Letterhead of Cushman & Wakefield of Florida, Inc.]

October 20, 1999

Board of Directors
Related AMI Associates, Inc.
625 Madison Avenue
New York, New York 10022-1801

RE:      Summarization Letter
         Reflections Apartments, Orlando, Florida
         High Pointe Apartments, Harrisburg, PA
         Rolling Ridge Apartments, Chino Hills, CA
         Lexington Trails Apartments, Houston, Texas

Dear Sirs:

         In fulfillment of our agreement as outlined in the letter of engagement, Cushman & Wakefield of Florida, Inc. is pleased to submit this Summarization Letter pertaining to the September 1, 1999 limited appraisals of the four (4) multi-family residential apartment properties referenced. The results of the individual limited appraisals were conveyed in individual Summary Reports. The properties were individually appraised by Cushman & Wakefield of Florida, Inc. or other affiliates of Cushman & Wakefield of Florida, Inc. proximate to the various properties, as outlined within this Summarization Letter. The terms "our" or "we" as used herein refer to the Cushman & Wakefield Company which prepared the reports and estimated the values. September 1, 1999 was the date of valuation for all the properties.

         This Summarization Letter is not an appraisal. It merely summarizes the four (4) Summary Reports prepared by identified Cushman & Wakefield appraisers. For each individual property/limited appraisal, this Summarization Letter will:

              1. Identify the property by its name, location and number of apartment units.

              2. Identify the office of the Cushman & Wakefield affiliate that performed the limited appraisal.

              3. Identify the appraiser(s) that signed the limited appraisal, summary format.

              4.   Identify the interest appraised.

              5. Indicate procedures undertaken and the methodology of the appraisal.


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                                       E-1

              6.   Indicate the Date of Value.

              7. Indicate the estimated Market Value that was reported within the Summary Report by the identified signatory appraiser(s).

              8. Include a brief description of common valuation methodology employed within all of the Limited Appraisals, Summary Reports.

              9. Identify the standard Assumptions and Limiting Conditions utilized in each report, as detailed on Exhibit A.

         It is our understanding that this Summarization Letter will be an exhibit attached to the Consent Statement-Prospectus, on the condition that the entire Summarization Letter is provided. Once again, this document is not an appraisal and it does not conform to the reporting requirements of the Uniform Standards of Professional Appraisal Practice. However, the individual Summary Reports were prepared in accordance with the Departure Provision of the Uniform Standards of Professional Appraisal Practice. Changes in market conditions since the September 1, 1999 date of value(s) may or may not have changed the estimated market value(s). Since this Summarization Letter is not an appraisal there may have been changes in market values since the original date of value(s), September 1, 1999. Furthermore, physical changes to the four (4) subject properties since the September 1,1999 date(s) of value(s) (approximately 2 months ago) may have changed the estimated market value(s).

         The September 1, 1999 limited appraisals estimated the fee simple market value of each property individually. Cushman & Wakefield did not estimate the portfolio market values for the properties. The aggregate or total fee simple market values should not be relied upon as being the equivalent to the price that would necessarily be received in the event of a sale or other disposition of the portfolio.

         Our individual market value(s), as presented in the four (4) individual summary reports, were based in part upon information supplied to us by Related Capital Company and/or its affiliated management companies including but not limited to: rent rolls, building reports, financial schedules of current lease rates, income, expenses, cash flow and related financial information, property descriptive information, and other supporting documentation. We relied upon such information and assumed that the information provided is accurate and complete. We did not attempt to independently verify such information.

         History of Assignment: On August 6, 1999, Cushman & Wakefield of Florida, Inc. was engaged by Related AMI Associates, Inc., on behalf of American Tax Exempt Bond Trust to prepare individual limited appraisals of four (4) multi-family residential apartment properties referenced above. All of the properties were inspected by Cushman & Wakefield appraiser(s) during the period between August and September 1999. The appraisals were delivered during September 1999.

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                                       E-2

         All of the appraisals were limited appraisals prepared in accordance with the Departure Provision of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The results of the limited appraisals were conveyed in summary reports in accordance with our August 6, 1999 agreement. The limited appraisal contains something less than the work required by the specific guidelines of the Uniform Standards of Professional Appraisal Practice. In this case, only the Income Capitalization Approach was utilized. The Cost and Sales Comparison Approaches, which might have been appropriate to the appraisals, were not developed. This constitutes a departure from Standards Rule 1-4(a), 1-4(b) i, ii, and iii of USPAP. The Income Capitalization Approach was deemed to be the valuation method of primary relevance to the appraisals.

         Appraisal Process: The four (4) individual limited appraisals generally followed the following outline:

         o        Cover or Title Page

         o        Letter of Transmittal

         o        Summary of Salient Facts and Conclusions

         o        Table of Contents

         o        Photographs of the Subject Property

         o        Introduction Section, including:

                  --        Identification of Property

                  --        Property Ownership and Recent History

                  --        Purpose and Intended Use of the Appraisal

                  --        Extent of the Appraisal Process

                  --        Date of Value and Property Inspection

                  --        Property Rights Appraised

                  -- Definitions of Value, Interest Appraise, and Other Pertinent Terms

                  --        Legal Description

         o        Market Area Analysis

         o        Property Description Section

                  --        Description of the Site

                  --        Description of the Improvements

         o        Real Property Taxes and Assessments

         o        Zoning

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                                       E-3

         o        Highest and Best Use

                  --        As Though Vacant

                  --        As Improved

         o        Valuation Process Section

         o        Income Capitalization Approach

         o        Reconciliation and Final Value Estimate

         o        Assumptions and Limiting Conditions

         o        Certification of Appraisal

         o        Addenda

         As indicated, the individual limited appraisals only utilized the Income Capitalization Approach. In developing the Income Capitalization Approach we:

         o Estimated appropriate rental rates by unit type by examining recent leases in the complex appraised and by surveying similar competing complexes.

         o Estimated income from sources other than apartment rentals (e.g., washer and dryer rental, forfeited deposits, late charges, parking space rentals, garage rentals, and various other fees).

         o Estimated an appropriate vacancy and collection loss based upon the subject's rental history and the experience of similar complexes.

         o Forecasted the property's stabilized annual operating expenses and reserves for replacement after reviewing its historical performance and the operating statements of similar complexes with which we are familiar. We analyzed each item of expense and attempted to forecast amounts a typical informed investor would consider reasonable. We also examined industry norms as reported by The Institute of Real Estate Management in its apartment survey.

         o Estimated net operating income by subtracting stabilized expenses from effective gross income.

         o Capitalized stabilized net operating income into an indication of capital value. In the direct capitalization method, we estimated market value by dividing stabilized net operating income by an overall rate derived from our analyses of market sales and/or market surveys and computed by dividing the net operating income from a sold property by its sale price. Most overall capitalization rates were derived from comparable improved properties located within or near the subject market.

         o Prepared a discounted cash flow analysis in which the estimated income and expenses over a 10-year forecast, and the estimated property value at the time of

NY/293215.2
                  reversion, are discounted at an appropriate rate to estimate present market value. In general, the steps were as follows:

                  1. The pro forma was based on a ten-year holding period, beginning September 1, 1999.

                  2. All revenue and expense items were entered based on our September 1999 estimates.

                  3. Based upon our assessment of the rental market, we estimated an annual percentage growth rate in effective rents.

                  4. General operating expenses were estimated to increase at appropriate inflationary levels.

                  5. The reversion estimate was based on a resale in the tenth year of the analysis period. It was formulated by applying a terminal overall rate to the eleventh year NOI and subtracting appropriate estimated selling costs.

                  6. The net cash flows and net reversion were discounted to net present value using an appropriate market supported equity yield (discount) rate.

         On the attached Exhibit B, I present the summary of the four (4) individual limited appraisals. The total of the individual property values does not represent a portfolio market value(s). All the values are as of September 1, 1999 and no opinion is rendered after that date.

         I trust that this Summarization Letter will meet your requirements at this time. Once again, it is always a pleasure to be of service.

Sincerely,

CUSHMAN & WAKEFIELD OF FLORIDA, INC.

Thomas J. Landon, MAI
Director and Manager, Florida Valuation Advisory Services
(Fort Lauderdale, Tampa and Orlando)
State-Certified General Real Estate Appraiser No. RZ0000430
Enclosures


NY/293215.2

EXHIBIT A                                    ASSUMPTIONS AND LIMITING CONDITIONS
---------                                    -----------------------------------

"Appraisal" means the appraisal report and opinion of value stated therein, or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

The Appraisal has been made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters. Any authorized user of the Appraisal is obligated to bring to the attention of C&W any inaccuracies or errors that it believes are contained in the Appraisal.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Reference to the Appraisal Institute or to the MAI designation is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional or offering or SEC material without C&W's prior written consent.


NY/293215.2

         Any authorized user of this Appraisal who provides a copy of this Appraisal to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including attorneys' fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the Appraisal by any such unauthorized person or entity.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.


NY/293215.2

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed

12. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Special Conditions and Assumptions and this Appendix Assumptions and Limiting Conditions incorporated in this Appraisal.

13. In the event of a claim against C&W or its affiliates or their respective officers or employees or the Appraisers in connection with or in any way relating to relative to the Appraisal or this engagement, the maximum damages recoverable shall be the amount of the monies actually collected by C&W or its affiliates for this Appraisal and under no circumstances shall any claim for consequential damages be made.

14. By use of this Appraisal each party which uses this Appraisal agrees to be bound by all of the Assumptions and Limiting Conditions stated herein.

NY/293215.2

EXHIBIT B
---------

SUMMARIZATION LETTER - RELATED CAPITAL
DATE OF VALUATION FOR ALL 4 LIMITED APPRAISALS:  SEPTEMBER 1, 1999



                                                                       C&W Signing        No.                              Average
                                                        C&W VAS         MAI/Staff         of       Square     Average      Monthly
 No.        Property           City        State        Office        Appraiser(s)       Units     Footage   Unit Size      Rent
            --------           ----        -----        ------        ------------       -----     -------   ---------      ----
1      Reflections Apartment  Casselberry  Florida       Orlando       Wilhoit           336       266,256      792         $656


       Lexington Trails
2      Apartments           Houston        Texas         Houston       Page/Littman      199        227,319       1142      $576

       High Pointe Club
3      Apartments           Harrisburg     Pennsylvania  Philadelphia  Vizza/McNamara    240        215,280        834      $632

4      Rolling Ridge        Chino Hills    California    Irvine        Platt             110        101,200        913      $856
       Apartments



(1)  This is the Fee Simple Market Value.



        Aggregate or Average
                                                                                         885        810,055        920     $680






                     Appraisal                       Overall
                       Date     09/01/1999 "As    Capitalization   Discount
               No.  Occupancy     Is" Value            Rate         Rate
                    ---------     ---------            ----         ----

               1      92.26%    $15,000,000            9.07%        11.50%



               2       96.00%   $5,200,000(1)         10.00%        12.00%


               3       99.00%   $9,800,000             8.75%        11.00%

               4      100.00%   $7,100,000             8.00%        11.00%


Aggregate or Average   97.00%   $37,100,000            8.96%        11.38%


                             This does not represent the portfolio market value.



NY/293215.2

                                                                      Appendix F

                    [Letterhead of McDonald Investments Inc.]

November 1, 1999

Board of Directors
Related AMI Associates, Inc.
625 Madison Avenue
New York, New York  10022

Attention:  J. Michael Fried, CEO of the Manager of American Tax Exempt
            Bond Trust

Ladies and Gentlemen:

You have requested that we render our Not to Exceed Fair Market Valuation of the Net Assets (as defined below) of American Tax Exempt Bond Trust ("ATEBT" or the "Company") (the "Valuation").

For purposes of the Valuation, the term "Not to Exceed Fair Market Valuation of the Net Assets" shall be defined as the sum of (i) the price that it is reasonable to assume would be unlikely to be exceeded in a competitive sale process for each individual tax-exempt first mortgage bond in the Company's portfolio, assuming that neither the buyer nor the Company were compelled to engage in the transaction and that both parties had full knowledge of all operative facts; and (ii) cash less the liabilities of the Company as reported in the balance sheet contained in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1999.

McDonald is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Further, McDonald is familiar with and has been engaged in originating, buying, selling and exchanging assets similar in nature to the Bonds (as defined below) and otherwise is generally familiar with underwriting standards and procedures employed by Fannie Mae and purchasers of unrated, unenhanced tax-exempt multifamily housing revenue bonds.

In rendering the Valuation McDonald considered the following:

              1. We assumed an orderly liquidation of the first mortgage secured tax-exempt assets (the "Bonds") held by ATEBT and then added that cash ($761,430) and subtracted those liabilities ($780,098 -- which liabilities included the fees and expenses accrued by the manager of ATEBT, Related AMI Associates, Inc.

NY/293215.2

                   ("Related AMI") of $766,747) as shown in the June 30, 1999 Form 10Q balance sheet of ATEBT (the "Net Assets").

              2. We are not rendering a value on ATEBT shares. ATEBT shares are not a listed security and lack any significant market liquidity. Although subject to special redemption features in accordance with the ATEBT Trust Agreement provisions, ATEBT shares have been trading only to the extent of purchaser interest for shares tendered for redemption, and then only at certain prices established by the Trust's terms through November 1, 1999, and thereafter to trade at "market prices" as such is determined by the manager of ATEBT. Such shares offered for redemption are currently backlogged. Had there been a liquid trading market for ATEBT shares (considered by McDonald not to be a viable alternative), the value of ATEBT shares may have deviated from the underlying value of its Net Assets.

              3. Related AMI has indicated, should the merger be consummated, that it will waive the $766,747 in fees and expenses accrued by Related AMI through June 30, 1999 with respect to past activities by Related AMI for the benefit of ATEBT. Should the merger not take place Related AMI has indicated it will no longer defer payment of these accrued fees and expenses and shall charge ATEBT for such fees and expenses over time and/or immediately. McDonald has included in the Valuation a reduction in value respecting Related AMI's accrued fees and expenses.

              4. McDonald, with the consent of Cushman & Wakefield (the "Appraiser"), materially relied on the four appraisals (the "Appraisals") for the underlying properties acting as the first mortgage collateral supporting the Bonds. Such Appraisals were material to the value McDonald assessed for the Bonds and McDonald incorporates all the provisions and limitations expressed in such Appraisals by the Appraiser as also being further provisions and limitations of McDonald's assessment of the value of the Bonds.

              5. In connection with the valuation of the Bonds, McDonald was provided several legal documents supporting among other things, the first mortgage interest in the collateral property and providing for the tax-exempt status of the Bonds. McDonald is not licensed in the practice of law and cannot render legal services nor advice. Review of all such documents was limited solely to a review from a financial point of view. McDonald assumed all legal matters to be in good standing, and by way of example and not by way of limiting the generality to the foregoing, McDonald assumed that all copies of documents provided us were genuine copies of the original documents and that all were valid, enforceable, and binding, entered into by and on behalf of the appropriate parties and that all documents necessary to perfect the nature of any and all contracts, mortgages,


NY/293215.2
                   collateral and tax-exempt bond opinions, and other documentation supporting the Bonds were executed appropriately at the time of their origination and that no material adverse event has happened to the date of this Valuation, nor is anticipated to occur in the future, which would otherwise have a material impact on McDonald's valuation of the Bonds.

              6. The value of the ATEBT Bond assets will fluctuate daily based upon, among several factors, not all of which are listed here, the general market interest rate environment, the assessment of financial risk, including the financial health of the underlying collateral assets and the real estate markets in which those assets are situated, the collateral's continuing compliance with tax laws and regulatory agreements in maintaining the Bonds' tax-exempt status, and changes in the federal, state and local tax laws. McDonald's assessment of value for the Bonds considered only the prevailing market conditions as of the date of this Valuation Letter, and McDonald used its professional judgment with respect to such Bond assets. The Valuation assigned by McDonald is subject to several assumptions and estimates by McDonald. Had the Bonds been subject to an open market auction, the assumptions and estimates may have deviated from those used by McDonald. Due to changes in these factors, the Bonds may have sold for a value differing from those values that McDonald assessed had the Bonds actually been put up for sale. McDonald did not consider the costs of sales of the Bonds in the Valuation.

              7. McDonald assumed that there was no material litigation or event with respect to any party materially influencing the ownership or management of the underlying collateral assets supporting the Bonds, that the collateral is not subject to any material lawsuit or event which may impair the collateral's value, and that ATEBT is not subject to any material lawsuits or events affecting its value generally.

In rendering our Valuation, McDonald examined and performed the following procedures:

1. We read what we considered to be all material financial provisions of the following documents:

         (a) The latest available "asset management reports" prepared by Related AMI in its ongoing monitoring of the first mortgage collateral assets of the ATEBT Bonds.

         (b) The latest available rent rolls for the collateral properties dated for rents not earlier than June 30, 1999.

         (c) The latest internal net operating income reports of the collateral properties of the Bonds dated not earlier than June 30, 1999.

NY/293215.2

         (d) The Appraisals of Cushman & Wakefield all dated as of September 1, 1999.

         (e) The appropriate Trust Indentures, Loan Agreements, Land Use Restriction Agreements (sometimes called the Regulatory Agreements), and Mortgage (and Security) Agreements supporting the Bonds.

         (f) In the case of the Highpointe Apartments project we also reviewed an Intercreditor Agreement.

         (g) The year ending 1998 10K Report and the 10Q Reports for the periods ending March and June 1999 for ATEBT.

         (h) Certifications made by Related AMI to McDonald concerning certain factual matters that McDonald deemed relevant to the Valuation.

2. We visited each of the four first mortgage collateral security property sites to evaluate the potential for immediately visible signs of impairment in the value of each property and the potential thereon for such collateral impairment to impair the value of the Bonds. We did not walk all the units and did not walk every angle of the exterior of the site. We are not real estate appraisers and we materially relied on the Appraiser's expertise with respect to the value of the collateral assets.

3. We prepared a quantitative analysis of the cash flows of each Bond's underlying collateral asset.

4. We assessed normal financial ratio characteristics of risk measurement with respect to the Bonds, such as potential ranges of Loan to Value and Debt Service Coverage Ratios respecting the Bonds.

5. We assessed where necessary the likelihood of borrower bond calls, and the ability for ATEBT to direct a mandatory redemption.

6. We assessed the likelihood of the realization of the contingent interest component of the Bonds (where applicable), including contingent interest arising from the sale or refinance of the collateral property or the Bond (where applicable).

7. We discounted cash flows anticipated from the Bonds, whether from normal operating conditions, under foreclosure, sale or refinance, where applicable, and assessed the resulting value, comparing various potential outcomes on the valuation of the ATEBT Bond assets.

NY/293215.2

8. We accepted as true the liabilities and cash holdings represented in the June 30, 1999 10Q of ATEBT.

We have not been engaged to, and have not independently attempted to, verify any of the information provided us, either publicly or from ATEBT or ATEBT's manager.

It should be noted that this Valuation is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. We expressly disclaim any obligation to update this Valuation subsequent to the date hereof.

Our engagement has been limited to expressing the Valuation and the related fairness opinion (the "Opinion") dated as of even date hereof. We received a fee for our services in rendering the Valuation and Opinion, as well as the Company's agreement to indemnify us under certain circumstances.

In the ordinary course of business, we may actively trade securities of both Charter Municipal Mortgage Acceptance Company ("Charter Mac") and ATEBT for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

We note that McDonald is a wholly owned subsidiary of KeyCorp. KeyCorp also wholly owns KeyBank National Association ("KeyBank"). In June 1999, McDonald participated as a co- manager in a $90 million private placement of preferred stock for Charter Mac, for which McDonald received customary compensation. KeyBank has also had relationships with various entities affiliated with the managers of ATEBT and Charter Mac. Such KeyBank relationships have included direct lending, participation in credit lines or other forms of credit extension to such entities. As of October 31, 1999 KeyBank's actual participation in extended commitments and/or outstanding loans to such entities approximated $160 million.

It is understood that this Valuation was prepared for the confidential use of the Board of Directors and senior management of Related AMI in its capacity as manager of ATEBT. Our Valuation does not constitute a recommendation to any stockholder of ATEBT as to how such stockholder should vote in connection with any meeting or consent solicitation in connection with the merger.

NY/293215.2

Based on the forgoing examinations and procedures, and subject to the limitations and facts as outlined above, McDonald has assessed the Not to Exceed Fair Market Valuation of the Net Assets of ATEBT (as defined above) to be $26,560,000 (with such value having been reduced by Related AMI's accrued fees and expenses of $766,747, and which such accrued fees and expenses would be waived if the merger were to occur).

Sincerely,



/s/ McDonald Investments Inc.




NY/293215.2

         Included with this consent statement-prospectus are the following reports for each of American Tax and CharterMac:

        o Form 10-K/A-1 for the year ended December 31, 1999 (as amended and restated)
        o Form 10-Q/A-1 for the three month period ended March 31, 2000 (as amended and restated)


         [For purposes of this filing, we have not included copies of the above-referenced reports although they will be sent to American Tax shareholders together with the consent statement-prospectus]

NY/293215.2

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers.

         Section 3817(a) of the Delaware Code authorizes a business trust to indemnify and hold harmless any trustee, or beneficial owner or other person from and against any and all claims and demands whatsoever. Section 14.1 of the Registrant's Amended and Restated Trust Agreement provides for the indemnification of directors and officers. Article XII of the Registrant's By-laws also provides for indemnification of its officers.

Item 21.          Exhibits and Financial Statement Schedules.

(a)      Exhibits

Exhibit                                                      Description
No.
3.1(a) Certificate of Business Trust dated as of August 12, 1996 (incorporated by reference to the Registrant's Registration Statement on Form 10, File No. 001-13237)

3.1(b) Certificate of Amendment of Certificate of Business Trust dated as of April 30, 1997 (incorporated by reference to the Registrant's Registration Statement on Form 10, File No. 001-13237)

3.1(c) Trust Agreement dated as of August 12, 1996 (incorporated by reference to the Registrant's Registration Statement on Form 10, File No. 001-13237)

3.1(d) Amendment No. 1 to Trust Agreement dated as of April 30, 1997 (incorporated by reference to the Registrant's Registration Statement on Form 10, File No. 001-13237)

3.1(e) Amended and Restated Trust Agreement dated as of September 30, 1997 (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on March 19, 1998, File No. 001-13237)

3.2              Amended and Restated Bylaws (incorporated by reference to
                 Exhibit 3.2 in the Registrant's Annual Report on Form 10-K/A-1 for the fiscal year ended December 31, 1999)

4.1 Specimen Copy of Share Certificate for shares of beneficial interest of the Registrant (incorporated by reference to the Registrant's Amendment No. 1 on Form 10/A to the Registrant's Registration Statement on Form 10, File No. 001-13237)

5.1 Opinion of Richards, Layton & Finger, P.A. as to the issuance of the CharterMac shares of beneficial interest (filed herewith)

8.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding certain tax matters (filed herewith)

10(a) Management Agreement dated as of October 1, 1997, between the Registrant and Related Charter L.P. (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on March 19, 1998)

10(b) Agreement and Plan of Merger dated as of October 1 1997, by and among the Registrant, Summit Tax Exempt Bond Fund, LP., Summit Tax Exempt L.P. II and Summit Tax Exempt L.P. III (incorporated by referenced to the Registrant's Current Report on Form 8-K, filed with the Commission on March 19, 1998)

10(c) Incentive Share Option Plan (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on March 19, 1998)

10(d) Contribution Agreement between CharterMac and CharterMac Origination Trust ("Origination Trust") dated as of May 21, 1998 (incorporated by reference to Exhibit 10(aaaw) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q)

10(e) Contribution Agreement between OriginationTrust and CharterMac Owner Trust ("Owner Trust")dated as of May 21, 1998 (incorporated by reference to Exhibit 10(aaax) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q

10(f) Insurance Agreement among MBIA, CharterMac, Origination Trust, Owner Trust, CharterMac Floater Certificate Trust ("Floater Certificate Trust"), First Tennessee Bank National Association ("First Tennessee"), Related Charter LP, and Bayerishche Landesbank Girozentrale, New York Branch ("Bayerische") dated as of May 21, 1998 (incorporated by reference to Exhibit 10(aaay) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q)

10(g) Liquidity Agreement among Owner Trust, Floater Certificate Trust, First Tennessee, MBIA and Bayerische dated as of May 21, 1998 (incorporated by reference to Exhibit 10(aaaz) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q

10(h) Liquidity Pledge and Security Agreement among Origination Trust, Owner Trust, Floater Certificate Trust, MBIA, First Tennessee and Bayerische dated as of May 21, 1998 (incorporated by reference to Exhibit 10(aaaaa) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q

10(i) Fee Agreement among Wilmington Trust Company, Floater Certificate Trust and CharterMac dated as of May 21, 1998 (incorporated by reference to Exhibit 10(aaaab) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q

10(j)            Certificate Placement Agreement (incorporated by reference to
                 Exhibit 10(aaaac) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q)

10(k) Remarketing Agreement (incorporated by reference to Exhibit 10(aaaad) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q

10(l) Charter Mac Equity Issuer Trust, 6 5/8% Series A Cumulative Preferred Shares, Purchase Agreement, dated June 14, 1999 (incorporated by reference to Exhibit 10(aaaaz) in the Registrant's June 30, 1999 Quarterly Report on Form 10-Q)

10(m) Agreement and Plan of Merger, dated as of November 2, 1999, among the Registrant, CM Holding Trust, and American Tax Exempt Bond Trust (included as Appendix A to the consent statement/prospectus)

21.1 Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 in the Registrant's Annual Report on Form 10-K/A-1 for the fiscal year ended December 31, 1999)

23.1             Consent of KPMG LLP (filed herewith)

23.2             Consent of Deloitte & Touche LLP (filed herewith)

23.3             Consent of Reznick Fedder & Silverman (filed herewith)

23.4             Consent of James Zimmerman CPA (filed herewith)

23.5 Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5.1)

23.6 Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 8.1)

23.7              Consent of Wheat First Union (filed herewith)

24.1              Power of Attorney (contained on Page II-7)

99.1 Amended and Restated Trust Agreement by and among J. Michael Fried, Stuart J. Boesky, Alan P. Hirmes, Robert W. Grier and Andrew T. Panaccione as Managing Trustees, Charter Municipal Mortgage Acceptance Company and Wilmington Trust Company, as Registered Trustee dated June 22, 1999 relating to Charter Mac Equity Issuer Trust (incorporated by reference to Exhibit 99 in the Registrant's June 30, 1999 Quarterly Report on Form 10-Q)

99.2 Agreement dated as of April 15, 1999 between Charter Municipal Mortgage Acceptance Company and Melvyn I. Weiss, Esq. and Lawrence A. Sucharow, Esq., as Class Counsel co-chairmen (incorporated by reference to the Registrant's current report on Form 8-K filed with the Commission on April 29, 1999, File No. 001-13237) (b) Financial Statement Schedules

(b)               Financial Statement Schedules

                  (Not Applicable)

(c)               Report, Opinion or Appraisal

                  Fairness Opinion of Legg Mason Wood Walker Incorporated, dated as of October 26, 1999 is incorporated by reference from Appendix B to the consent statement-prospectus filed as a part of this registration statement on Form S-4.

                  Fairness Opinion of McDonald Investments Inc., dated as of November 1, 1999 is incorporated by reference from Appendix C to the consent statement- prospectus filed as a part of this registration statement on Form S-4.

                  Summarization Letter of Cushman & Wakefield, dated as of October 20, 1999 is incorporated by reference from Appendix E to the consent statement- prospectus filed as a part of this registration statement on Form S-4.

                  Fairness Opinion of McDonald Investments Inc., dated as of November 1, 1999 is incorporated by reference from Appendix F to the consent statement- prospectus filed as a part of this registration statement on Form S-4.

Item 22.          Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provision or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the parties of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus within one business day of receipt of such request, and to send the incorporated documents by first class mall or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 2, 2000.

                                           CHARTER MUNICIPAL MORTGAGE
                                           ACCEPTANCE COMPANY

                                           By: /s/ Stuart J. Boesky
                                               Stuart J. Boesky
                                               Managing Trustee, President and
                                               Chief Executive Officer

         Each person whose signature to the Registration Statement appears below hereby appoints Stuart J. Boesky and Alan P. Hirmes, and each of them, as his attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

               Signature                                Title                                   Date
               ---------                                -----                                   ----

/s/ Stephen M. Ross                     Chairman of the Board                  August 2, 2000
---------------------------------
Stephen M. Ross

                                        Managing Trustee                       August ______, 2000
---------------------------------
Peter T. Allen


/s/ Arthur P. Fisch                     Managing Trustee                       August 2, 2000
---------------------------------
Arthur P. Fisch

/s/ Stuart J. Boesky                    Managing Trustee,                      August 2, 2000
---------------------------------
Stuart J. Boesky                        President and Chief
                                        Executive Officer

/s/ Alan P. Hirmes                      Managing Trustee,                      August 2, 2000
---------------------------------
Alan P. Hirmes                          Executive Vice President,
                                        Interim Chief Financial

                                        Officer and Chief

                                        Accounting Officer and
                                        Secretary

                                        Managing Trustee                       August ______, 2000
---------------------------------
Michael B. Brenner

/s/ Thomas White                        Managing Trustee                       August 2, 2000
---------------------------------
Thomas White

                                  EXHIBIT INDEX

Exhibit                                    Description
No.
3.1(a) Certificate of Business Trust dated as of August 12, 1996 (incorporated by reference to the Registrant's Registration Statement on Form 10, File No. 001-13237)

3.1(b) Certificate of Amendment of Certificate of Business Trust dated as of April 30, 1997 (incorporated by reference to the Registrant's Registration Statement on Form 10, File No. 001-13237)

3.1(c) Trust Agreement dated as of August 12, 1996 (incorporated by reference to the Registrant's Registration Statement on Form 10, File No.
                 001-13237)

3.1(d) Amendment No. 1 to Trust Agreement dated as of April 30, 1997 (incorporated by reference to the Registrant's Registration Statement on Form 10, File No. 001-13237)

3.1(e) Amended and Restated Trust Agreement dated as of September 30, 1997 (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on March 19, 1998, File No. 001-13237)

3.2              Amended and Restated Bylaws (incorporated by reference to
                 Exhibit 3.2 in the Registrant's Annual Report on Form 10-K/A-1 for the fiscal year ended December 31, 1999)

4.1 Specimen Copy of Share Certificate for shares of beneficial interest of the Registrant (incorporated by reference to the Registrant's Amendment No. 1 on Form 10/A to the Registrant's Registration Statement on Form 10, File No. 001-13237)

5.1 Opinion of Richards, Layton & Finger, P.A. as to the issuance of the CharterMac shares of beneficial interest (filed herewith)

8.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding certain tax matters (filed herewith)

10(a) Management Agreement dated as of October 1, 1997, between the Registrant and Related Charter L.P. (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on March 19, 1998)

Exhibit                                    Description

10(b) Agreement and Plan of Merger dated as of October 1 1997, by and among the Registrant, Summit Tax Exempt Bond Fund, LP., Summit Tax Exempt L.P. II and Summit Tax Exempt L.P. III (incorporated by referenced to the Registrant's Current Report on Form 8-K, filed with the Commission on March 19, 1998)

10(c) Incentive Share Option Plan (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on March 19, 1998)

10(d) Contribution Agreement between CharterMac and CharterMac Origination Trust ("Origination Trust") dated as of May 21, 1998 (incorporated by reference to Exhibit 10(aaaw) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q)

10(e) Contribution Agreement between OriginationTrust and CharterMac Owner Trust ("Owner Trust")dated as of May 21, 1998 (incorporated by reference to Exhibit 10(aaax) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q

10(f) Insurance Agreement among MBIA, CharterMac, Origination Trust, Owner Trust, CharterMac Floater Certificate Trust ("Floater Certificate Trust"), First Tennessee Bank National Association ("First Tennessee"), Related Charter LP, and Bayerishche Landesbank Girozentrale, New York Branch ("Bayerische") dated as of May 21, 1998 (incorporated by reference to Exhibit 10(aaay) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q)

10(g) Liquidity Agreement among Owner Trust, Floater Certificate Trust, First Tennessee, MBIA and Bayerische dated as of May 21, 1998(incorporated by reference to Exhibit 10(aaaz) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q

10(h) Liquidity Pledge and Security Agreement among Origination Trust, Owner Trust, Floater Certificate Trust, MBIA, First Tennessee and Bayerische dated as of May 21, 1998 (incorporated by reference to Exhibit 10(aaaaa) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q

10(i) Fee Agreement among Wilmington Trust Company, Floater Certificate Trust and CharterMac dated as of May 21, 1998 (incorporated by reference to Exhibit 10(aaaab) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q

10(j)            Certificate Placement Agreement (incorporated by reference to
                 Exhibit 10(aaaac) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q)

Exhibit                                    Description

10(k) Remarketing Agreement (incorporated by reference to Exhibit 10(aaaad) in the Registrant's June 30, 1998 Quarterly Report on Form 10-Q

10(l) Charter Mac Equity Issuer Trust, 6 5/8% Series A Cumulative Preferred Shares, Purchase Agreement, dated June 14, 1999 (incorporated by reference to Exhibit 10(aaaaz) in the Registrant's June 30, 1999 Quarterly Report on Form 10-Q)

10(m) Agreement and Plan of Merger, dated as of November 2, 1999, among the Registrant, CM Holding Trust, and American Tax Exempt Bond Trust (included as Appendix A to the consent statement/prospectus)

21.1 Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 in the Registrant's Annual Report on Form 10-K/A-1 for the fiscal year ended December 31, 1999)

23.1             Consent of KPMG LLP (filed herewith)

23.2             Consent of Deloitte & Touche LLP (filed herewith)

23.3             Consent of Reznick Fedder & Silverman (filed herewith)

23.4             Consent of James Zimmerman CPA (filed herewith)

23.5 Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5.1)

23.6 Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 8.1)

23.7             Consent of Wheat First Union (filed herewith)

24.1             Power of Attorney (contained on Page II-7)

99.1 Amended and Restated Trust Agreement by and among J. Michael Fried, Stuart J. Boesky, Alan P. Hirmes, Robert W. Grier and Andrew T. Panaccione as Managing Trustees, Charter Municipal Mortgage Acceptance Company and Wilmington Trust Company, as Registered Trustee dated June 22, 1999 relating to Charter Mac Equity Issuer Trust (incorporated by reference to Exhibit 99 in the Registrant's June 30, 1999 Quarterly Report on Form 10-Q)

Exhibit                                    Description
99.2 Agreement dated as of April 15, 1999 between Charter Municipal Mortgage Acceptance Company and Melvyn I. Weiss, Esq. and Lawrence A. Sucharow, Esq., as Class Counsel co-chairmen (incorporated by reference to the Registrant's current report on Form 8-K filed with the Commission on April 29, 1999, File No. 001-13237)

(b)               Financial Statement Schedules

                  (Not Applicable)

(c)               Report, Opinion or Appraisal

                  Fairness Opinion of Legg Mason Wood Walker Incorporated, dated as of October 26, 1999 is incorporated by reference from Appendix B to the consent statement-prospectus filed as a part of this registration statement on Form S-4.

                  Fairness Opinion of McDonald Investments Inc., dated as of November 1, 1999 is incorporated by reference from Appendix C to the consent statement- prospectus filed as a part of this registration statement on Form S-4.

                  Summarization Letter of Cushman & Wakefield, dated as of October 20, 1999 is incorporated by reference from Appendix E to the consent statement- prospectus filed as a part of this registration statement on Form S-4.

                  Fairness Opinion of McDonald Investments Inc., dated as of November 1, 1999 is incorporated by reference from Appendix F to the consent statement- prospectus filed as a part of this registration statement on Form S-4.